Exhibit 10.11

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                                CREDIT AGREEMENT


                                      among


                           HSBC BANK USA, as Arranger,
                        L/C Issuer and an American Lender

                      GENERAL ELECTRIC CAPITAL CORPORATION,
               as American Collateral Agent and an American Lender

                          LASALLE BUSINESS CREDIT, LLC,
                  as Documentation Agent and an American Lender

                and the other American Lenders who Become Parties
                       Hereto on or after the Date Hereof

                                       and

                      General Electric Capital Canada Inc.,
               as Canadian Collateral Agent and a Canadian Lender

            and HSBC Bank USA (Toronto Branch), as a Canadian Lender,

                     ABN AMRO BANK N.V., Canada Branch, as a
                                 Canadian Lender

                  the other Canadian Lenders who Become Parties
                       Hereto on and after the Date Hereof

                                       and

                 WESTCON GROUP, INC., as Westcon and an Obligor,

                       WESTCON GROUP NORTH AMERICA, INC.,
                        as Westcon America and a Borrower

                                       and

                       WESTCON CANADA SYSTEMS (WCSI) INC.
                        as Westcon Canada and a Borrower

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                                                            Dated: June 12, 2003

                                TABLE OF CONTENTS


ARTICLE 1.    DEFINITIONS....................................................2
     1.1      Definitions....................................................2
     1.2      UCC Terms.....................................................29
     1.3      Accounting Terms..............................................29
     1.4      Dollars.......................................................29

ARTICLE 2.    THE CREDITS...................................................29
     2.1      The Revolving Credit..........................................29
     2.2      The Revolving Notes...........................................32
     2.3      Letters of Credit.............................................32
     2.4      Letters of Credit.............................................33
     2.5      Interest Option...............................................38
     2.6      Computation And Payment Of Interest...........................40
     2.7      Voluntary Prepayment..........................................41
     2.8      LIBOR Breakage And Other Costs................................41
     2.9      Sharing of Payments...........................................42
     2.10     Non-Receipt of Funds by American Collateral Agent.............43
     2.11     Non-Receipt of Funds by Canadian Collateral Agent.............43
     2.12     Special Provisions Governing LIBOR Loans - Increased Costs....44
     2.13     Required Termination and Repayment of LIBOR Loans.............45
     2.14     Taxes.........................................................46
     2.15     Revolving Loan Commitment Reduction...........................48
     2.16     Payments......................................................48
     2.17     Charge to Account.............................................49
     2.18     Use of Proceeds...............................................49
     2.19     American Cash Management......................................49
     2.20     Canadian Cash Management......................................49

ARTICLE 3.    CONDITIONS TO THE CREDIT......................................49
     3.1      Corporate Action..............................................50
     3.2      Charter Documents.............................................50
     3.3      Revolving Notes...............................................50
     3.4      Security Agreements...........................................50
     3.5      Pledge Security Agreements....................................51
     3.6      Blocked Account Agreements....................................52
     3.7      Guaranties....................................................52
     3.8      Intentionally Omitted.........................................52
     3.9      Subordination Agreement.......................................52
     3.10     Minimum Excess Availability...................................52
     3.11     Solvency......................................................52
     3.12     Lien Searches.................................................53
     3.13     Material Adverse Effect.......................................53
     3.14     Intellectual Property Security Agreements.....................53
     3.15     Guarantor Security Agreement..................................53
     3.16     Payment of Existing Facilities................................54
     3.17     Assignment of Claims..........................................54

     3.18     Waivers, Warehousemen And Processor's Notifications
              And Acknowledgments And Freight Forwarder's Agreements........54
     3.19     Collateral Audits.............................................54
     3.20     Inventory Appraisals..........................................55
     3.21     Projections...................................................55
     3.22     Insurance.....................................................55
     3.23     Other Collateral..............................................55
     3.24     Fees..........................................................56
     3.25     Equity Requirement............................................56
     3.26     Opinions......................................................56
     3.27     Subsequent Extensions of Credit-Revolving Credit..............56
     3.28     Other Matters.................................................56

ARTICLE 4.    REPRESENTATIONS AND WARRANTIES.................................56
     4.1      Good Standing and Authority....................................57
     4.2      Executive Offices, Collateral Locations, FEIN..................57
     4.3      Ownership of Property; Liens...................................57
     4.4      Ventures, Subsidiaries and Affiliates; Outstanding Stock
              and Indebtedness...............................................58
     4.5      Insurance......................................................58
     4.6      Deposit and Disbursement Accounts..............................58
     4.7      Supplemental Disclosure........................................58
     4.8      Valid and Binding Obligation...................................59
     4.9      Notes Receivable...............................................59
     4.10     No Pending Litigation..........................................59
     4.11     No Consent or Filing...........................................59
     4.12     No Violations..................................................59
     4.13     Financial Statements...........................................60
     4.14     Tax Returns....................................................60
     4.15     Subsidiaries and Authorized Shares.............................60
     4.16     Validity Of Loan Documents.....................................61
     4.17     Intellectual Property..........................................61
     4.18     Contingent Liabilities.........................................61
     4.19     Licenses, Permits, Etc.........................................61
     4.20     Labor Contracts................................................61
     4.21     Solvency.......................................................61
     4.22     ERISA Matters..................................................61
     4.23     Environmental Matters..........................................62
     4.24     Validity of Receivables........................................63
     4.25     Inventory......................................................63

ARTICLE 5.    CERTAIN DOCUMENTS TO BE DELIVERED TO SECURED PARTY............ 63
     5.1      Invoices.......................................................63
     5.2      Chattel Paper..................................................64

ARTICLE 6.    COLLECTIONS....................................................64
     6.1      Collections....................................................64

ARTICLE 7.    PAYMENT OF PRINCIPAL, INTEREST, FEES, AND COSTS AND EXPENSES...64
     7.1      Promise To Pay Principal.......................................64
     7.2      Promise To Pay Interest........................................65
     7.3      Mandatory Prepayment...........................................65
     7.4      Promise To Pay Fees............................................65
     7.5      Promise To Pay Costs And Expenses..............................66
     7.6      Limitation on Westcon Canada's Obligations.....................67
     7.7      Method of Payment Of Principal, Interest, Fees,
              And Costs And Expenses.........................................67
     7.8      Account Stated.................................................68
     7.9      Capital Adequacy...............................................68

ARTICLE 8.    AFFIRMATIVE COVENANTS..........................................69
     8.1      Payments.......................................................69
     8.2      Future Financial Statements....................................69
     8.3      U.S. Collateral Reporting......................................71
     8.4      Canadian Collateral Reporting..................................73
     8.5      Additional Reporting...........................................76
     8.6      Taxes..........................................................76
     8.7      Insurance......................................................76
     8.8      Corporate Standing.............................................77
     8.9      Books and Records..............................................77
     8.10     Compliance with Law............................................77
     8.11     Continue Business..............................................77
     8.12     Fiscal Year....................................................77
     8.13     Intellectual Property..........................................77
     8.14     Pension Reports................................................77
     8.15     Canadian Pension and Benefit Plans.............................78
     8.16     Environmental Compliance.......................................78
     8.17     Maintenance of Property........................................79
     8.18     U.S. Collateral................................................79
     8.19     Canadian Collateral............................................81
     8.20     Landlords' Agreements, Mortgagee Agreements, Bailee
              Letters and Real Estate Purchases..............................83

ARTICLE 9.    NEGATIVE COVENANTS.............................................84
     9.1      Borrowed Money.................................................84
     9.2      Liens..........................................................84
     9.3      Storing and Use of Collateral..................................84
     9.4      Guaranties.....................................................84
     9.5      Sale of Assets.................................................84
     9.6      Capital Stock..................................................85
     9.7      Leases.........................................................85
     9.8      Investments and Loans..........................................85
     9.9      Consolidations, Merger and Fundamental Changes.................85
     9.10     Dividends......................................................85
     9.11     Investments....................................................86

     9.12     Affiliate/Subsidiary Transactions..............................86
     9.13     Westcon........................................................88
     9.14     Additional Negative Pledges....................................88
     9.15     Change Name....................................................88
     9.16     Business Operations............................................88
     9.17     Records Review/Collateral Verification.........................88
     9.18     New Locations..................................................88
     9.19     Financing Statements...........................................88
     9.20     Intentionally Omitted..........................................88
     9.21     Fixed Charge Ratio.............................................88
     9.22     Minimum Tangible Net Worth.....................................89

ARTICLE 10.   EVENTS OF DEFAULT..............................................90
     10.1     Events of Default..............................................90
     10.2     Effects of an Event of Default.................................93
     10.3     Remedies.......................................................93

ARTICLE 11.   EXPENSES.......................................................95
     11.1     Expenses.......................................................95

ARTICLE 12.   THE AGENT......................................................96
     12.1     Appointment, Powers and Immunities.............................96
     12.2     No Other Duties................................................97
     12.3     Waiver of Liability of Agents and L/C Issuer...................97
     12.4     Reliance by Agents.............................................98
     12.5     Events of Default..............................................98
     12.6     Agents in their Individual Capacity...........................101
     12.7     Indemnification...............................................101
     12.8     Non-Reliance on Agents and Other Lenders......................102
     12.9     Failure to Act................................................102
     12.10    Concerning the Collateral and the Related
              Financing Agreements..........................................102
     12.11    Field Audit, Examination Reports and other Information;
              Disclaimer by Lenders.........................................103
     12.12    American Collateral Agent's Rights in Collateral..............104
     12.13    Canadian Collateral Agent's Rights in Collateral..............105
     12.14    Agency for Perfection.........................................106
     12.15    Collection; Payments by Collateral Agent......................107
     12.16    Successor Agent...............................................107
     12.17    Loan Syndication..............................................108
     12.18    Benefit Of Article XII........................................110

ARTICLE 13.   MISCELLANEOUS.................................................110
     13.1     Amendments and Waivers........................................110
     13.2     Performance Of Borrowers' Duties..............................111
     13.3     Termination...................................................111
     13.4     Setoff........................................................111
     13.5     Delays and Omissions..........................................112
     13.6     Successors and Assigns........................................112

     13.7     Headings......................................................112
     13.8     Further Assurances............................................112
     13.9     Confidentiality...............................................113
     13.10    Press Releases and Related Matters............................113
     13.11    Severability..................................................114
     13.12    Entire Agreement..............................................114
     13.13    Notices.......................................................114
     13.14    Governing Law.................................................116
     13.15    Counterparts..................................................116
     13.16    Titles   .....................................................116
     13.17    Inconsistent Provisions.......................................116
     13.18    Negotiation...................................................116
     13.19    Course of Dealing.............................................116
     13.20    CONSENT TO JURISDICTION.......................................116
     13.21    JURY TRIAL WAIVER.............................................117
     13.22    U.S. LITIGATION...............................................117
     13.23    Judgment Currency.............................................117

                                   WITNESSETH
                                   ----------

          AGREEMENT dated as of June 12, 2003 (this "Agreement") among WESTCON GROUP, INC. ("Westcon"), a Delaware corporation with its principal place of business at 520 White Plains Road, Tarrytown, New York 10591-5167, WESTCON GROUP NORTH AMERICA, INC. ("Westcon America") a New York corporation with its principal place of business at 520 White Plains Road, Tarrytown, New York 10591-5167 and WESTCON CANADA SYSTEMS (WCSI) INC. ("Westcon Canada" and together with Westcon America, "Borrowers"), a Canadian corporation, with its principal place of business at 1400 55th Avenue, Lachine, Quebec H8T 3J8, the financial institutions listed on the signature pages hereto and each other financial institution which from time to time, becomes a party hereto, pursuant to one or more Lender Agreements (as defined below) (individually a "Lender" and collectively, the "Lenders"), with certain of the Lenders being "American Lenders" and certain of the Lenders being "Canadian Lenders" (as such terms are defined below and all as set forth herein, including, without limitation, on the signature pages hereto), HSBC BANK USA, a New York State banking corporation with a place of business at 452 Fifth Avenue, New York, New York 10018, as syndication agent and arranger for the Lenders ("Arranger"), General Electric Capital Corporation, a Delaware corporation with a place of business at 800 Connecticut Avenue, 2 North, Norwalk Connecticut 06854, as collateral agent for the American Lenders (as defined below) ("American Collateral Agent"), General Electric Capital Canada Inc., a Canadian corporation with a place of business at 11 King Street, Suite 1500, Toronto, Ontario M5H 4C7, as collateral agent for the Canadian Lenders (as defined below) ("Canadian Collateral Agent" and together with the American Collateral Agent, the "Collateral Agents") and LaSalle Business Credit, LLC, a Delaware limited liability company with a place of business at 565 Fifth Avenue, New York, New York 10017, as documentation agent for the Lenders ("Documentation Agent"), and the L/C Issuers (as defined below).

          WHEREAS, Westcon, Canada, certain predecessors to Westcon America, certain other subsidiaries of Westcon (collectively, the "Westcon Entities") and IBM Credit, LLC (f/k/a IBM Credit Corporation "IBMCC") are parties to a Revolving Credit Agreement dated as of November 20, 1998, as amended by amendments dated March 25, 1999, August 12, 1999, August 25, 1999, September 28, 1999, June 20, 2000, August 18, 2000 and February 15, 2001 (as the foregoing may have been further amended from time to time, collectively the "IBM Credit Agreement"), pursuant to which IBMCC has provided certain loans and financial accommodations (the "Existing Facility") to the Westcon Entities to be used for, among other things, the working capital needs of Westcon and the Westcon Entities, and other purposes appropriate to the needs of the business of the Westcon Entities and their subsidiaries;

          WHEREAS, Westcon America has requested that the American Lenders extend a revolving credit facility to Westcon America of up to One Hundred Seventy-Five Million Dollars ($175,000,000) in the aggregate less the aggregate amount of the Canadian revolving credit facility, for the purpose of refinancing the Existing Facility and to provide (a) working capital financing for Westcon America, (b) funds for other general corporate purposes for Westcon America and
(c) funds for other purposes permitted hereunder; and for these purposes, the American Lenders are willing to make certain loans and other extensions of credit to Westcon America of up to such amount less the amount of the Canadian revolving credit facility upon the terms and conditions set forth herein;

          WHEREAS, Westcon Canada has requested that the Canadian Lenders extend a revolving credit facility to Westcon Canada of up to Ten Million Dollars ($10,000,000.00) in the aggregate to provide (a) working capital financing for Westcon Canada, (b) funds for general corporate purposes for Westcon Canada and
(c) funds for other purposes permitted hereunder; and for these purposes, the Canadian Lenders are willing to make certain loans and other extensions of credit to Westcon Canada of up to such amount upon the terms and conditions set forth herein; and

          WHEREAS, Westcon America and any American Subsidiaries (as defined below) have agreed to secure all of their obligations and the obligations of Westcon Canada hereunder and under the other Loan Documents (as defined below) by granting to American Collateral Agent, for the benefit of American Collateral Agent, Canadian Collateral Agent and Lenders, a security interest in and lien upon all of their existing and after-acquired personal property; and

          WHEREAS, Westcon Canada and its Canadian Subsidiaries (as defined below) have agreed to secure all of their obligations hereunder and under the other Loan Documents (as defined below) by granting to Canadian Collateral Agent, for the benefit of the Canadian Collateral Agent and the Canadian Lenders, a security interest in and lien upon all of their existing and after-acquired personal property; and

          WHEREAS, the American Lenders are willing to provide financing to Westcon America on such terms and on the terms and conditions set forth herein; and

          WHEREAS, the Canadian Lenders are willing to provide financing to Westcon Canada on such terms and on the terms and conditions set forth herein;

          NOW, THEREFORE, the Borrowers, the Agents (as defined below), L/C Issuer and the Lenders agree as follows:

                             ARTICLE 1. DEFINITIONS

     1.1 Definitions. As used in this Agreement, unless otherwise specified, the following terms shall have the following respective meanings:

          "Account Debtor" means the Person, firm, or entity obligated to pay a Receivable.

          "Advance", or collectively, "Advances" means either an American Advance (as defined below) or a Canadian Advance (as defined below) as the case may be, or all such advances collectively.

          "Affiliate" or "Affiliates" means singly or collectively, any Person that directly or indirectly, through one or more intermediaries, Controls, or is Controlled by, or is under Common Control with the Person specified.

          "Agents" means, collectively, the Arranger, the Collateral Agents and the Documentation Agent.

          "American Advance" or "American Advances" means, collectively, any advance of the Loans under Section 2 hereof to Westcon America or all such advances hereunder.

          "American Collateral" as defined in Section 3.4(a) hereof.

          "American Collateral Agent" means General Electric Capital Corporation, and its successors and assigns.

          "American Collateral Agent's Collection Account" means GECC/CAF Depository, Bankers Trust, 90 Hudson Street, 5th floor, Jersey City, New Jersey 07302, ABA #: 021-001-033, Acct #: 50-232-854, Ref.: Westcon America.

          "American L/C Issuer" means HSBC Bank USA and its successors and assigns.

          "American Letters-of-Credit" means any Letters-of-Credit issued for the account of Westcon America.

          "American Lenders" means each Lender party hereto that shall make loans and provide other financial accommodations, from time to time to Westcon America, including without limitation, HSBC, GE Capital and LaSalle.

          "American Loan Account" means a deposit account established with HSBC into which the proceeds of any funds borrowed hereunder by Westcon America shall be initially deposited.

          "American Notes" means any and all notes evidencing the Indebtedness of Westcon America created under this Agreement.

          "American Percentage" means with respect to each American Lender the percentage of such Lender's American Loans, which is set forth on Exhibit A annexed hereto and made a part hereof.

          "American Revolving Credit" as defined in Section 2.1(a)(i) hereof.

          "American Revolving Loan" or "American Revolving Loans" are defined in
Section 2.1(a)(i) hereof.

          "American Subsidiaries" means any Subsidiary of Westcon America formed under the laws of the United States or any of its States.

          "Applicable Interest Rate" means with respect to the Revolving Loans, the Index Rate, plus the Applicable Index Margin (as set forth below) per annum or, at the election of the applicable Borrower, the applicable LIBOR Rate, plus the Applicable LIBOR Margin (as set forth below) per annum.

          "Applicable Margins" means the applicable margins set forth below as of the Closing Date and thereafter adjusted, as the case may be:

     Applicable Index Margin                               .50%

     Applicable LIBOR Margin                              2.50%

     Applicable L/C Margin                                2.50%

     Applicable Unused Line Fee                           .375%

         The Applicable Margins may be adjusted by reference to the following grids:

                                        Level of                                         Applicable      Unused
                                        Applicable      Index             LIBOR             L/C           Line
If Excess Availability is:              Margins:        Margin           Margin            Margin         Fee
-------------------------               -------         ------           ------            ------         ---

Less than or equal to $17,500,000.00    Level I          .75%             2.75%             2.75%         .50%

Less than or equal to $27,500,000.00    Level II         .50%             2.50%             2.50%        .375%
but greater than $17,500,000.00

Greater than $27,500,000.00             Level III        .25%             2.25%             2.25%         .25%

          Adjustments in the Applicable Margins per the foregoing grid commencing with the Fiscal Quarter ending August 31, 2003 shall be implemented quarterly on a prospective basis based on the Excess Availability, for each calendar month commencing at least five (5) days after the date of delivery to the Collateral Agents of the quarter end monthly Borrowing Capacity Certificates for Westcon America and Westcon Canada evidencing the need for an adjustment. Concurrently with the delivery of those Borrowing Capacity Certificates, Westcon shall deliver to the Collateral Agents a certificate, signed by its chief executive officer or chief financial officer, setting forth in reasonable detail and calculated based on the average daily availability for the prior Fiscal Quarter the basis for the continuance of, or any change in, the Applicable Margins. Failure to timely deliver such quarter end monthly Borrowing Capacity Certificates for Westcon America and Westcon Canada shall, in addition to any other remedy provided for in this Agreement, result in an increase in the Applicable Margins to Level I set forth in the foregoing grid, until the first day of the first calendar month following the delivery of those quarter end monthly Borrowing Capacity Certificates demonstrating that such an increase is not required. If an Event of Default has occurred and is continuing at the time any reduction in the Applicable Margins is to be implemented, that reduction shall be deferred until the first day of the first calendar month following the date on which such Event of Default is waived or cured.

          "American Reports" as defined in Section 12.11(a) hereof.

          "Arranger" means HSBC Bank USA, and its successors and assigns.

          "Assigned Interest" as defined in Section 12.17 hereof.

          "Auditors" means Deloitte Touche Tohmatsu.

          "Bankruptcy Code" means the provisions of Title 11 of the United States Code, 11 U.S.C. ss.ss.101 et seq., the Bankruptcy and Insolvency Act (Canada) and the Companies'

Creditors Arrangement Act (Canada) each as now and hereafter in effect any successors to such statutes and any other applicable insolvency or securities law of a jurisdiction, including, without limitation, a law of any jurisdiction permitting a debtor to obtain a stay or compromise of the claims of creditors against it.

          "Borrower" or "Borrowers" means, individually, either of Westcon America and Westcon Canada and, collectively, both of Westcon America and Westcon Canada.

          "Borrowing Capacity (Westcon America)" means the net amount which can be borrowed hereunder by Westcon America, determined by taking the lesser of the following amounts: (a) the Maximum Limit, in the aggregate collectively for Westcon America and Westcon Canada; or (b) subject to the Borrowing Capacity Reserve, the amount equal to the sum of: (i) the applicable Receivables Borrowing Capacity; plus (ii) the applicable Inventory Borrowing Capacity; and subtracting from the lesser of (a) or (b) above, the sum of: (i) letters of guaranty; (ii) 100% of the face amount of Letters of Credit and (iii) all outstanding Canadian Advances, less the amount of any reserves in effect.

          "Borrowing Capacity (Westcon Canada)" means the net amount which can be borrowed hereunder by Westcon Canada, determined by taking the lesser of the following amounts: (a) the Westcon Canada Sublimit; or (b) the amount equal to the sum of: (i) the applicable Receivables Borrowing Capacity; plus (ii) the applicable Inventory Borrowing Capacity; and subtracting from the lesser of (a) or (b) above, the sum of: (i) letters of guaranty; and (ii) 100% of the face amount of Letters of Credit, less the amount of any reserves in effect including, without limitation, in respect of Prior Claims.

          "Borrowing Capacity Certificates" means a certificate from the President or Chief Financial Officer of either Westcon America or Westcon Canada, as applicable, substantially in the form of Exhibit E-1 or E-2, as applicable, attached hereto with all blanks appropriately completed.

          "Borrowing Capacity Reserve" means USD $5,000,000.00.

          "Breakage Fee" means a premium in an amount determined by the applicable Collateral Agent at the time of a prepayment of a LIBOR Loan to be equal to the sum of the costs, losses, expenses and penalties incurred by any of the Collateral Agents, the Arranger and any of the Lenders, in the aggregate as a result of such prepayment. The applicable Collateral Agent's calculation of any such Breakage Fee shall be conclusive absent manifest error.

          "Business Day" means for all purposes other than as set forth in clause (b) below: (a) any day excluding Saturday, Sunday, and (x) with respect to Westcon America, the American Lenders and American Collateral Agent, any day in which banks in New York, New York are authorized by law or governmental action to close and (y) with respect to Westcon Canada, the Canadian Lenders and Canadian Collateral Agent's any day in which banks in Toronto, Ontario, Canada or Montreal, Quebec, Canada are authorized by law or governmental action to close; and (b) with respect to LIBOR Loans, any day which is a Business Day described in clause (a) and which is also a day for trading by and between banks in U.S. dollar deposits in the London Interbank Eurodollar Market.

          "Canadian Advance" means collectively any advance to Westcon Canada or all such advances hereunder.

          "Canadian Benefit Plans" means all employee benefit plans of any nature or kind whatsoever that are not Canadian Pension Plans and are maintained or contributed to by either Borrower or any other Obligor having employees in Canada.

          "Canadian Collateral" as defined in Section 3.4(b) hereof.

          "Canadian Collateral Agent" means General Electric Capital Canada Inc. and its successors and assigns.

          "Canadian Collection Account" means that certain Canadian Dollar account of Canadian Collateral Agent, account number 1011519 or US Dollar account of Canadian Collateral Agent, account number 4002739, with the account name GECCI_COMM_FIN at Royal Bank of Canada in Toronto, Ontario, transit number 00002, or such other account as may be specified in writing by Canadian Collateral Agent as the "Canadian Collection Account".

          "Canadian Dollar" means the legal currency of Canada.

          "Canadian L/C Issuer" means HSBC Bank USA (Toronto Branch) and its successors and assigns.

          "Canadian Lender" means each Lender a party hereto that shall make loans and provide other financial accommodations, from time-to-time to Westcon Canada, including, without limitation, GE Capital Canada, HSBC Canada and ABN AMRO Bank N.V., Canada Branch.

          "Canadian Letters of Credit" means any Letters of Credit issued for the account of Westcon Canada.

          "Canadian Loan Account" means a deposit account established with HSBC Canada into which the proceeds of any funds borrowed hereunder by Westcon Canada shall be initially deposited.

          "Canadian Notes" means any and all notes evidencing the Indebtedness of Westcon Canada created under this Agreement.

          "Canadian Pension Plans" means each plan which is considered to be a pension plan for the purposes of any applicable pension benefits standards statute and/or regulation in Canada established, maintained or contributed to by either Borrower or any other Obligor for its employees or former employees.

          "Canadian Percentage" means with respect to each Canadian Lender the percentage of such Lender's Canadian Loans, which is set forth on Exhibit A annexed hereto and made a part hereof.

          "Canadian Reports" as defined in Section 12.11(b) hereof.

          "Canadian Revolving Credit" as defined in Section 2.1 (a)(ii) hereof.

          "Canadian Revolving Loan" or "Canadian Revolving Loans" as defined in
Section 2.1(a)(ii) hereof .

          "Canadian Subsidiaries" means any Subsidiaries of Westcon Canada formed under the laws of Canada or a province or territory thereof.

          "Canadian Undrawn Commitment Fee" as defined in Section 7.4(b) hereof.

          "Capital Expenditures" means the gross dollar amount of expenditures (including the present value of obligations under capital leases calculated using a discount rate provided for in such lease, or in the absence of a stated rate, a discount rate set by the applicable Collateral Agent in its reasonable discretion) made for fixed assets, real property, plant and equipment, and all renewals, improvements and replacements thereto (but not repairs thereto) incurred for any period, but excluding any expenditures made in connection with the removal, improvement or replacement of assets to the extent financed (i) from insurance proceeds or other similar recoveries paid on account of the loss or damage to assets being replaced or restored, or (ii) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced.

          "Closing Date" means the date of this Agreement.

          "Code" means the Internal Revenue Code of the United States, as in effect from time to time.

          "Collateral" as defined in Section 3.4 hereof.

          "Collateral Agents" means the American Collateral Agent and the Canadian Collateral Agent.

          "Collateral Documents" means, collectively, the Security Agreements, Guaranties, Financing Statements, Pledge Security Agreements and any other collateral security documents delivered by any of Westcon, Borrowers, or any other Obligor hereunder.

          "Commitment (Westcon America)" means the commitment of each American Lender to make its Percentage of American Advances, or purchase participations in Letter(s) of Credit issued by American L/C Issuer, in the maximum amounts set forth next to each American Lender's name on Exhibit A - 1 hereto.

          "Commitment (Westcon Canada)" means the commitment of each Canadian Lender to make its Percentage of Canadian Advances, or purchase participations in Canadian Letter(s) of Credit issued by Canadian L/C Issuer, in the maximum amounts set forth next to each Canadian Lender's name on Exhibit A-2 hereto.

          "Commitment" means the Commitment (Westcon America) and the Commitment (Westcon Canada).

          "Compliance Certificate" means, a certificate from the Chief Executive Officer or Chief Financial Officer of the applicable entity substantially in the form of Exhibit B attached hereto with all blanks appropriately completed.

          "Control", "Controlling", "Controlled by", and "under Common Control with" the possession, direct or indirect, of the power to (a) vote 10% or more of the securities having ordinary voting power for the election of directors, or
(b) cause the direction of the management and policies, whether by contract or through the ownership of stock or other interests, or otherwise.

          "Copyrights" means all of the following now owned or hereafter adopted or acquired by either Borrower or any Obligor: (a) all copyrights and General Intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or the Canadian Copyright Office or in any similar office or agency of the United States or Canada or any state, province or territory thereof, or any other country or any political subdivision thereof, and (b) all reissues, extensions or renewals thereof.

          "Correspondent" means a securities firm, bank or other financial organization which performs services for another such Person.

          "Datatec" means Datatec Limited, a South African corporation and its successors and assigns.

          "Debenture Pledge Agreements" means each pledge of debenture created pursuant to the Civil Code of Quebec and under which a Borrower or other Obligor issuer of a Debenture pledges such Debenture to Canadian Agent for the benefit of Canadian Agent and Canadian Lenders.

          "Debentures" means the debentures executed and issued to Canadian Agent by a Borrower or any other Obligor under the Deeds of Hypothec.

          "Debt Amortization" means with respect to any Fiscal Year, the sum of all of a Person's regularly scheduled principal payments made with respect to all Obligations, including, without limitation, the Indebtedness.

          "Deeds of Hypothec" shall mean each deed of hypothec entered into between Canadian Agent and a Borrower or any other Obligor signatory thereto.

          "Defaulting Lender" means any Lender that at such time owes any amount required to be paid by such Lender to any of the Agents, L/C Issuer or any other Lender pursuant to this Agreement or any Loan Document which has not been so paid, or any Lender who has failed to timely make available to a Borrower or to a Collateral Agent, the Arranger or L/C Issuer, as applicable, for the account of such Lender all or any portion of an Advance or any other payment required to be made by a Lender hereunder.

          "Default Rate" as defined in Section 2.6(b) hereof.

          "Designs" means the following now owned or hereafter acquired by either Borrower or any other Obligor: (a) all industrial designs, design patents and other designs now owned or existing or hereafter adopted or acquired, all registrations and recordings thereof and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the Canadian Industrial Designs Office or any similar office in any country and all records thereof and (b) all reissues, extensions or renewals thereof.

          "Disposal" means the intentional or unintentional abandonment, discharge, deposit, injection, dumping, spilling, leaking, storing, burning, terminal destruction or placing of any substance so that it or any of its constituents may enter the Environment.

          "Drawing Fee" as defined in Section 2.3(d) hereof.

          "EBITDA" means, with respect to any Person for any fiscal period, without duplication, an amount equal to (a) consolidated net income of such Person for such period determined in accordance with GAAP, minus (b) the sum of
(i) any benefit from income taxes, (ii) interest income, (iii) gain from extraordinary items for such period, (iv) any aggregate net gain (but not any aggregate net loss) during such period arising from the sale, exchange or other disposition of capital assets by such Person (including any fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets and all securities), and (v) non-cash foreign exchange gains and any other non-cash gains that have been added in determining consolidated net income, in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication, plus (c) the sum of (i) any provision for income taxes, (ii) Interest Expense, (iii) non-cash loss from extraordinary items for such period, (iv) depreciation and amortization for such period, (v) amortized debt discount for such period, (vi) the amount of any deduction to consolidated net income as the result of any grant to any members of the management of such Person of any stock, in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication, and (vii) non-cash foreign exchange losses. For purposes of this definition, the following items shall be excluded in determining consolidated net income of a Person: (1) the income (or deficit) of any other Person accrued prior to the date it became a Subsidiary of, or was merged or consolidated into, such Person or any of such Person's Subsidiaries;
(2) the income (or deficit) of any other Person (other than a Subsidiary) in which such Person has an ownership interest, except to the extent any such income has actually been received by such Person in the form of cash dividends or distributions; (3) the undistributed earnings of any Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation or requirement of law applicable to such Subsidiary;
(4) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period, and except to the extent that provision for such reserve when made shall have been made in accordance with and consistent with past accounting practices and the restoration to income of such contingency reserve shall be made in accordance with and consistent with past practices; (5) any write-up of any asset; (6) any net gain from the collection of the proceeds of life insurance policies; (7) any net gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness, of such Person; (8) in the case of a successor to such Person by consolidation or merger or as a transferee of its assets, any earnings of such successor prior to such consolidation, merger or transfer of assets; (9) any deferred credit representing the excess of equity in any Subsidiary of such Person at the date of acquisition of such Subsidiary over the cost to such Person of the investment in such Subsidiary; (10) any charge relating to impairment of goodwill determined in accordance with GAAP; (11) costs not to exceed $1,500,000 incurred during fiscal year 2004 which are associated with the planned restructuring of the Borrowers; and (12) costs not to exceed $2,500,000 incurred during fiscal year 2004 which are associated with the planned restructuring of the European subsidiaries of Westcon.

          "Eligible Inventory (Westcon America)" means Inventory of Westcon America in which American Collateral Agent has, for the benefit of the American Lenders, American Collateral Agent, Canadian Lenders and Canadian Collateral Agent, a first and only priority perfected security interest reduced by (i) any Inventory as to which a representation or warranty contained in Section 4.3 or
4.25 is not, or does not continue to be, true and accurate; (ii) any Inventory not denominated in U.S. Dollars; (iii) any Inventory comprised of promotional or marketing materials, work-in-process, raw materials, inventory-in-transit; and
(iv) any Inventory which is otherwise unacceptable to such Collateral Agent, in its reasonable credit judgment.

          "Eligible Inventory (Westcon Canada)" means Inventory of Westcon Canada in which Canadian Collateral Agent has, for the benefit of the Canadian Lenders and Canadian Collateral Agent, a first and only priority perfected security interest reduced by (i) any Inventory as to which a representation or warranty contained in Section 4.3 or 4.25 is not, or does not continue to be, true and accurate; (ii) any Inventory not denominated in U.S. Dollars; (iii) any Inventory comprised of promotional or marketing materials, work-in-process, raw materials, inventory-in-transit; and (iv) any Inventory which is otherwise unacceptable to Canadian Collateral Agent, in its reasonable credit judgment.

          "Environment" means any water, including, but not limited to, surface water and ground water or water vapor; any land including land surface or subsurface; stream sediments; air; fish; wildlife; plants; and all other natural resources or environmental media.

          "Environmental Laws" means all federal, state, provincial and local environmental, land use, zoning, health, chemical use, safety and sanitation laws, statutes, ordinances, regulations, codes and rules, orders-in-council and guidelines relating to the protection of the Environment and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Substances and the policies, guidelines, procedures, interpretations, decisions, orders and directives of federal, state and local governmental agencies and authorities with respect thereto.

          "Environmental Permits" means all licenses, permits, approvals, authorizations, consents or registrations required by any applicable Environmental Laws and all applicable judicial and administrative orders in connection with ownership, lease, purchase, transfer, closure, use and/or operation of a Person's property and/or as may be required for the storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Substances.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended by the Multiemployer Pension Plan Amendments Act of 1980.

          "Event of Default" or "Events of Default" as defined in Section 10.1 of this Agreement.

          "Excess Availability" means an amount equal to: (a) the amount available to Borrowers collectively hereunder for Advances and Letters of Credit, subject to the limits of Borrowing Capacity (Westcon America) and Borrowing Capacity (Westcon Canada), as the case may be, plus immediately available cash of Westcon America in which American Collateral Agent has, for the benefit of the American Lenders, American Collateral Agent, Canadian Lenders and Canadian Collateral Agent, a first and only priority perfected security interest and immediately available cash of Westcon Canada in which Canadian Collateral Agent has, for the benefit of Canadian Lenders and Canadian Collateral Agent, a first and only priority perfected security interest; minus
(b) the sum of (i) the aggregate unpaid balance of all outstanding Advances and 100% of the face amount of all outstanding Letter(s) of Credit, (ii) all sums due and owing to trade creditors of either Borrower which remain outstanding beyond normal trade terms inconsistent with past practices, (iii) any taxes owing by Westcon or either Borrower to any Canadian taxing authority whether federal, provincial or local, and (iv) any taxes of Westcon or either Borrower that are unpaid and past due; provided that Excess Availability shall be calculated based on the average daily availability for the prior Fiscal Quarter.

          "Existing Facility" as defined in the recitals hereto.

          "Existing Lender" means any Lender that is a party hereto on or before the assignment of an interest in the Loans under Section 12.17 hereof.

          "Federal Funds Rate" means for any period, a fluctuating per annum interest rate equal, for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions obtained by the American Collateral Agent from three Federal funds brokers of recognized standing selected by the American Collateral Agent.

          "FDIC" means the Federal Deposit Insurance Corporation.

          "Fees" as defined in Section 7.4 hereof.

          "Financial Statements" means the consolidated and consolidating income statements, statements of cash flows and balance sheets, and statement of changes in shareholders' equity, all prepared in accordance with GAAP.

          "Financing Statements" as defined in Section 3.4 of this Agreement.

          "Fiscal Quarter" means each three-month period of a Fiscal Year commencing on March 1, June 1, September 1 and December 1 thereof.

          "Fiscal Year" means March 1 to the last day of February of each year.

          "Fixed Charge Ratio" means the ratio of (a) EBITDA minus Capital Expenditures to (b) Debt Amortization, plus Interest Expense, plus income or capital taxes paid or payable in cash; provided, that in calculating the Fixed Charge Ratio for Westcon, management fees payable by Westcon to Datatec shall be included in the denominator.

          "Fronting Fee" as defined in Section 2.3(d) hereof.

          "GAAP" means generally accepted accounting principles in effect from time to time in the United States of America.

          "GE Capital" means General Electric Capital Corporation and its successors and assigns.

          "GE Capital Canada" means General Electric Capital Canada Inc. and its successors and assigns.

          "Government Authority" means any court, board, commission, agency or instrumentality of the Federal or Canadian or provincial or state or foreign government or of any municipal or local government or any agency or subdivision of any of the foregoing.

          "Guaranties" as defined in Section 3.7 of this Agreement.

          "Guarantors" means Westcon and Westcon America and any other American subsidiaries of Westcon or Westcon American.

          "Guarantor Security Agreement" as defined in Section 3.15 hereof.

          "Hazardous Substances" means without limitation, any explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products, methane, hazardous materials, hazardous wastes, hazardous or toxic substances and any other material defined as a hazardous substance in Section 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601(14) or as a "dangerous good" under any other Environmental Laws.

          "HSBC" means HSBC Bank USA and its successors and assigns.

          "HSBC Canada" means HSBC Bank USA (Toronto Branch) and its successors and assigns.

          "IBMCC" as defined in the recitals hereto.

          "IBM Credit Agreement" as defined in the recitals hereto.

          "Incipient Default" means an event or condition which, but for the requirement of notice, or lapse of time, or both, would constitute an Event of Default.

          "Indebtedness" means any and all obligations, liabilities and indebtedness, and performance of all obligations and agreements, of any Borrower or any other Obligor to any of the Agents, Lenders or L/C Issuer arising hereunder or under the other Loan Documents, whether now existing or hereafter incurred or arising, of every kind and character, primary or secondary, direct or indirect, absolute or contingent, sole, joint or several, and whether such indebtedness is from time to time reduced and thereafter increased, or entirely extinguished and thereafter reincurred, including, without limitation: (a) all Advances; (b) all obligations arising out of any Lenders' reimbursement of an L/C Issuer for draws made under Letters of Credit issued by an L/C Issuer; (c) all interest which accrues on any such indebtedness, until payment of such indebtedness in full, including, without limitation, all interest provided for under this Agreement; (d) all other moneys payable by any Borrower or any other Obligor, and all obligations and agreements of any Borrower or any other Obligor to any of the Lenders, Agents or L/C Issuer pursuant to any of the Loan Documents; (e) all moneys due, and to become due, pursuant to Sections 7.1, 7.2, 7.3, 7.4. and 7.5 hereof.

          "Indemnified Liabilities" as defined in Section 11.1(d) hereof.

          "Index Rate Loan" means any portion of an American Advance or Canadian Advance bearing interest at the Index Rate plus the Applicable Index Margin.

          "Index Rate" means, for any day, a floating rate equal to the higher of (i) the rate publicly quoted from time to time by The Wall Street Journal as the "prime rate" (or, if The Wall Street Journal ceases quoting a prime rate, the highest per annum rate of interest published by the Federal Reserve Board in Federal Reserve statistical release H.15 (519) entitled "Selected Interest Rates" as the Bank prime loan rate or its equivalent), and (ii) the Federal Funds Rate plus 50 basis points per annum; and each change in any interest rate provided for in the Agreement based upon the Index Rate shall take effect at the time of such change in the Index Rate.

          "Index Rate Margin" as defined in the definition of Applicable Margins above.

          "Ineligible Receivables" means the following described Receivables of the applicable Borrower and any other Receivables which are not satisfactory to a Collateral Agent, in such Collateral Agent's reasonable credit judgment, for any reason:

               (i) Any Receivable on which payment has remained unpaid for more than ninety (90) days after invoice date or sixty (60) days past its due date;

               (ii) Any Receivable with respect to which a representation or warranty contained in Sections 4.3, 4.10 and 4.24 of this Agreement or any other representation or warranty contained herein or in the other Loan Documents is not, or does not continue to be, true and accurate in all respects, including, without limitation, any Receivable subject to a setoff;

               (iii) Any Receivable with respect to which a Borrower or any other Obligor has extended the time for payment without the consent of the applicable Collateral Agent;

               (iv) Any Receivable as to which any one or more of the following events occurs: an Account Debtor or guarantor of a Receivable shall die or be judicially declared incompetent; a request, or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, or other relief under the bankruptcy, insolvency, or similar laws of the United States, any state or territory thereof, Canada, any province or territory thereof, or any other foreign jurisdiction, now or hereafter in effect, shall be filed by or against a Responsible Party; a Responsible Party shall make any general assignment for the benefit of creditors; an interim receiver, receiver, receiver or manager or trustee including, without limitation, a "custodian," as defined in the Bankruptcy Code, shall be appointed for a Responsible Party or for any of the assets of a Responsible Party; any other type of insolvency proceeding with respect to a Responsible Party (under the bankruptcy laws of the United States, Canada or otherwise) or any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against, or winding up of affairs of, a Responsible Party shall be instituted; all or any part of the assets of a Responsible Party shall be sold, assigned, or transferred; a Responsible Party shall fail to pay its debts as they become due; or a Responsible Party shall cease doing business as a going concern;

               (v) All contra accounts, including, without limitation, Receivables owed by an Account Debtor owing Receivables classified as ineligible under any criterion set forth in any of (i) through (iii) above, if the outstanding dollar amount of such classified Receivables constitutes more than 50% of the aggregate outstanding dollar amount of all Receivables owed by such Account Debtor;

               (vi) All Receivables owed by an Account Debtor which does not maintain its chief executive office in the United States or Canada or which is not organized under the laws of the United States or Canada or any state or province thereof, except for Receivables backed by letters of credit issued by United States or Canadian banks acceptable to the applicable Collateral Agent, in its sole discretion;

               (vii) All Receivables owed by an Account Debtor that is an Affiliate of Westcon, either Borrower or any other Obligor;

               (viii) Any Receivable arising from a consignment or other arrangement pursuant to which the subject Inventory is returnable if not sold or otherwise disposed of by the Account Debtor; any Receivable constituting a partial billing under terms providing for payment only after full shipment or performance; any Receivable arising from a bill and hold sale or in connection with any prebilling where the Inventory or services have not been delivered, performed, or accepted by the Account Debtor; and any Receivable as to which the Account Debtor contends the balance reported by either Borrower is incorrect or is not owing, but only to the extent of such claim or contention by such Account Debtor;

               (ix) Any Receivable or Receivables owed by an Account Debtor, which is deemed unenforceable against such Account Debtor by a Collateral Agent, in such Collateral Agent's reasonable credit judgment;

               (x) Any Receivable which is an Instrument, Document, or Chattel Paper or which is evidenced by a note, draft, trade acceptance, or other instrument for the payment of money where such Instrument, Document, Chattel Paper, note, draft, trade acceptance, or other instrument has not been endorsed and delivered by such Borrower that is the holder thereof to the applicable Collateral Agent, in the case of the American Collateral Agent, for the benefit of American Lenders, American Collateral Agent, Canadian Lenders and Canadian Collateral Agent, and in the case of the Canadian Collateral Agent, for the benefit of Canadian Lenders and Canadian Collateral Agent;

               (xi) All concentration accounts including any Receivable or Receivables owed by an Account Debtor which exceeds any credit limit established by Collateral Agent in its reasonable credit judgment for such Account Debtor; provided, that such Receivable or Receivables shall be ineligible only to the extent of such excess;

               (xii) Any Receivable that does not arise from the sale of goods or the performance of services by the applicable Borrower in the ordinary course of its business;

               (xiii) Any Receivable (x) upon which the applicable Borrower's right to receive payment is not absolute or is contingent upon the fulfillment of any condition whatsoever or (y) as to which the applicable Borrower is not able to bring suit or otherwise enforce its remedies against the Account Debtor through judicial process or (z) if the Receivable represents a progress billing consisting of an invoice for goods sold or used or services rendered pursuant to a contract under which the Account Debtor's obligation to pay that invoice is subject to a Borrower's completion of further performance under such contract or is subject to the equitable lien of a surety bond issuer;

               (xiv) Any Receivable as to which any defense, counterclaim, setoff or dispute is asserted but only to the extent of such defense, counterclaim, setoff or dispute;

               (xv) Any Receivable that is not a bona fide indebtedness incurred in the amount of the Receivable for merchandise sold to or services rendered and accepted by the applicable Account Debtor;

               (xvi) Any Receivable with respect to which a true and correct invoice, acceptable to the applicable Collateral Agent in form and substance, has not been sent to the applicable Account Debtor or in the case of Account Debtors which make payments based on the applicable notice of shipping, a notice of shipping in form and substance acceptable to the applicable Collateral Agent, has not been received by the applicable Borrower;

               (xvii) Any Receivable that (x) is not owned by the applicable Borrower or (y) is subject to any right, claim, security interest or other interest of any other Person, other than Liens in favor of Collateral Agents, on behalf of themselves and Lenders;

               (xviii) Any Receivable that arises from a sale to any director, officer, other employee or Affiliate of a Borrower or any other Obligor, or to any entity that has any common officer or director with any Borrower or other Obligor;

               (xix) Any Receivable that is the obligation of an Account Debtor that is the United States or Canadian government or a political subdivision thereof, or any state, province, county or municipality or department, agency or instrumentality thereof unless the applicable Collateral Agent, in its sole discretion, has agreed to the contrary in writing and the applicable Borrower, if necessary or desirable, has complied with respect to such obligation with the Federal Assignment of Claims Act of 1940, Financial Administration Act (Canada) or any applicable Canadian state, provincial, county or municipal law restricting assignment thereof;

               (xx) Any Receivable to which Westcon, any Borrower or any Subsidiary thereof is liable for goods sold or services rendered by the applicable Account Debtor, including, without limitation, any Vendors of Westcon, any Borrower or any Subsidiary thereof, but only to the extent of the potential offset;

               (xxi) Any Receivable that arises with respect to goods that are delivered on a bill-and-hold, cash-on-delivery basis or placed on consignment, guaranteed sale or other terms by reason of which the payment by the Account Debtor is or may be conditional;

               (xxii) Any Receivable that is in default; provided, that, without limiting the generality of the foregoing, a Receivable shall be deemed in default upon the occurrence of any of the following:

                    (A) the Account Debtor obligated upon such Receivable suspends business, makes a general assignment for the benefit of creditors or fails to pay its debts generally as they come due; or

                    (B) a petition is filed by or against any Account Debtor obligated upon such Receivable under any bankruptcy law or any other Federal, Canadian, state, provincial or other foreign receivership, insolvency relief or other law or laws for the relief of debtors;

               (xxiii) Any Receivable that is the obligation of an Account Debtor if 50% or more of the Dollar amount of all Receivables owing by that Account Debtor are ineligible under the other criteria set forth in this definition;

               (xxiv) Any Receivable to the extent such Receivable is evidenced by a judgment, Instrument or Chattel Paper;

               (xxv) Any Receivable that is payable in any currency other than Dollars (or Canadian dollars as to Receivables owed by Account Debtors arising out of Canadian sales); or

               (xxvi) Any Receivable that is otherwise unacceptable to a Collateral Agent in its reasonable credit judgment.

          "Intangible Assets" as defined in accordance with GAAP.

          "Intellectual Property" means all of a Person's owned or licensed trademarks, logos, tradenames, patents, industrial designs, copyrights, applications for the foregoing whether under state, federal, provincial or any other law.

          "Interest Payment Date" means with respect to an Index Rate Loan, the last Business Day of each month and with respect to a LIBOR Loan, the last day of the applicable LIBOR Period, except that in the case of any LIBOR Loan, having an interest period in excess of three (3) months, the last Business Day of the first three months thereof.

          "Interest Expense" as defined in accordance with GAAP.

          "Inventory" means all "inventory," as such term is defined in the UCC or the PPSA, as applicable, whether now owned or hereafter acquired by any Borrower or other Obligor, wherever located, including, without limitation, inventory, merchandise, goods and other personal property that are held by or on behalf of any Borrower or other Obligor for sale or lease or are furnished or are to be furnished under a contract of service, or that constitute raw materials, work in process, finished goods, returned goods, or materials or supplies of any kind, nature or description used or consumed or to be used or consumed in such Borrower's or other Obligor's business or in the processing, production, packaging, promotion, delivery or shipping of the same, including all supplies and embedded software.

          "Inventory Borrowing Capacity" means at the time of computation for the applicable Borrower, an amount up to the lesser of: (a) sixty-five percent (65%) of the sum of Eligible Inventory of such Borrower calculated at the lower of such Borrower's cost therefor determined on a first in first out basis, but in no event more than eighty-five percent (85%) of the appraised value of Eligible Inventory included in any such appraisal on a "net orderly liquidation value" basis as determined by an appraiser acceptable to the applicable Collateral Agent, and reflected in such reports of Inventory as are furnished by Westcon America to the American Collateral Agent or Westcon Canada to the Canadian Collateral Agent, as the case may be, upon such Collateral Agent's request, or pursuant to Section 8.3 or 8.4 hereof, as the case may be, in which, in the case of the American Collateral Agent, the American Collateral Agent holds a first and only priority perfected security interest for the benefit of American Lenders, American Collateral Agent, Canadian Lenders and Canadian Collateral Agent, and, in the case of the Canadian Collateral Agent, the Canadian Collateral Agent holds a first and only priority perfected security interest for the benefit of Canadian Lenders and Canadian Collateral Agent; or
(b) $60,000,000.00 in the aggregate collectively for Westcon America and Westcon Canada ("Inventory Sublimit"); provided, that, at no time will Advances to a Borrower with respect to Inventory be greater than an amount equal to 35% of total Advances to such Borrower, in each instance, less the amount of ineligible Inventory and any reserves established from time to time as a Collateral Agent determines in its reasonable credit judgment.

          "Invoices" means any document or documents used or to be used to evidence a Receivable.

          "Inventory Sublimit" as defined above.

          "ITA" means the Income Tax Act (Canada) as the same may, from time to time, be in effect.

          "L/C Sublimit" means Ten Million U.S. Dollars ($10,000,000.00) in the aggregate collectively available for Letters of Credit to be issued by HSBC on behalf of Westcon America or by HSBC Canada on behalf of Westcon Canada, as the case may be.

          "L/C Issuer" means HSBC Bank USA as issuer of the Letters of Credit to Westcon America and HSBC Bank USA (Toronto Branch) as issuer of the Letters of Credit to Westcon Canada pursuant to the terms and conditions of this Agreement and their successors and assigns.

          "Lender Agreement" as defined in Section 12.17 hereof.

          "Lender" or "Lenders" means as defined in the opening paragraph of this Agreement, and their successors and assigns.

          "Lenders' Obligations" as defined in Section 10.2(a) hereof.

          "Letter(s) of Credit" means any irrevocable commercial or standby letter of credit issued by an L/C Issuer pursuant to this Agreement upon application by Westcon America or Westcon Canada, as the case may be.

          "Letter of Credit Fees" shall mean the fees defined in Section 2.3(d) hereof.

          "Letter of Indemnity" means any indemnity issued by L/C Issuer or either Collateral Agent relating to goods covered by a Letter of Credit pursuant to which L/C Issuer or either Collateral Agent will hold a carrier named by a Borrower named as applicant under such Letter of Credit harmless by reason of such carrier's releasing such goods without surrender to the carrier of the endorsed transport document covering the shipment of such goods.

          "LIBOR Loan" means any portion of an Advance bearing interest at the LIBOR Rate plus the Applicable LIBOR Margin.

          "LIBOR Period" means, with respect to any LIBOR Loan, each period commencing on a Business Day selected by the applicable Borrower pursuant to this Agreement and ending one, two or three months thereafter, as selected by such Borrower's irrevocable notice to the applicable Collateral Agent as set forth in Section 2.5(a); provided, that, the foregoing provision relating to LIBOR Periods is subject to the following:

          (a) if any LIBOR Period would otherwise end on a day that is not a Business Day, such Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such LIBOR Period into another calendar month in which event such LIBOR Period shall end on the immediately preceding Business Day;

          (b) any LIBOR Period that would otherwise extend beyond the Maturity Date shall end two (2) Business Days prior to such date;

          (c) any LIBOR Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Period) shall end on the last Business Day of a calendar month;

          (d) Borrowers shall select LIBOR Periods so as not to require a payment or prepayment of any LIBOR Loan during a LIBOR Period for such Loan; and

          (e) Borrowers shall select LIBOR Periods so that collectively for both Borrowers there shall be no more than 3 separate LIBOR Loans in existence at any one time.

          "LIBOR Rate" means for each LIBOR Period, a rate of interest determined by the applicable Collateral Agent equal to:

          (a) the offered rate for deposits in United States Dollars for the applicable LIBOR Period that appears on Telerate Page 3750 as of 11:00 a.m. (London time), on the second full Business Day next preceding the first day of such LIBOR Period (unless such date is not a Business Day, in which event the next succeeding Business Day will be used); divided by

          (b) a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day that is two (2) Business Days prior to the beginning of such LIBOR Period (including basic, supplemental, marginal and emergency reserves under any regulations of the Federal Reserve Board or other Government Authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Federal Reserve Board that are required to be maintained by a member bank of the Federal Reserve System.

If such interest rates shall cease to be available from Telerate News Service (or its successor satisfactory to the applicable Collateral Agent), the LIBOR Rate shall be determined from such financial reporting service or other information as shall be determined by the applicable Collateral Agent.

          "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien, charge or encumbrance, or preference, priority or other security agreement or preferential arrangement in respect of any asset of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the authorization of, or the filing of, any financing statement or similar notice filing under the UCC, any personal property security act or otherwise).

          "Loans" means the Advances and any obligations arising in connection with any Letters of Credit and any other financial accommodations made hereunder or under any of the other Loan Documents.

          "Loan Document" means this Agreement, the Subordination Agreement and any other document, agreement, instrument or other writing executed and delivered by any of Westcon, either Borrower, any Guarantor or any other Obligor to any of the Agents, L/C Issuer or the Lenders in connection with this Agreement, including, without limitation, the Notes, the Subordination Agreement and the Collateral Documents.

          "Material Adverse Effect" means a material adverse effect on (a) the financial condition, business, assets, operations, properties or prospects of any Person, as determined by either Collateral Agent in its reasonable judgment, or (b) the ability of any Person to pay or perform any obligation under this Agreement or any other Loan Document, or (c) the rights or remedies of any of the Agents, any of the Lenders or either L/C Issuer hereunder or under any of the other Loan Documents.

          "Maturity Date" means the third anniversary of the date hereof, unless accelerated sooner pursuant to Section 10.2, or otherwise, under this Agreement.

          "Maximum Lawful Rate" as defined in Section 2.5(b) hereof.

          "Maximum Limit" means One Hundred and Seventy Five Million U.S. Dollars ($175,000,000.00).

          "Net Income" as defined in accordance with GAAP.

          "North American Subsidiaries" means any Subsidiaries of Westcon, Westcon America and Westcon Canada that are formed under the laws of the United States or Canada or any state, province or territory thereof.

          "Note" or "Notes" means the American Notes and the Canadian Notes; provided that all of the Indebtedness evidenced by the Notes shall be in and repayable in United States Dollars.

          "Obligations" means at a particular date, without duplication, (a) all indebtedness of a Person for borrowed money or for the deferred purchase price of property (excluding trade accounts payable in the ordinary course of business), whether short term or long term, (b) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder and not repaid by such Person, and (c) lease obligations of such Person which, in accordance with GAAP, are or should be capitalized.

          "Obligor" means any guarantor, endorser, acceptor, surety or other Person liable on or with respect to the Indebtedness hereunder or under any other Loan Document, or who is the owner of any property, which is security for any of the Indebtedness hereunder or under any other Loan Document, including, without limitation, any Guarantors and Borrowers.

          "Patents" means all of the following in which either Borrower or any Obligor now holds or hereafter acquires any interest: (a) all letters patent of the United States or Canada or any state, province or territory thereof or of any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or Canada or any state, province or territory thereof or of any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or the Canadian Patent and Trademark Office or in any similar office or agency of the United States or Canada or any state, province or territory thereof or any other country, and (b) all reissues, continuations-in-part of extensions thereof.

          "Payment Fee" as defined in 2.3(d) hereof.

          "Pension Plan" means any pension plan as defined in Section 3(2) of ERISA which is a multiemployer plan or single employer plan as defined in
Section 4001 of ERISA and subject to Title IV of ERISA and which is (i) a plan maintained by Westcon, either of Borrowers or any of their Subsidiaries for employees or former employees of Westcon, any Borrower or of any of their Subsidiaries, (ii) a plan to which Westcon, either of Borrowers or any of their Subsidiaries contributes or is required to contribute, (iii) a plan to which Westcon, either of Borrowers or any of their Subsidiaries was required to make contributions at any time, or (iv) any other plan with respect to which Westcon, either of Borrowers or any of their Subsidiaries has incurred or may incur liability, including contingent liability, under Title IV of ERISA, to such plan or to the Pension Benefit Guaranty Corporation. For purposes of this definition and for purposes of Sections 4.22, 8.14 and 8.15 hereof, "Borrower" shall include any trade or business (whether or not incorporated) which, together with Westcon, a Borrower or a Subsidiary, is deemed to be a "single employer" within the meaning of Section 4001(b)(1) of ERISA. Each such Pension Plan in existence as of the date of this Agreement is listed and identified on Schedule 1 annexed hereto.

          "Percentage" means with respect to each Lender the percentage of such Lender's Loans, which is set forth on Exhibit A annexed hereto and made a part hereof.

          "Permitted Acquisitions" means, so long as there is no Event of Default or Incipient Default, the purchase by a Borrower of all or substantially all of the assets of any other Person (or of any operating division or unit thereof) in the same business conducted by such Borrower (a "Target"), provided, that (i) the aggregate principal amount invested by all Borrowers in all such businesses may not exceed $20,000,000 for any single investment and $20,000,000 in the aggregate for all such investments in any twelve month period (inclusive in all instances of the principal amount of any indebtedness or other obligations assumed or refinanced in such acquisition), (ii) pro-forma for the acquisition, Westcon and the Borrowers remain in compliance with all of the covenants, (iii) both before and after giving effect to such acquisition, Borrowers shall have Excess Availability of no less than $20,000,000.00, and
(iv) each of the following is met in connection with the acquisition:

          (a) the applicable Collateral Agent shall receive at least thirty (30) Business Days' prior written notice of such proposed acquisition, which notice shall include a reasonably detailed description of such proposed acquisition;

          (b) such acquisition shall only involve assets located in the United States or Canada and comprising a business, or those assets of a business, of the type engaged in by Borrowers as of the Closing Date, and which business would not subject any Collateral Agent or any Lender to regulatory or third party approvals in connection with the exercise of its rights and remedies under this Agreement or any other Loan Documents other than approvals applicable to the exercise of such rights and remedies with respect to Borrowers prior to such acquisition;

          (c) such acquisition shall be consensual and shall have been approved by the Target's board of directors;

          (d) the Target shall not have incurred an operating loss for the trailing twelve-month period preceding the date of the acquisition, as determined based upon the Target's financial statements for its most recently completed fiscal year and its most recent interim financial period completed within sixty (60) days prior to the date of consummation of such acquisition;

          (e) at or prior to the closing of any acquisition, applicable Collateral Agent will be granted a first priority perfected Lien subject to Permitted Encumbrances in all assets acquired pursuant thereto or in the assets and Stock of the Target, and Westcon and Borrowers and the Target shall have executed such documents and taken such actions as may be required by applicable Collateral Agent in connection therewith;

          (f) on or prior to the date of such acquisition, applicable Collateral Agent shall have received, in form and substance reasonably satisfactory to applicable Collateral Agent, copies of the acquisition agreement and related agreements and instruments, and all opinions, certificates, lien search results and other documents reasonably requested by applicable Collateral Agent;

          (g) at the time of such acquisition and after giving effect thereto, no Incipient Default or Event of Default has occurred and is continuing; and

          (h) Notwithstanding the foregoing, the Accounts and Inventory of the Target shall not be included in eligible Receivables and Eligible Inventory without the prior written consent of the applicable Collateral Agent.

          "Permitted Indebtedness" means any of the following with regard to Westcon, Borrowers and the other North American Subsidiaries:

          (a) Indebtedness to the Agents, L/C Issuer and the Lenders under this Agreement;

          (b) Obligations set forth on Schedule 1.1(a) hereof;

          (c) Intercompany Obligations consisting of loans from Westcon America to Westcon Canada in an aggregate outstanding amount not to exceed $1,000,000; provided, that (i) all such loans are evidenced by a subordinated promissory note in form and substance satisfactory to the American Collateral Agent (ii) such promissory note is pledged pursuant to documentation in form and substance satisfactory to the American Collateral Agent to the American Collateral Agent, on behalf of American Lenders, American Collateral Agent, Canadian Lenders and Canadian Collateral Agent, and (iii) such loans do not impair the Solvency of Westcon America;

          (d) Intercompany Obligations consisting of loans from Westcon America to Westcon in an aggregate outstanding amount not to exceed $2,000,000; provided, that (i) all such loans are evidenced by a subordinated promissory note in form and substance satisfactory to the American Collateral Agent (ii) such promissory note is pledged pursuant to documentation in form and substance satisfactory to the American Collateral Agent to the American Collateral Agent, on behalf of American Lenders, American Collateral Agent, Canadian Lenders and Canadian Collateral Agent and (iii) such loans do not impair the Solvency of Westcon America;

          (e) Intercompany Obligations consisting of loans from Westcon Canada to Westcon America in an aggregate outstanding amount not to exceed $2,000,000; provided, that (i) all such loans are evidenced by a subordinated promissory note in form and substance satisfactory to the Canadian Collateral Agent (ii) such promissory note is pledged pursuant to documentation in form and substance satisfactory to the Canadian Collateral Agent to the Canadian Collateral Agent, on behalf of Canadian Lenders and Canadian Collateral Agent and (iii) such loans do not impair the Solvency of Westcon Canada;

          (f) Intercompany Obligations consisting of loans from Westcon Canada to Westcon in an aggregate outstanding amount not to exceed $500,000; provided, that (i) all such loans are evidenced by a subordinated promissory note in form and substance satisfactory to the Canadian Collateral Agent (ii) such promissory note is pledged pursuant to documentation in form and substance satisfactory to the Canadian Collateral Agent to the Canadian Collateral Agent, on behalf of Canadian Lenders and Canadian Collateral Agent and (iii) such loans do not impair the Solvency of Westcon Canada;

          (g) Obligations consisting of (i) intercompany loans by Westcon to Unrestricted Subsidiaries, or (ii) guaranties by Westcon of the Obligations of Unrestricted Subsidiaries, so long as such guaranties are unsecured;

          (h) Purchase Money Indebtedness in an aggregate outstanding amount not to exceed $5,000,000;

          (i) Guaranties in favor of the Agents, L/C Issuer and the Lenders;

          (j) Other Obligations consented to by the Agents and the Lenders in writing prior to the incurrence of such Obligations.

          "Permitted Liens" means any of the following with respect to Westcon, Borrowers and the other North American Subsidiaries:

          (a) Purchase Money Security Interests securing Purchase Money Indebtedness expressly permitted under clause (i) of the definition of "Permitted Indebtedness";

          (b) Liens described on Schedule 1.1(b) hereof;

          (c) Liens on the Capital Stock, property or assets of any Unrestricted Subsidiary;

          (d) Liens of warehousemen, mechanics, materialmen, workers, repairmen, common carriers, landlords and other similar Liens arising by operation of law or otherwise, not waived in connection herewith, for amounts that are not yet due and payable or being contested in good faith by appropriate proceedings promptly instituted and diligently conducted if an adequate reserve or other appropriate provisions shall have been made therefor as required to be in conformity with GAAP and an adverse determination in such proceedings could not be expected to have an adverse effect in excess of $500,000;

          (e) Attachment or judgment Liens individually or in the aggregate not in excess of One Million U.S. Dollars ($1,000,000.00) (exclusive of (A) any amounts that are duly bonded to the satisfaction of the Agents or (B) any amount fully covered by insurance as to which the insurance company (such insurance company to be satisfactory to the applicable Collateral Agent) has acknowledged its obligation to pay such judgment in full);

          (f) Easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of Westcon, Borrowers or any of the other North American Subsidiaries;

          (g) Extensions and renewals of the foregoing Permitted Liens; provided that (A) the aggregate amount of such extended or renewed Liens do not exceed the original principal amount of the Obligations which it secures, (B) such Liens do not extend to any property other than property already previously subject to the Lien and (C) such extended or renewed Liens are on terms and conditions no more restrictive than the terms and conditions of the Liens being extended or renewed;

          (h) Liens arising from deposits or pledges to secure bids, tenders, contracts, leases, surety and appeal bonds and other obligations of like nature arising in the ordinary course of Westcon's, Borrowers' or any of their respective North American Subsidiaries' businesses in an aggregate outstanding amount not to exceed $500,000;

          (i) Liens for taxes, assessments or governmental charges not delinquent or being contested, in good faith, by appropriate proceedings promptly instituted and diligently conducted if an adequate reserve or other appropriate provisions shall have been made therefor as required in order to be in conformity with GAAP and an adverse determination in such proceedings could not be expected to have an adverse effect in excess of $500,000;

          (j) Liens arising out of deposits in the ordinary course of business, consistent with past practices in connection with workers' compensation, unemployment insurance or other social security or similar legislation;

          (k) Liens arising pursuant to this Agreement and the other Loan Documents in favor of the Collateral Agents or Lenders;

          (l) To the extent not provided for in clauses (e) and (i) above, Prior Claims; and

          (m) Other Liens consented to by the Agents and Lenders in writing prior to incurring such Lien.

          "Person" means any individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated association, government or political subdivision or other entity, body, organization or group.

          "Pledge Security Agreements" as defined in Section 3.5 of this Agreement.

          "Prepayment Premium" means, in the event Borrowers permanently prepay or reduce any portion of the Advances or the Commitments prior to the Maturity Date, an amount equal to: (a) one percent (1%) of such prepayment or reduction in the event such prepayment or reduction occurs on or prior to the first anniversary of the date hereof; and (b) one quarter of one percent (.25%) of such prepayment or reduction in the event such prepayment or reduction occurs after the first anniversary of this Agreement, but on or prior to the second anniversary of this Agreement; provided, however, that in the event the Loans are refinanced in full with financing provided by the Lenders, the prepayment premium will not apply.

          "Pricing Date" means the day on which adjustments in the Applicable Margins are made.

          "Pricing Event" means the occurrence of any adjustments in the Applicable Margin.

          "Prior Claims" means all Liens created by applicable law (in contrast with Liens voluntarily granted) which rank or are capable of ranking prior or pari passu with the Canadian Collateral Agent's security interests (or similar Liens under applicable laws), against all or part of the Collateral, including for amounts owing for employee source deductions, goods and services taxes, sales taxes, Quebec corporate income taxes, withholding taxes, municipal taxes, workers' compensation, pension fund obligations and overdue rents.

          "Projections" means Westcon's and Borrowers' forecasted consolidated and consolidating: (a) balance sheets; (b) profit and loss statements; and (c) cash flow statements, all prepared on a basis consistent with the historical Financial Statements of Westcon and the Borrowers, together with appropriate supporting details and a statement of underlying assumptions.

          "Purchase Money Indebtedness" means any Indebtedness (including capital leases) incurred to finance the acquisition of assets to be used in a Borrower's business not to exceed the lesser of (1) the purchase price or acquisition cost of such asset and (2) the fair market value of such asset, subject to the limitations set forth in the definition of Permitted Acquisitions.

          "Purchase Money Security Interest" means any security interest securing Purchase Money Indebtedness, which security interest applies solely to the particular asset acquired with the Purchase Money Indebtedness.

          "PPSA" means the Personal Property Security Act (Ontario) and the regulations thereunder, as from time to time in effect, provided, however, if attachment, perfection or priority of Canadian Collateral Agent's security interests in any Canadian Collateral are governed by the personal property security laws of any jurisdiction other than Ontario, PPSA shall mean those personal property security laws in such other jurisdiction for the purposes of the provisions hereof relating to such attachment, perfection or priority and for the definitions related to such provisions.

          "Quebec Security Agreements" means the Debentures, Debenture Pledge Agreements and Deeds of Hypothec.

          "Rate of Exchange" means the rate of exchange at which the Canadian Collateral Agent would, on the relevant date at or about noon (New York Time), be prepared to convert Canadian Dollars into U.S. Dollars by reference to the Wall Street Journal or, in the event that reference to the Wall Street Journal is not available, by reference to such other standard as the Canadian Collateral Agent may deem appropriate.

          "Rate Option" or "Rate Options" means individually, and collectively, the choice of applicable interest rates and LIBOR Periods offered pursuant to this Agreement to establish the interest to be charged on certain portions of the unpaid principal borrowed hereunder from time to time.

          "Receivable" means the right to payment for Goods sold, leased or licensed or services rendered by the applicable entity, whether or not earned by performance, and may, without limitation, in whole or in part be in the form of an Account, Claim, Chattel Paper, Document, or Instrument, as such terms are defined in the UCC as in effect in New York State from time to time.

          "Receivables Borrowing Capacity" means at the time of its computation for the applicable Borrower, eighty five percent (85%) of the sum of the aggregate amount of the outstanding eligible Receivables in the case of Westcon America in which American Collateral Agent, for the benefit of the American Lenders, American Collateral Agent, Canadian Lenders and Canadian Collateral Agent, has a first and only priority perfected security interest and Westcon Canada in which Canadian Collateral Agent, for the benefit of the Canadian Lenders and itself, has a first and only priority perfected security interest subject to Prior Claims (adjusted with respect to credits and returned merchandise), in the instance of Westcon Canada, with eligible Receivables denominated in Canadian Dollars calculated in U.S. Dollars at the Rate of Exchange for Canadian Dollars, as determined by the Canadian Collateral Agent, and in each instance less the amount of Ineligible Receivables and any reserves established from time to time as the applicable Collateral Agent determines in its reasonable credit judgment.

          "Record" as defined in the UCC.

          "Release" has the same meaning as given to that term in Section 101(22) of the Comprehensive, Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601, et. seq. and the regulations promulgated thereunder.

          "Reportable Event" means any event with regard to a Pension Plan described in Section 4043(c) of ERISA, or in regulations issued thereunder.

          "Request Certificate" means a certificate in the form annexed hereto as Exhibit C, with all blanks appropriately completed, and duly executed on behalf of the applicable Person.

          "Required American Lenders" means American Lenders owed or holding at least fifty-one percent (51%) of the sum of the aggregate principal amount of the American Advances outstanding and undrawn American Letter(s) of Credit at such time or, if no American Advances or American Letters of Credit are outstanding, American Lenders holding at least fifty-one percent (51%) of the Commitments (Westcon America); provided, however, that if any American Lender shall be a Defaulting Lender at such time, there shall be excluded from the determination of such Required Lenders at such time (i) the aggregate outstanding principal amount of the American Loans owing to such Defaulting Lender, and (ii) the aggregate Commitments (Westcon America) of such Defaulting Lender under this Agreement at such time.

          "Required Canadian Lenders" means Canadian Lenders owed or holding at least fifty-one percent (51%) of the sum of the aggregate principal amount of the Canadian Advances outstanding and undrawn Canadian Letter(s) of Credit at such time or, if no Canadian Advances or Canadian Letters of Credit are outstanding, Canadian Lenders holding at least fifty-one percent (51%) of the Commitments (Westcon Canada); provided, however, that if any Canadian Lender shall be a Defaulting Lender at such time, there shall be excluded from the determination of such Required Lenders at such time (i) the aggregate outstanding principal amount of the Canadian Loans owing to such Defaulting Lender, and (ii) the aggregate Commitments (Westcon Canada) of such Defaulting Lender under this Agreement at such time.

          "Required Lenders" means Lenders owed or holding at least fifty-one percent (51%) of the sum of the aggregate principal amount of the sum of the aggregate principal amount of the Advances outstanding and undrawn Letter(s) of Credit at such time or, if no Advances or Letters of Credit are outstanding, Lenders holding at least fifty-one percent (51%) of the Commitments; provided, however, that if any Lender shall be a Defaulting Lender at such time, there shall be excluded from the determination of Required Lenders at such time (i) the aggregate outstanding principal amount of American Loans owing to such Defaulting Lender, and (ii) the aggregate Commitments of such Defaulting Lender under this Agreement at such time.

          "Responsible Party" means an Account Debtor, a general partner of an Account Debtor, or any party otherwise in any way directly or indirectly liable for the payment of a Receivable.

          "Revolving Credit" means together the American Revolving Credit and the Canadian Revolving Credit.

          "Revolving Loan" or "Revolving Loans" means any American Revolving Loan or Canadian Revolving Loan, all American Revolving Loans, all Canadian Revolving Loans, and collectively any combinations thereof.

          "Revolving Note" or "Revolving Notes" means an American Revolving Note or Canadian Revolving Note and, collectively, all American Revolving Notes and Canadian Revolving Notes.

          "Security Agreements" and "Security Interests" as defined in Section
3.4 of this Agreement.

          "Solvency" means on any date (i) with respect to any Person organized under the laws of the United States or a state thereof (a) the fair value of the property of such Person exceeds its total liabilities including, without limitation, contingent liabilities, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay its probable liability on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond its ability to pay as such debts and liabilities mature and (d) such Person is not engaged, and is not about to engage, in business or a transaction for which its property would constitute unreasonably small capital or (ii) with respect to any Person organized under the federal laws of Canada, or any province or territory thereof, that on such date (a) the aggregate property of such Person is sufficient, if disposed of at a fairly conducted sale under legal process, to enable payment of all its obligations, due and accruing due, (b) the property of such Person is, at a fair valuation, greater than the total amount of liabilities, including contingent liabilities, of such Person; (c) such Person has not ceased paying its current obligations in the ordinary course of business as they generally become due and (d) such Person is not, for any reason, unable to meet its obligations as they generally become due.

          "Solvency Certificate" as defined in Section 3.11 of this Agreement.

          "Subordination Agreement" as defined in Section 3.9 of this Agreement.

          "Subsidiary" means any corporation of which at least 50% of the voting stock is owned by any entity directly, or indirectly through one or more Subsidiaries. If the applicable entity has no Subsidiaries, the provisions of this Agreement relating to Subsidiaries shall be inapplicable, without affecting the applicability of such provisions to any entity alone.

          "Swap Agreement" means a non-speculative interest rate swap, cap or collar agreement, or any non-speculative agreement for foreign exchange transactions, or any non-speculative arrangement similar to any of the foregoing between any Borrower and any Lender, each as providing for the transfer or mitigation of interest rate or currency risks either generally or under specific contingencies.

          "Tangible Net Worth" means the sum of an entity's stockholders' equity minus (i) accumulated unrealized gains or losses from foreign exchange translation adjustments; and (ii) the book value of such entity's Intangible Assets, all determined in accordance with GAAP, consistently applied each year and from year to year.

          "Trademarks" means all of the following now owned or hereafter existing or adopted or acquired by either Borrower or any Obligor: (a) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or the Canadian Patent and Trademark Office or in any similar office or agency of the United States or Canada or any state province or territory thereof, or any other country or any political subdivision thereof;
(b) all reissues, extensions or renewals thereof; and (c) all goodwill associated with or symbolized by any of the foregoing.

          "Trailing 12-Month Basis" means the most recently completed twelve consecutive months which precede the date on which a financial covenant is calculated.

          "UCC" means the Uniform Commercial Code as in effect from time to time; provided, that if the personal property security laws of a jurisdiction of Canada governs the validity and effect of perfection and non-perfection then "UCC" means those personal property security laws.

          "Undrawn Commitment Fee" as defined in Section 7.4(a) hereof.

          "Unrestricted Subsidiary" means any direct or indirect Subsidiary of Westcon other than the Borrowers and other North American Subsidiaries.

          "Vendors" means any Person from whom any Obligor purchases, leases or licenses goods or services in the ordinary course of such Obligor's business.

          "Vendor Receivables" means any Receivables due from Vendors.

          "Westcon" means Westcon Group, Inc., a Delaware corporation.

          "Westcon America" means Westcon Group North America, Inc., a New York corporation.

          "Westcon Canada" means Westcon Canada Systems (WCSI) Inc., a Canadian corporation.

          "Westcon Canada Sublimit" means Ten Million U.S. Dollars ("$10,000,000.00").

          "Westcon Subsidiaries" means all of the Subsidiaries of Westcon from time to time, including, without limitation, those Subsidiaries listed on
Schedule 4.15 of this Agreement.

     1.2 UCC Terms. Capitalized terms used, but not otherwise defined herein shall have the meanings given thereto in the UCC.

     1.3 Accounting Terms. All accounting terms used, but not otherwise defined herein have the meaning assigned to them in accordance with GAAP.

     1.4 Dollars. All references to "dollar", "Dollar", or "$" or any other such terms hereunder shall mean United States Dollars, it being understood and agreed that all Advances and financial accommodations hereunder shall be made in U.S. Dollars, evidenced by instruments bearing references to U.S. Dollars and repaid or reimbursed in U.S. Dollars.

                             ARTICLE 2. THE CREDITS

     2.1 The Revolving Credit.

          (a) Revolving Loans (Westcon America).

               (i) Each American Lender severally and for itself alone agrees, subject to the terms and conditions of this Agreement and relying upon the representations and warranties set forth in this Agreement and within the limits hereof, that it shall from time to time during the period commencing on the date the conditions specified in Article III are satisfied through the Business Day preceding the Maturity Date or the earlier termination of this Agreement make one or more American Advances (each an "American Revolving Loan", and collectively the "American Revolving Loans") to Westcon America, equal to such American Lender's American Percentage of the Commitment (Westcon America); provided, that, no American Lender shall be required or permitted to make American Revolving Loans or participate in any American Letter of Credit, if after giving effect thereto, (i) the aggregate outstanding principal amount of all such Revolving Loans and the aggregate face amount of all such Letters of Credit would exceed the Borrowing Capacity (Westcon America); or (ii) cause such American Lender to exceed its Commitment (Westcon America) (collectively, the "American Revolving Credit"). American Collateral Agent may, at any time and from time to time, in its reasonable credit judgment, establish reserves against the Receivables or the Inventory of Westcon America, which shall be subtracted from the applicable Receivables Borrowing Capacity or Inventory Borrowing Capacity when calculating the amount of the Borrowing Capacity (Westcon America). Notwithstanding any other provision of this Agreement, American Collateral Agent may from time to time reduce the percentages applicable to the Receivables Borrowing Capacity and the Inventory Borrowing Capacity as they relate to amounts of the Borrowing Capacity (Westcon America) if American Collateral Agent determines in its reasonable credit judgment, that there has been a change in circumstances related to any of the Receivables or Inventory of Westcon America from those circumstances in existence on or prior to the date of this Agreement or in the financial or other condition of Westcon, either of Borrowers or any Obligor.

               (ii) Canadian Revolving Loans. Each Canadian Lender severally and for itself alone agrees, subject to the terms and conditions of this Agreement and relying upon the representations and warranties set forth in this Agreement and within the limits hereof, that it shall from time to time during the period commencing on the date the conditions specified in Article III are satisfied through the Business Day preceding the Maturity Date or the earlier termination of this Agreement make one or more Canadian Advances (each a "Canadian Revolving Loan", and collectively the "Canadian Revolving Loans") to Westcon Canada, equal to such Canadian Lender's Canadian Percentage of the Commitment (Westcon Canada); provided, that, no Canadian Lender shall be required or permitted to make Canadian Revolving Loans or participate in any Canadian Letter of Credit, if after giving effect thereto, (i) the aggregate outstanding principal amount of all such Revolving Loans and the aggregate face amount of all such Letters of Credit would exceed the Borrowing Capacity (Westcon Canada); or (ii) cause such Canadian Lender to exceed its Commitment (Westcon Canada) (collectively, the "Canadian Revolving Credit"). Canadian Collateral Agent may, at any time and from time to time, in its reasonable credit judgment, establish reserves against the Receivables or the Inventory of Westcon Canada, which shall be subtracted from the applicable Receivables Borrowing Capacity or Inventory Borrowing Capacity when calculating the amount of the Borrowing Capacity (Westcon Canada). Notwithstanding any other provision of this Agreement, Canadian Collateral Agent may from time to time reduce the percentages applicable to the Receivables Borrowing Capacity and the Inventory Borrowing Capacity as they relate to amounts of the Borrowing Capacity (Westcon Canada) if Canadian Collateral Agent determines in its reasonable credit judgment, that there has been a change in circumstances related to any of the Receivables or Inventory of Westcon Canada from those circumstances in existence on or prior to the date of this Agreement or in the financial or other condition of Westcon, either of Borrowers or any Obligor.

               (iii) Each request for an Advance shall be conclusively presumed to be made by a person authorized by such Borrower to do so, and the making of such Advance to either of the Borrowers as hereinafter provided shall conclusively establish such Borrower's obligation to repay the Advance. The Revolving Loans may be repaid and reborrowed in accordance with the provisions hereof.

          (b) Method for Loans.

               (i) Method for American Revolving Loans. Westcon America shall request American Collateral Agent in a Record to cause the American Lenders to make American Revolving Loan(s) by submitting a Request Certificate not later than 11:00 a.m. (Eastern Time) on the Business Day on which such Revolving Loan is to be funded in the case of an Index Rate Loan, and in the case of a LIBOR Loan not later than 11:00 a.m. (Eastern Time) three (3) Business Days prior to the proposed commencement date of the applicable LIBOR Period. The Request Certificate shall have all blanks appropriately completed, and Westcon America shall specify (i) the aggregate amount of the American Revolving Loan to be made on a designated date, which, for a LIBOR Loan, shall be in a minimum amount of $2,000,000.00 and shall be in whole multiples of $500,000.00 for amounts in excess of such minimum amount, and for an Index Rate Loan shall be in any amount; (ii) whether the American Revolving Loan shall be an Index Rate Loan or a LIBOR Loan, and if a LIBOR Loan the applicable LIBOR Period; and (iii) the proposed date on which the American Revolving Loan is to be funded, which shall be a Business Day. As early as practically possible on the date on which a Loan is made and upon fulfillment of the conditions set forth in Article III of this Agreement, the American Lenders will make the proceeds of the American Revolving Loan available to Westcon America by a deposit to the applicable bank account as indicated by the American Collateral Agent, provided, that, none of the American Collateral Agent or the American Lenders shall have any obligation with respect to the application of such proceeds.

               (ii) Method for Canadian Revolving Loans. Westcon Canada shall request Canadian Collateral Agent in a Record to cause the Canadian Lenders to make Canadian Revolving Loan(s) by submitting a Request Certificate not later than 11:00 a.m. (Eastern Time) on the Business Day on which such Revolving Loan is to be funded in the case of an Index Rate Loan, and in the case of a LIBOR Loan not later than 11:00 a.m. (Eastern Time) three (3) Business Days prior to the proposed commencement date of the applicable LIBOR Period. The Request Certificate shall have all blanks appropriately completed, and Westcon Canada shall specify (i) the aggregate amount of the Canadian Revolving Loan to be made on a designated date, which, for a LIBOR Loan, shall be in a minimum amount of $2,000,000.00 and shall be in whole multiples of $500,000.00 for amounts in excess of such minimum amount, and for an Index Rate Loan shall be in any amount; (ii) whether the Canadian Revolving Loan shall be an Index Rate Loan or a LIBOR Loan, and if a LIBOR Loan the applicable LIBOR Period; and (iii) the proposed date on which the Canadian Revolving Loan is to be funded, which shall be a Business Day. As early as practically possible on the date on which a Loan is made and upon fulfillment of the conditions set forth in Article III of this Agreement, the Canadian Lenders will make the proceeds of the Canadian Revolving Loan available to Westcon Canada by a deposit to the applicable bank account as indicated by the Canadian Collateral Agent, provided, that, none of the Canadian Collateral Agent or the Canadian Lenders shall have any obligation with respect to the application of such proceeds.

     2.2 The Revolving Notes. The Revolving Loans shall be evidenced by one or more Revolving Notes, payable as provided therein to each American Lender, in the case of Westcon America and American Revolving Loans, and each Canadian Lender, in the case of Westcon Canada and Canadian Revolving Loans, for such Lender's applicable Percentage of the applicable Commitments.

     2.3 Letters of Credit.

          (a) American Letters of Credit. American L/C Issuer, all subject to the terms and conditions of this Agreement and relying on the representations and warranties set forth in this Agreement, within the limits hereof, and upon application of Westcon America, shall from time to time during the period commencing on the date the conditions specified in Article III are satisfied through the date which is 90 days preceding the Maturity Date, issue American Letters of Credit on behalf of the American Lenders for the account of Westcon America in an aggregate face amount of American Letters of Credit outstanding at any one time not to exceed, when aggregated with 100% of the face amount of Canadian Letters of Credit outstanding at any such one time, the L/C Sublimit; provided, however, American L/C Issuer will not issue any American Letter of Credit if, after giving effect thereto, (ii) the aggregate outstanding principal amount of all American Revolving Loans and the aggregate face amount of American Letters of Credit outstanding would exceed the Borrowing Capacity (Westcon America) or the issuance of the American Letter of Credit by American L/C Issuer or any American Lender's purchase of a participation interest by such American Lender in the American Letter of Credit would cause American L/C Issuer or any such American Lender to exceed its Commitment (Westcon America).

          (b) Canadian Letters of Credit. Canadian L/C Issuer, all subject to the terms and conditions of this Agreement and relying on the representations and warranties set forth in this Agreement, within the limits hereof, and upon application of Westcon Canada, shall from time to time during the period commencing on the date the conditions specified in Article III are satisfied through the date which is 90 days preceding the Maturity Date, issue Canadian Letters of Credit on behalf of the Canadian Lenders for the account of Westcon Canada in an aggregate face amount of Canadian Letters of Credit outstanding at any one time not to exceed, when aggregated with 100% of the face amount of American Letters of Credit outstanding at any such one time, the L/C Sublimit; provided, however, Canadian L/C Issuer will not issue any Canadian Letter of Credit if, after giving effect thereto, the aggregate outstanding principal amount of all Canadian Revolving Loans and the aggregate face amount of Canadian Letters of Credit outstanding would exceed the Borrowing Capacity (Westcon Canada) or the issuance of the Canadian Letter of Credit by Canadian L/C Issuer or any Canadian Lender's purchase of a participation interest by such Canadian Lender in the Canadian Letter of Credit would cause Canadian L/C Issuer or any such Canadian Lender to exceed its Commitment (Westcon Canada).

          Each Letter of Credit shall (i) provide for the payment of drafts in United States dollars, in each case, presented for honor thereunder by the beneficiary in accordance with the terms thereof, at sight when accompanied by the documents described therein, which in the case of any transport documents shall be consigned to the order of (x) in the case of Westcon America, General Electric Capital Corporation, as a Collateral Agent, and (y) in the case of Westcon Canada, General Electric Capital Canada, Inc., as a Collateral Agent,
(ii) have an
expiration date which is no later than: (A) the Business Day which is twelve
(12) months from the date of issuance of such Letter of Credit or (B) the Business Day immediately preceding the Maturity Date; and (iii) otherwise be in form and substance satisfactory to L/C Issuer as the issuer of such Letter of Credit. Upon the issuance of any Letter(s) of Credit, the applicable L/C Issuer shall deliver the original of such Letter of Credit to the beneficiary thereof at the direction of the applicable Borrower and advise each other applicable Lender of the issuance thereof.

          (c) Application by a Borrower for Issuance of Letters of Credit. Westcon America or Westcon Canada, as the case may be, shall request, for its own account, the applicable L/C Issuer in writing to issue the American Letters of Credit or Canadian Letters of Credit, as applicable, by delivering to the applicable L/C Issuer on or before the date hereof, in the case of Letters of Credit to be issued on the date hereof, or one (1) Business Day prior to the proposed date of issuance, in the case of all other Letters of Credit to be issued hereunder, a Letter of Credit application in form and content satisfactory to the applicable L/C Issuer that specifies that it is the account party for the requested Letter of Credit and is otherwise completed to the satisfaction of the applicable L/C Issuer and such other certificates, documents and other papers and information as the applicable L/C Issuer may request.

          (d) Letter of Credit Fees. Westcon America agrees to pay American L/C Issuer for the ratable benefit of the American Lenders, and Westcon Canada agrees to pay to Canadian L/C Issuer for the ratable benefit of the Canadian Lenders, as the case may be, a fee equal to the Applicable L/C Margin ("Payment Fee"), in effect at such time on the face amount of any outstanding American Letter of Credit or Canadian Letter of Credit, as applicable, plus (i) a fee of one-eighth of one percent (0.125%) as a fronting fee payable quarterly, in arrears on the last Business Day of each March, June, September and December of each year ("Fronting Fee"); and (ii) a payment fee in connection with each Letter of Credit, which fee shall in no event be less than seventy-five dollars ($75.00) for each such drawing received quarterly on the last Business Day of each March, June, September and December ("Drawing Fee"). The Fronting Fee and the Drawing Fee shall be for the account of the applicable L/C Issuer. In addition, Westcon America agrees to pay American L/C Issuer for its own account and Westcon Canada agrees to pay to Canadian L/C Issuer for its own account, upon the application therefor, such L/C Issuer's customary processing fee for the issuance of any such Letter of Credit, any amendment to such Letter of Credit, and any related Letter of Indemnity in accordance with the fee Schedule attached hereto as Schedule 2.3(d), as the same may be updated from time to time by either L/C Issuer. Such fees shall be payable in advance of the issuance of any Letter of Credit, amendment thereto or Letter of Indemnity.

     2.4 Letters of Credit.

          (a) Participation in Letters of Credit.

               (i) American L/C Issuer hereby sells to each American Lender in the case of Westcon America, and such American Lender hereby purchases from American L/C Issuer, without recourse to American L/C Issuer (except as to payments to be made by American L/C Issuer to such American Lender under Section 2.3(d)) an undivided interest in each American Letter of Credit and in each Payment Fee payable pursuant to Section 2.3(d), in each case equal to such American Lender's American Percentage thereof.

               (ii) Canadian L/C Issuer hereby sells to each Canadian Lender in the case of Westcon Canada, and such Canadian Lender hereby purchases from Canadian L/C Issuer, without recourse to Canadian L/C Issuer (except as to payments to be made by Canadian L/C Issuer to such Canadian Lender under Section 2.3(d)) an undivided interest in each Canadian Letter of Credit and in each Payment Fee payable by Westcon Canada pursuant to Section 2.3(d), in each case equal to such Canadian Lender's Canadian Percentage thereof.

               (iii) Upon any drawing under a Letter of Credit, for the payment of which either Westcon America or Westcon Canada has not otherwise made funds available, American Collateral Agent shall notify each of the American Lenders and Canadian Collateral Agent shall notify each of the Canadian Lenders, as appropriate, of the date of payment of the drawing and the dollar amount of each such Lender's Percentage interest therein. Such payment by either L/C Issuer under the applicable Letter of Credit shall constitute, as applicable either an American Revolving Loan or Canadian Revolving Loan by the American Lenders or the Canadian Lenders, as the case may be subject to the terms and conditions of this Agreement pertaining thereto other than Section 3.27 of this Agreement.

               (iv) The obligation of the American Lenders in the case of Westcon America and the Canadian Lenders in the case of Westcon Canada to remit the amount of its applicable Revolving Loan to the applicable L/C Issuer pursuant to a drawing under an applicable Letter of Credit in accordance with
Section 2.4(a)(iii) shall be unconditional and irrevocable under any and all circumstances (unless the payment of such drawing was the result of such L/C Issuer's gross negligence or willful misconduct as determined by a final non-appealable order of a court of competent jurisdiction, or such Letter of Credit was issued in violation of Section 2.3 of this Agreement) , and may not be terminated, suspended or delayed for any reason notwithstanding any other provision of this Agreement, including the occurrence and continuance of an Event of Default or an Incipient Default hereunder. If for some reason the American Lenders are not permitted to make American Advances to Westcon America or the Canadian Lenders are not permitted to make Canadian Advances to Westcon Canada as the case may be, each applicable Lender in lieu of making its applicable Revolving Loan will forthwith pay the applicable L/C Issuer for such Lender's applicable Percentage interest in the Letter of Credit by making a payment to L/C Issuer equal to such Lender's Percentage share of such drawing; provided, that, a Lender making a payment to an L/C Issuer pursuant hereto shall have the right to participate, as a participant, in all rights, reimbursements and collections of such L/C Issuer on account of the applicable Letter of Credit.

          (b) Obligation to Reimburse. American L/C Issuer will promptly notify, by telephone, American Collateral Agent who shall promptly notify, by telephone, Westcon America and Canadian L/C Issuer shall promptly notify, by telephone Canadian Collateral Agent who shall promptly notify Westcon Canada of any draft drawn pursuant to an American Letter of Credit or a Canadian Letter of Credit, as the case may be, and presented for payment and of the date such L/C Issuer intends to pay such draft. If that is the case, American L/C Issuer will provide the American Lenders in the case of Westcon America and Canadian L/C Issuer will provide the Canadian Lenders in the case of Westcon Canada with a monthly report for the immediately preceding month describing each draft drawn pursuant to a Letter of Credit and presented for payment during such period and the dates on which such L/C Issuer has paid such drafts. With respect to any draft paid pursuant to a Letter of Credit, as applicable, Westcon

America shall pay to American L/C Issuer and Westcon Canada shall pay to Canadian L/C Issuer the amount of such payment on the date of payment by depositing with such L/C Issuer prior to 11:00 a.m. (Eastern Time) immediately available funds in the amount of such draft. The failure to so deposit shall be deemed a request for American Revolving Loans in the case of an American Letter of Credit and Westcon America and Canadian Revolving Loans in the case of a Canadian Letter of Credit and Westcon Canada in an aggregate amount equal to the amount paid and if such Revolving Loan is made it shall be deemed to be an applicable Advance hereunder. If for any reason such a Revolving Loan is not able to be advanced to a Borrower, such Borrower shall immediately pay the amount of the draft to such L/C Issuer, together with interest at a per annum rate equal to three (3) percent plus the Index Rate for the period from the date of payment of such draft until payment is made by such Borrower to such L/C Issuer.

          (c) Unconditional Obligation. Delivery to an L/C Issuer or its Correspondents of any documents purporting to comply with the requirements of any Letter of Credit shall be sufficient evidence of the validity, genuineness, and sufficiency thereof and of the good faith and proper performance of the drawer and user of any Letter of Credit, their agents and assignees, and each L/C Issuer and its Correspondents may rely and act thereon without liability or responsibility with respect thereto or with respect to the correctness thereof. Upon receipt by American L/C Issuer of written approval thereof from Westcon America and Canadian L/C Issuer of written approval thereof from Westcon Canada, such L/C Issuer may (but shall not be required to) accept or pay overdrafts or irregular drafts or drafts with irregular documents attached or with respect to which time limits have been extended, and no such acceptance or payment shall impair any rights of such L/C Issuer under this Agreement or otherwise. In the event of any variation between the documents called for by any Letter of Credit and the documents received by an L/C Issuer which becomes apparent to an L/C Issuer, American L/C Issuer will advise Westcon America and Canadian L/C Issuer will advise Westcon Canada, as applicable, promptly and such Borrower will direct such L/C Issuer whether or not to honor the purported draw within twenty-four (24) hours of such notice from such L/C Issuer. In any event, in case of any variation between the documents called for by any Letter of Credit and the documents accepted by such L/C Issuer or its Correspondents, Borrowers shall be conclusively deemed to have waived any right to object to such variation with respect to any action of American L/C Issuer in the case of Westcon America and Canadian L/C Issuer in the case of Westcon Canada or its Correspondents relating to such documents and to have ratified and approved such action as having been taken on the direction of the applicable Borrower, unless such Borrower, within five (5) Business Days of the receipt of such documents or acquisition of knowledge of such variation files an objection, in writing, with American L/C Issuer in the case of Westcon America or Canadian L/C Issuer in the case of Westcon Canada. Neither L/C Issuer shall be liable for any delay in giving, or failing to give, any notice, or for any error, neglect or default of any of its Correspondents; nor shall any L/C Issuer be responsible for the non-fulfillment of any requirement of any Letter of Credit that drafts bear appropriate reference to such Letter of Credit or that the amount of any draft be noted on the reverse of any Letter of Credit or that the Letter of Credit be surrendered or taken up or that documents be forwarded apart from any drafts, and the applicable L/C Issuer or its Correspondents may, if they see fit, waive any such requirements.

          (d) Indemnity. Westcon America agrees with respect to any American Letters of Credit and Westcon Canada agrees with respect to any Canadian Letters of Credit to indemnify the American L/C Issuer and the Canadian L/C Issuer, as the case may be, and each of their respective Correspondents and hold them harmless from and against any and all claims, damages, losses, liabilities, penalties, actions, judgments, suits, costs, expenses and disbursements whatsoever which they may incur or suffer by reason of or in connection with the execution and delivery or assignment of or payment or presentation under any American Letter of Credit in the case of Westcon America or Canadian Letter of Credit in the case of Westcon Canada or any action taken or omitted to be taken with respect to any such Letter of Credit, except only if and to the extent that any such claims, damages, losses, liabilities, penalties, actions, judgments, suits, costs, expenses or disbursements shall be caused by the willful misconduct or gross negligence of the applicable L/C Issuer as determined by a final non-appealable order of a court of competent jurisdiction or such Correspondent in making payment against any draft presented under any such Letter of Credit which does not comply with the term thereof, or in failing to make payment against any such drafts which complies with the terms of such Letter of Credit (it being understood that (x) in making such payment, such L/C Issuer's or such Correspondent's exclusive reliance in good faith on the documents presented to and believed to be genuine by it in accordance with the terms of such Letter of Credit as to any and all matters set forth therein, including without limitation, reliance in good faith on any affidavit presented pursuant to such Letter of Credit and on the amount of any sight draft presented pursuant to any Letter of Credit whether or not any statement or any other document presented pursuant to such Letter of Credit proves to be forged, fraudulent, invalid or insufficient in any respect or any statement therein proves to be untrue or inaccurate in any respect whatsoever, and (y) any such noncompliance in a nonmaterial respect shall, in each case, not be deemed willful misconduct or gross negligence of such L/C Issuer or such Correspondent). Upon demand by American L/C Issuer or its Correspondent or Canadian L/C Issuer or its Correspondent at any time, Westcon America or Westcon Canada, as applicable, shall reimburse such L/C Issuer or such Correspondent for any legal or other expenses incurred in connection with investigating or defending against any of the foregoing. The indemnities contained herein shall survive the expiration or termination of the Letters of Credit and this Agreement and shall be payable upon demand. American L/C Issuer shall return any such funds paid by Westcon America and Canadian L/C Issuer shall return any such funds paid by Westcon Canada to such Borrower, as applicable under this Section 2.4(d) in the event such claims, damages, losses, liabilities, penalties, actions, judgments, suits, costs, expenses and disbursements arise as a consequence of the willful misconduct or gross negligence of such L/C Issuer as determined by a final non-appealable order of a court of competent jurisdiction.

          (e) Reimbursement of Certain Costs.

               (i) The respective obligations of Borrowers hereunder with regard to Letters of Credit are absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the applicable Borrower may have against any Person, including, without limitation, the beneficiary of such Letter of Credit and such L/C Issuer, and all sums payable by a Borrower hereunder with respect to any such Letter of Credit, whether of principal, interest, fees, expenses or otherwise, shall be paid in full, without any deduction or withholding whatsoever. In the event that either of Borrowers are compelled by any applicable law to make any such deduction or withholding, then, unless prohibited by applicable law, the applicable Borrower shall pay the applicable L/C Issuer such additional amount as will result in the receipt by such L/C Issuer of a net sum equal to the sum it would have received if no such deduction or withholding had been required to be made.

               (ii) In the event that any change in conditions or the adoption of any law, regulation or directive or any change in applicable law, regulation or directive, or interpretation thereof (including any request, guideline or policy whether or not having the force of law and including, without limitation, Regulation D promulgated by the Federal Reserve Board as now and from time to time hereafter in effect) by any authority charged with the administration or interpretation thereof, occurs which:

                    (A) subjects an L/C Issuer to any tax with respect to any amount paid or to be paid by such L/C Issuer as the issuer of any American or Canadian Letter of Credit, as the case may be, or its commitment under any such Letter of Credit (other than any tax measured by or based upon the overall Net Income of an L/C Issuer); or

                    (B) changes the basis of taxation of payments to an L/C Issuer with respect to any such Letter of Credit or such commitment (other than any tax measured by or based upon the overall Net Income of an L/C Issuer); or

                    (C) imposes, modifies or deems applicable any reserve, deposit, insurance assessment or similar requirements against any assets held by, deposits with or for the account of, or loans or commitments by, an office of an L/C Issuer in connection with payments by such L/C Issuer under any American Letter of Credit or Canadian Letter of Credit, as the case may be, or commitments under any such Letter of Credit; or

                    (D) imposes upon an L/C Issuer any other condition with respect to any amount paid or payable to or by such L/C Issuer with respect to any American Letter of Credit or Canadian Letter of Credit, as the case may be;

               and the result of any of the foregoing is to increase the cost to such L/C Issuer of making any payment under, or maintaining its commitment under, any such Letter of Credit, or to reduce the amount of any payment (whether of principal, interest or otherwise) received or receivable by such L/C Issuer with respect to any such Letter of Credit calculated by reference to the gross amount of any sum received by it with respect to any such Letter of Credit, in each case by an amount which an L/C Issuer in its judgment deems material, then and in any such case:

               (i) American L/C Issuer shall promptly notify Westcon America and the American Lenders and Canadian L/C Issuer shall promptly notify Westcon Canada and the Canadian Lenders in writing of the happening of such event;

               (iii) American L/C Issuer shall promptly deliver to Westcon America, American Collateral Agent and the American Lenders and Canadian L/C Issuer shall promptly deliver to Westcon Canada, Canadian Collateral Agent and the Canadian Lenders a certificate stating the change which has occurred or the reserve requirements or other conditions which have been imposed on such L/C Issuer or the request, directive or requirement with which it has complied, together with the date thereof and the amount of such increased cost, reduction or payment; and

               (iv) Such Borrower shall pay such L/C Issuer, upon demand, after delivery of the notice referred to above, such amount or amounts as will compensate it for such additional cost, reduction or payment, to the extent permitted by law.

A certificate delivered by either American L/C Issuer or Canadian L/C Issuer as to the additional amounts payable pursuant to this paragraph shall, in the absence of manifest error, be conclusive evidence of the amount thereof. The protections of this paragraph shall be available to American L/C Issuer or Canadian L/C Issuer regardless of any possible contention of invalidity or inapplicability of any law, regulation, directive or condition, which has been imposed. In the event the applicable Lenders have purchased participations in any Letter of Credit pursuant to the terms hereof, the obligations of the applicable Borrower hereunder shall also run to such Lenders.

     2.5 Interest Option.

          (a) Subject to the conditions precedent set forth in Article 3 hereof, the applicable Borrower shall have the option to (i) request that any Advance be made as a LIBOR Loan, (ii) convert at any time all or any part of outstanding Loans from Index Rate Loans to LIBOR Loans, (iii) convert any LIBOR Loan to an Index Rate Loan, subject to payment of LIBOR breakage costs in accordance with Section 2.8 hereof if such conversion is made prior to the expiration of the LIBOR Period applicable thereto, or (iv) continue all or any portion of any Loan as a LIBOR Loan upon the expiration of the applicable LIBOR Period and the succeeding LIBOR Period of that continued Loan shall commence on the first day after the last day of the LIBOR Period of the Loan to be continued. Any Loan or group of Loans having the same proposed LIBOR Period to be made or continued as, or converted into, a LIBOR Loan must be in a minimum amount of, in the case of Westcon America, $2,000,000.00 and integral multiples of $500,000 in excess of such amount and, in the case of Westcon Canada, $2,000,000 and integral multiples of $500,000 in excess of such amount. Any such election must be made by 11:00 a.m. (Eastern Time) on the third Business Day prior to (1) the date of any proposed Advance which is to bear interest at the LIBOR Rate, (2) the end of each LIBOR Period with respect to any LIBOR Loans to be continued as such, or (3) the date on which the applicable Borrower wishes to convert any Index Rate Loan to a LIBOR Loan for a LIBOR Period designated by such Borrower in such election. If no election is received with respect to a LIBOR Loan by 11:00 a.m. (Eastern Time) on the third Business Day prior to the end of the LIBOR Period with respect thereto (or if a Default or an Event of Default has occurred and is continuing or if the additional conditions precedent set forth in Article III shall not have been satisfied), that LIBOR Loan shall be converted to an Index Rate Loan at the end of its LIBOR Period. The applicable Borrower must make such election by written notice to the applicable Collateral Agent, by telecopy or overnight courier. In the case of any conversion or continuation, such election must be made in writing by the applicable Borrower submitting a Request Certificate to the applicable Collateral Agent no later than three (3) Business Days prior to the proposed conversion. No Loan may be made as or converted into a LIBOR Loan until forty-five (45) days after the Closing Date.

          (b) Notwithstanding anything to the contrary set forth in this
Section 2.5, if a court of competent jurisdiction determines in a final order that the rate of interest payable hereunder exceeds the highest rate of interest permissible under law (the "Maximum Lawful Rate"), then so long as the Maximum Lawful

Rate would be so exceeded, the rate of interest payable hereunder shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, the applicable Borrower shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by the applicable Collateral Agent, on behalf of the applicable Lenders, is equal to the total interest that would have been received had the interest rate payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Closing Date as otherwise provided in this Agreement. In no event shall the total interest received by any Lender pursuant to the terms hereof exceed the amount that such Lender could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate.

          (c) If any provision of this Agreement or any of the other Loan Documents would obligate Westcon Canada to make any payment of interest with respect to its obligations hereunder or thereunder payable to any Canadian Lender in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by that Canadian Lender of interest with respect to such obligations at a criminal rate (as such terms are construed under the Criminal Code (Canada)) then, notwithstanding such provision, such amount or rates shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or so result in a receipt by that Canadian Lender of interest with respect to such obligations at a criminal rate, such adjustment to be effected, to the extent necessary, as follows: (1) first, by reducing the amount or rates of interest required to be paid to the affected Canadian Lender under this Agreement; and (2) thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid to the affected Canadian Lender which would constitute interest with respect to such obligations for purposes of Section 347 of the Criminal Code (Canada). Notwithstanding the foregoing, and after giving effect to all adjustments contemplated thereby, if any Canadian Lender shall have received an amount in excess of the maximum permitted by that section of the Criminal Code (Canada), then Westcon Canada shall be entitled, by notice in writing to the affected Canadian Lender, to obtain reimbursement from that Canadian Lender in an amount equal to such excess, and pending such reimbursement, such amount shall be deemed to be an amount payable by that Canadian Lender to Westcon Canada. Any amount or rate of interest referred to in this Section 2.5(c) shall be determined in accordance with generally accepted actuarial practices and principles as an effective annual rate of interest over the term that any Loan made to Westcon Canada remains outstanding on the assumption that any charges, fees or expenses that fall within the meaning of "interest" (as defined in the Criminal Code (Canada)) shall, if they relate to a specific period of time, be pro-rated over that period of time and otherwise be pro-rated over the period from the Closing Date to the date on which all of the obligations of Westcon Canada to Canadian Collateral Agent, Canadian L/C Issuer and the Canadian Lenders have been indefeasibly paid in full in cash and the Canadian Commitments have terminated and, in the event of a dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by Canadian Collateral Agent shall be conclusive for the purposes of such determination.

          (d) Any Loans as to which the applicable Borrower does not exercise the election set forth in Section 2.5(a) in accordance with the provisions thereof shall be an Index Rate Loan or shall remain an Index Rate Loan if it is already an Index Rate Loan or shall become an Index Rate Loan at the end of the applicable LIBOR Period if it is a LIBOR Rate Loan.

          (e) No Collateral Agent shall incur any liability to any Borrower or any other Obligor in acting upon a notice referred to herein which either Collateral Agent believes to have been given by a duly authorized officer or other person authorized to and on behalf of Westcon, either Borrower or any other Obligor or for otherwise acting under this Agreement or otherwise herein.

     2.6 Computation And Payment Of Interest.

          (a) Interest shall be computed: (i) with respect to LIBOR Rate Loans on the basis of a 360-day year for the actual number of days elapsed; and (ii) with respect to an Index Rate Loan on the basis of a 360-day year for the actual number of days elapsed. Interest on the outstanding principal portion of the Loans shall be payable, monthly, in arrears on the last Business Day of each month, except in the case of a LIBOR Loan, where interest shall be payable on the last day of each applicable LIBOR Period, but in no event later than ninety (90) days after the commencement of any LIBOR Period. The rate of interest on the Loans shall change simultaneously with each change in the Index Rate or LIBOR, as applicable. Each determination by the applicable Collateral Agent of an interest rate shall be presumptive evidence of the correctness of such rate.

          (b) Default Rate.

               (i) American Default Rate. So long as an Event of Default has occurred and is continuing under Section 10.1 hereof or so long as any other Event of Default has occurred and is continuing and at the election of American Collateral Agent (or upon the written request of Required American Lenders), the interest rates applicable to the American Advances and the American Letter of Credit Fees shall be increased by two percentage points (2%) per annum above the rates of interest or the rate of such Fees otherwise applicable hereunder unless the American Collateral Agent or the Required American Lenders elect, in their respective sole discretion, to impose a smaller increase (the "American Default Rate" or "Default Rate"), and all outstanding American Indebtedness shall bear interest at the Default Rate applicable to such Indebtedness. Interest and Letter of Credit Fees at the Default Rate shall accrue from the initial date of such Event of Default until that Event of Default is cured or waived and shall be payable upon demand.

               (ii) Canadian Default Rate. So long as an Event of Default has occurred and is continuing under Section 10.1 hereof or so long as any other Event of Default has occurred and is continuing and at the election of Canadian Collateral Agent (or upon the written request of Required Canadian Lenders), the interest rates applicable to the Canadian Advances and the Canadian Letter of Credit Fees shall be increased by two percentage points (2%) per annum above the rates of interest or the rate of such Fees otherwise applicable hereunder unless Canadian Collateral Agent or the Required Canadian Lenders elect, in their respective sole discretion, to impose a smaller increase (the "Canadian Default Rate" or "Default Rate"), and all outstanding Canadian Indebtedness shall bear interest at the Default Rate applicable to such Indebtedness. Interest and Letter of Credit Fees at the Default Rate shall accrue from the initial date of such Event of Default until that Event of Default is cured or waived and shall be payable upon demand.

          (c) Late Charge.

               (i) American Late Charge. Upon failure to make any payment of interest or principal under any of the American Loans upon the date such payment becomes due, Westcon America promises to pay a late charge of two percent (2%) of the amount of the overdue payment.

               (ii) Canadian Late Charge. Upon failure to make any payment of interest or principal under any of the Canadian Loans upon the date such payment becomes due, Westcon Canada promises to pay a late charge of two percent (2%) of the amount of the overdue payment.

               (iii) The assessment and/or collection of late charges shall in no way impair the right to pursue any other remedies hereunder.

          (d) Interest Act (Canada). For purposes of disclosure pursuant to the Interest Act (Canada), the annual rates of interest or fees to which the rates of interest or fees provided in this Agreement and the other Loan Documents (and stated herein or therein, as applicable, to be computed on the basis of a 360 day year or any other period of time less than a calendar year) are equivalent are the rates so determined multiplied by the actual number of days in the applicable calendar year and divided by 360 or such other period of time, respectively.

     2.7 Voluntary Prepayment.

          (a) Index Rate Loans. Westcon America and Westcon Canada, as the case may be, shall have the right to prepay at any time without premium all or any portion of any Index Rate Loans made to it, together with interest on the principal so prepaid to the date of such prepayment, except that in the event of any permanent prepayment or reduction of the applicable Commitments, payment of the Prepayment Premium shall be required.

          (b) LIBOR Rate Loans. Westcon America and Westcon Canada, as the case may be, shall have the right to prepay all or any portion of any LIBOR Rate Loans made to it (i) on the expiration day of the applicable LIBOR Period, and
(ii) if any LIBOR Loan is prepaid at any other time, the applicable Borrower shall provide the applicable Collateral Agent, for the benefit of the Applicable Lenders, not less than ten (10) days prior written notice, and shall pay: (x) the Prepayment Premium; and (y) the amount specified in Section 2.8 hereof. Any partial prepayment of principal hereunder shall be in the amount of $500,000.00 or an integral multiple thereof.

     2.8 LIBOR Breakage And Other Costs. Westcon America shall pay to American Collateral Agent, for the benefit of American Lenders and Westcon Canada shall pay to Canadian Collateral Agent, for the benefit of Canadian Lenders, as applicable, an amount sufficient to reimburse the applicable Lenders for any and all loss (including loss of margin or profit), cost or expense incurred or suffered by such Lender, that the applicable Collateral Agent determines is attributable to (i) any payment, repayment, mandatory or optional prepayment, or conversion of a LIBOR Loan for any reason on a date other than the last day of the LIBOR Period for such LIBOR Loan, (ii) any failure by Westcon America or Westcon Canada for any reason to borrow, convert or prepay a LIBOR Loan on the date for such borrowing, conversion or prepayment specified in any relevant notice given pursuant to this Agreement, and/or (iii) any default by such Borrower in payment when due of the principal amount of or interest on any Loans to such Borrower, as applicable. Any such determination by the Applicable Collateral Agent shall, in the absence of manifest error, be conclusive and binding upon the applicable Borrower.

     2.9 Sharing of Payments.

          (a) If any American Lender shall obtain any payment or other recovery or receive any Collateral (whether voluntary, involuntary, by application of setoff or otherwise) on account of any American Revolving Loan or Collateral then or therewith obtained by all American Lenders, such American Lender shall purchase from the other American Lenders such participation in American Revolving Loans or American Letters of Credit, or shall provide such other American Lenders with the benefits of any such payments, recovery or such Collateral or the proceeds thereof as shall be necessary to cause such purchasing American Lender to share the excess payment, recovery or such Collateral ratably with each of them; provided, however, if all or any portion of such excess payment, recovery or such Collateral or benefits is thereafter recovered from such American Lender, such purchase shall be rescinded and the purchase price and benefits returned to the extent of such recovery, without interest.

          (b) If any Canadian Lender shall obtain any payment or other recovery or receive any Collateral (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Canadian Revolving Loan or Collateral then or therewith obtained by all Canadian Lenders, such Canadian Lender shall purchase from the other Canadian Lenders such participation in Canadian Revolving Loans or Canadian Letters of Credit, or shall provide such other Canadian Lenders with the benefits of any such payments, recovery or such Collateral or the proceeds thereof as shall be necessary to cause such purchasing Canadian Lender to share the excess payment, recovery or such Collateral ratably with each of them; provided, however, if all or any portion of such excess payment, recovery or such Collateral or benefits is thereafter recovered from such Canadian Lender, such purchase shall be rescinded and the purchase price and benefits returned to the extent of such recovery, without interest.

          Westcon America and Westcon Canada agree that any Lender so purchasing a portion of such American Lender's American Revolving Loans or such Canadian Lenders' Canadian Revolving Loans, or participation in American Letters of Credit or Canadian Letters of Credit, as the case may be, may exercise all rights, to the extent permitted hereunder (including, but not limited to, rights of setoff) with respect to such portion purchased as if such other American Lenders in the case of American Revolving Loans or Canadian Lenders in the case of Canadian Revolving Loans were the direct holders thereof. Westcon America and Westcon Canada agree that each American Lender or Canadian Lender, as applicable shall have a security interest in, and the right to set off as against any American Revolving Loan or Canadian Revolving Loan, as applicable, and all other such liabilities under this Agreement, with respect to any deposit account or other obligation of Borrowers. No American Lender shall exercise any right of setoff unless it shall first have obtained the consent of American Collateral Agent to the exercise of such right of setoff and no Canadian Lender shall exercise any right of setoff unless it shall first have obtained the consent of Canadian Collateral Agent to the exercise of such right of setoff.

     2.10 Non-Receipt of Funds by American Collateral Agent.

          (a) Unless American Collateral Agent shall have been notified in writing by an American Lender prior to the date of any American Revolving Loan to be made by such American Lender (which notice shall be effective upon receipt) that such Lender does not intend to make the proceeds of such American Revolving Loan available to American Collateral Agent, American Collateral Agent may assume that such American Lender has made such proceeds available to American Collateral Agent on such date, and American Collateral Agent may in reliance upon such assumption (but shall not be required to) make available to Westcon America a corresponding amount. If such amount is made available to American Collateral Agent on a date after such borrowing date, such American Lender shall pay to American Collateral Agent on demand an amount equal to the product of (i) the Federal Funds Rate during such period as quoted by American Collateral Agent, times (ii) the amount of such American Lender's American Percentage of such borrowing, times (iii) a fraction, the numerator of which is the number of days that elapse from and including such borrowing date to the date on which such American Lender's American Percentage of such borrowing shall have become immediately available to American Collateral Agent and the denominator of which is 360. If such American Lender's American Percentage of such borrowing is not in fact made available to American Collateral Agent by such American Lender within three (3) Business Days of such borrowing date, such American Lender shall be deemed a Defaulting Lender and American Collateral Agent shall be entitled to recover such amount with interest thereon at the rate per annum applicable to such borrowing hereunder, on demand, from Westcon America.

          (b) Unless American Collateral Agent shall have been notified by Westcon America prior to the date on which any payment is due from it hereunder (which notice shall be effective upon receipt) that Westcon America does not intend to make such payment, American Collateral Agent may assume that Westcon America has made such payment when due, and American Collateral Agent may in reliance upon such assumption (but shall not be required to) make available to each American Lender on such payment date an amount equal to the portion of such assumed payment to which such American Lender is entitled hereunder, and if Westcon America has not in fact made such payment to American Collateral Agent, such American Lender shall, on demand, repay to American Collateral Agent the amount made available to such American Lender, together with interest thereon for each day during the period commencing on the date such amount was made available to such American Lender and ending on (but excluding) the date such American Lender repays such amount to American Collateral Agent, at a daily rate equal to 1/360 of the Federal Funds Rate on such day.

          (c) A certificate of American Collateral Agent submitted to Westcon America or any American Lender with respect to any amount owing under this
Section 2.10 as to the computation of such amount shall be conclusive absent manifest error.

     2.11 Non-Receipt of Funds by Canadian Collateral Agent.

          (a) Unless Canadian Collateral Agent shall have been notified in writing by a Canadian Lender prior to the date of any Canadian Revolving Loan to be made by such Lender (which notice shall be effective upon receipt) that such Canadian Lender does not intend to make the proceeds of such Canadian Revolving Loan available to Canadian Collateral Agent,

Canadian Collateral Agent may assume that such Lender has made such proceeds available to Canadian Collateral Agent on such date, and Canadian Collateral Agent may in reliance upon such assumption (but shall not be required to) make available to Westcon Canada a corresponding amount. If such amount is made available to Canadian Collateral Agent on a date after such borrowing date, such Canadian Lender shall pay to Canadian Collateral Agent on demand an amount equal to the product of (i) the Federal Funds Rate during such period as quoted by Canadian Collateral Agent, times (ii) the amount of such Lender's Canadian Percentage of such borrowing, times (iii) a fraction, the numerator of which is the number of days that elapse from and including such borrowing date to the date on which such Canadian Lender's Canadian Percentage of such borrowing shall have become immediately available to Canadian Collateral Agent and the denominator of which is 360. If such Canadian Lender's Canadian Percentage of such borrowing is not in fact made available to Canadian Collateral Agent by such Canadian Lender within three (3) Business Days of such borrowing date, such Canadian Lender shall be deemed a Defaulting Lender and Canadian Collateral Agent shall be entitled to recover such amount with interest thereon at the rate per annum applicable to such borrowing hereunder, on demand, from Westcon Canada.

          (b) Unless Canadian Collateral Agent shall have been notified by Westcon Canada prior to the date on which any payment is due from it hereunder (which notice shall be effective upon receipt) that Westcon Canada does not intend to make such payment, Canadian Collateral Agent may assume that Westcon Canada has made such payment when due, and Canadian Collateral Agent may in reliance upon such assumption (but shall not be required to) make available to each Canadian Lender on such payment date an amount equal to the portion of such assumed payment to which such Canadian Lender is entitled hereunder, and if Westcon Canada has not in fact made such payment to Canadian Collateral Agent, such Canadian Lender shall, on demand, repay to Canadian Collateral Agent the amount made available to such Canadian Lender, together with interest thereon for each day during the period commencing on the date such amount was made available to such Canadian Lender and ending on (but excluding) the date such Canadian Lender repays such amount to Canadian Collateral Agent, at a daily rate equal to 1/360 of the Federal Funds Rate on such day.

          (c) A certificate of Canadian Collateral Agent submitted to Westcon Canada or any Canadian Lender with respect to any amount owing under this
Section 2.11 as to the computation of such amount shall be conclusive absent manifest error.

     2.12 Special Provisions Governing LIBOR Loans - Increased Costs.

          (a) In the event that upon the date that the applicable Borrower requests a LIBOR Loan, the applicable Collateral Agent shall have determined (which determination shall be final, conclusive and binding) that:

               (i) by reason of conditions in the London Interbank Eurodollar Market or of conditions affecting the position of either Collateral Agent in such market occurring after the date hereof, adequate fair means do not exist for establishing the LIBOR Rate, or

               (ii) by reason of (i) any applicable law or governmental rule, regulation, guideline or order (or any written interpretation thereof and including any new law or governmental rule, regulation, guideline or order), or (ii) other circumstances affecting either Collateral Agent or the applicable Lenders or the London Interbank Eurodollar Market or the position of either Collateral Agent or the applicable Lenders in such market (such as, but not limited to, official reserve requirements), the LIBOR Rate does not represent the effective pricing to the applicable Lenders for U.S. dollar deposits of comparable amounts for the relevant period due to such increased costs; then, and in either such event, the applicable Collateral Agent shall on such date (and in any event as soon as possible after being notified of a new LIBOR Period) send notice by telephone, confirmed in writing, to the applicable Borrower of such determination.

          (b) Thereafter, the applicable Borrower shall pay to the applicable Collateral Agent upon written request therefor, such additional amounts as the applicable Collateral Agent in its sole discretion, shall determine to be required to compensate the applicable Collateral Agent and the applicable Lenders for such increased costs. A certificate as to such additional amounts submitted to the applicable Borrower by the applicable Collateral Agent shall, absent manifest error, be final, conclusive and binding upon Westcon, Borrowers and the Collateral Agents and Lenders.

     2.13 Required Termination and Repayment of LIBOR Loans.

          (a) In the event either Collateral Agent shall have determined, at any time (which determination shall be final, conclusive and binding), that the making or continuation of any or all of the LIBOR Loans hereunder:

               (i) has become unlawful by compliance by either Collateral Agent or any Lender in good faith with any applicable law, governmental rule, regulation, guideline or order, or

               (ii) would cause either Collateral Agent or any Lender severe hardship as a result of a contingency occurring after the date hereof which adversely affects the London Interbank Eurodollar Market (such as, but not limited to disruptions resulting from political or economic events);

          then, and in either such event, a Collateral Agent shall on such date (and in any event as soon as possible after making such determination) give telephonic notice to the applicable Borrower, confirmed in writing, of such determination, identifying which of the LIBOR Loans was so affected.

          (b) The applicable Borrower then shall, upon the termination of the then current LIBOR Period applicable to each LIBOR Loan so affected or, if earlier, when required by law, repay each such affected LIBOR Loan, together with all interest accrued thereon.

          (c) In lieu of the repayment to the applicable Collateral Agent, on behalf of the applicable Lenders, required by this Section 2.13, the applicable Borrower may exercise the following options:

               (i) If such determination by the applicable Collateral Agent relates only to a LIBOR Loan then being requested by the applicable Borrower pursuant to the terms hereof, the applicable Borrower may, on such date by giving notice in writing to the applicable Collateral Agent, withdraw such request; or

               (ii) the applicable Borrower may, by giving notice in writing to the applicable Collateral Agent, request the applicable Lenders to make the LIBOR Loan then being requested in the form of an Index Rate Loan, or to convert its outstanding LIBOR Loan or Loans that are so affected into an Index Rate Loan at the end of the then current LIBOR Period applicable to each such LIBOR Loan (or at such earlier time as repayment is otherwise required to be made pursuant to the terms hereof). Such notice shall pertain only to the LIBOR Loan outstanding or to be outstanding during each such affected LIBOR Period.

     2.14 Taxes. If any taxes or duties of any kind shall be payable, or ruled to be payable, by or to any taxing authority of or in the United States or Canada, or any other country, or any political subdivision of any thereof, in respect of any of the transactions contemplated by this Agreement (including, but not limited to, execution, delivery, performance, enforcement, or payment of principal or interest of or under the Notes or the making of any LIBOR
Loan), by reason of any now existing or hereafter enacted statute, rule, regulation or other determination (excluding any taxes imposed on or measured by the Net Income of any Collateral Agent, the Arranger, the Documentation Agent, L/C Issuer or any Lender), the applicable Borrower will:

          (a) pay on written request therefor all such taxes or duties, including interest and penalty, if any,

          (b) promptly furnish the applicable Collateral Agent and the applicable Lenders with evidence of any such payment, and

          (c) indemnify and hold the Collateral Agents, the Arranger, the Documentation Agent, L/C Issuer, the Lenders and any holder or holders of any of the Notes harmless and indemnified against any liability or liabilities with respect to or in connection with any such taxes or the payment thereof or resulting from any delay or omission to pay such taxes.

Without prejudice to the survival of any other agreement of Westcon or either Borrower or any other Obligor under this Agreement, the agreement and obligations of Westcon and the Borrowers and the other Obligors contained in this Section 2.14 shall survive the termination of this Agreement.

          (d) The place of payment by Borrowers of amounts in United States currency is of the essence, and United States currency shall be the currency of account in all events. If for the purpose of obtaining judgment in any court of competent jurisdiction in Canada ("Foreign Jurisdiction") or for any other purpose hereunder it is necessary to convert an amount due hereunder from the United States currency in which it is due ("U.S. Currency") into another currency ("Second Currency"), the rate of exchange applied shall be the spot rate at which, in accordance with normal banking procedures, Lenders could purchase, in the New York foreign exchange market, the U.S. Currency with the Second Currency on the date two Business Days preceding that on which judgment is given. Westcon Canada agrees that its obligations in respect of any U.S. Currency due from it to Lenders hereunder shall, notwithstanding any judgment in the Second Currency, be discharged by a payment made to such Lenders on account thereof in the Second Currency only to the extent that, on the Business Day following receipt of such payment in the Second Currency, such Lenders may, in accordance with normal banking procedures, purchase, in the New York foreign exchange market, the U.S. Currency with the amount of the Second Currency so paid; and if the amount of the U.S. Currency which may be so purchased is less than the amount originally due in the U.S. Currency, Westcon Canada agrees as a separate and independent obligation and notwithstanding any such payment or judgment to indemnify such Lenders against such deficiency. The term "rate of exchange" in this Section includes any premium and costs of exchange payable in connection with the purchase of the U.S. Currency. "Business Day" shall mean a day other than a Saturday, Sunday or other day on which commercial banks in New York State are authorized or required by law to close.

          (e) (i) Any and all payments by Borrowers under this Agreement shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, imposed by any Foreign Jurisdiction, any state or province thereof or any successor sovereignty or any political subdivision or taxing authority of or in any Foreign Jurisdiction or any such state or province or successor sovereignty (all such taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Applicable Taxes"), excluding in each case any income or franchise taxes imposed on a Lender by the jurisdiction or political subdivision in which such Lender is organized or has its lending office or principal place of business, as the case may be. If a Borrower shall be required by law to deduct any Applicable Taxes from or in respect of any sum payable hereunder to a Lender
(i) the sum payable shall be increased as may be necessary so that after making all such required deductions (including deductions applicable to additional sums payable hereunder) such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Lender shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law.

               (ii) In addition, Borrowers agree to pay any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies imposed by any Foreign Jurisdiction, any state or province thereof or any successor sovereignty or any political subdivision or taxing authority of any Foreign Jurisdiction or any such state or province or successor sovereignty which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement (hereinafter referred to as "Other Applicable Taxes").

               (iii) Borrowers will indemnify Lenders for the full amount of Applicable Taxes or Other Applicable Taxes (including, without limitation, any Applicable Taxes or Other Applicable Taxes imposed on amounts payable hereunder) paid by any Lender or any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Applicable Taxes or Other Applicable Taxes were correctly or legally asserted. Payment pursuant to this indemnification shall be made within ten (10) days from the date any affected Lender makes written demand therefor.

               (iv) Within ten (10) days after the date of any payment of Applicable Taxes, the applicable Borrower will furnish to the applicable Lender, with a copy to the applicable Collateral Agent, the original or a certified copy of a receipt evidencing the amount and payment thereof.

     2.15 Revolving Loan Commitment Reduction. Notwithstanding anything to the contrary contained herein, including, without limitation, Sections 2.6(a) and
(b) hereof, Westcon America and/or Westcon Canada may, at any time by three (3) Business Days prior written notice to the American Collateral Agent by Westcon America and the Canadian Collateral Agent by Westcon Canada and, in either instance, each of the applicable Lenders, state their desire to reduce the American Commitment or Canadian Commitment, as applicable, to any amount which is not less than the aggregate of the then outstanding principal amount of American Advances or Canadian Advances, as applicable, and the face amount of outstanding and undrawn American Letters of Credit or Canadian Letters of Credit; provided, however, that in no event shall the total Commitments be partially reduced to an aggregate amount of less than $125,000,000. Any reductions of any Lender's Commitment shall not be reinstated at any future date and any partial reduction shall be in the amount of $500,000.00 and in incremental multiples of $1,000,000.00. Two (2) Business Days after receipt of such a reduction notice, the obligation of the American Lenders to make American Advances and the Canadian Lenders to make Canadian Advances hereunder shall be limited to the applicable Lenders' applicable Commitment as reduced pursuant to said notice. Any such reduction of the Commitments shall be accompanied by the Prepayment Premium, if applicable, plus any LIBOR breakage fees, if applicable, as described in Section 2.8.

     2.16 Payments.

          (a) All payments of interest, principal, fees and other expenses by the Borrowers under this Agreement unless otherwise specified shall be made as set forth in Article VII hereof and otherwise, in the case of Westcon America, in lawful currency of the United States of America and, in the case of Westcon Canada, in lawful currency of the United States of America, and in each case in immediately available funds without counterclaim or setoff and free and clear and without reduction for any present or future income, stamp or other taxes, deductions or withholdings, all of which shall be paid by the applicable Borrower for its own account. All payments shall be made not later than 11:00 a.m. (Eastern Time) on the due date to the applicable Collateral Agent's Collection Account.

          (b) All payments (unless stated herein otherwise) shall, in the case of Westcon America be applied first to the payment of all fees, expenses and other amounts due to the American Lenders, American L/C Issuer and American Collateral Agent (excluding principal and interest) and in the case of Westcon Canada be applied first to the payment of all fees, expenses, and other amounts due to the Canadian Lenders, Canadian L/C Issuer and Canadian Collateral Agent (excluding principal and interest), then in each case to such Borrower's accrued interest, and the balance on account of outstanding principal; provided, that upon repayment in full of all amounts owing by Westcon America hereunder and under the other Loan Documents, all payments made by Westcon America shall then be applied to Indebtedness of Westcon Canada (but there shall be no corresponding provision applicable to payments by Westcon Canada upon repayment in full of all amounts owing by Westcon Canada hereunder and under the other Loan Documents); provided, however, that after an Event of Default, payments will be applied to the Indebtedness as the applicable Collateral Agent determines in its sole discretion, or as otherwise directed by the Required American Lenders or the Required Canadian Lenders, as applicable.

     2.17 Charge to Account.

          (a) Charge to U.S. Account. On the date that any principal of, or interest on, the American Loans or any fees or charges payable under this Agreement or any other Loan Documents are due to American Collateral Agent, American L/C Issuer or American Lenders, including, without limitation, as set forth in Article VII hereof, Westcon America authorizes the American Collateral Agent to debit any bank accounts of Westcon America maintained with the American Collateral Agent on such due date in an amount equal to such unpaid principal, interest, fees or charges, as applicable.

          (b) Charge to Canadian Account. On the date that any principal of, or interest on, the Canadian Loans or any fees or charges payable under this Agreement or any other Loan Documents are due to Canadian Collateral Agent, Canadian L/C Issuer or Canadian Lenders, including, without limitation, as set forth in Article VII hereof, Westcon Canada authorizes the Canadian Collateral Agent to debit any bank accounts of Westcon Canada maintained with the Canadian Collateral Agent on such due date in an amount equal to such unpaid principal, interest, fees or charges, as applicable.

     2.18 Use of Proceeds.

          (a) Westcon America covenants to American Collateral Agent, American L/C Issuer and American Lenders that it will use the proceeds borrowed under this Agreement for Westcon America's working capital needs, to refinance the Existing Facility and for such other legal and proper general corporate purposes as are consistent with all applicable laws and Westcon America's certificate of incorporation and by-laws.

          (b) Westcon Canada covenants to Canadian Collateral Agent, Canadian L/C Issuer and Canadian Lenders that they will use the proceeds borrowed under this Agreement for Westcon Canada's working capital needs and for such other legal and proper general corporate purposes as are consistent with all applicable laws and Westcon Canada's articles of incorporation and by-laws.

     2.19 American Cash Management. On or prior to the date of execution of this Agreement, Westcon America and its Subsidiaries shall establish and shall at all times thereafter maintain the cash management systems described in Annex 2.19.

     2.20 Canadian Cash Management. On or prior to the date of execution of this Agreement, Westcon Canada and its Subsidiaries shall establish and shall at all times thereafter maintain the cash management systems described in Annex 2.20.

                      ARTICLE 3. CONDITIONS TO THE CREDIT

          The Lenders' agreements to lend and L/C Issuers' agreements to issue Letters of Credit contained in this Agreement, shall be effective only upon fulfillment of the following conditions at or prior to the date of the execution of this Agreement.

     3.1 Corporate Action. Westcon and each of the Borrowers and each of the other Obligors shall have taken all necessary and appropriate corporate and shareholder action and shall have adopted resolutions authorizing, as applicable, the transactions contemplated hereby, to which the execution and delivery of this Agreement, the Notes, the other Loan Documents and the taking of all action required of such party, as applicable, by this Agreement and the other Loan Documents; and Westcon and Borrowers and the other Obligors shall have furnished to the applicable Collateral Agent copies certified as of the date of the execution of this Agreement of such resolutions and such other company documents as the applicable Collateral Agent shall request.

     3.2 Charter Documents. There shall have been furnished to the applicable Collateral Agent a general certificate from Westcon and each Borrower and each other Obligor including: (i) certificates evidencing such party's good standing and a certificate of compliance for Westcon Canada duly issued of recent date by each jurisdiction where such party is qualified to do business and, in the case of Westcon Canada, by the Director under its incorporation statute; (ii) copies of the certificates of incorporation and current by-laws of such party and any unanimous stockholders agreement binding Westcon Canada or to which Westcon Canada is subject, certified by its Secretary as of the date of the execution of this Agreement; (iii) an incumbency certificate specifying the officers of such party, together with their specimen signatures; (iv) evidence in form and substance satisfactory to the Collateral Agent, including without limitation, appropriate filed merger certificates from the appropriate State Secretaries of State certifying that Voda One Corp., Comstor, Inc., Westcon, Inc., Westcon.Net, Inc., Westcon Mexico, Inc., Westcon Australia, Inc. and all other American Subsidiaries of Westcon other than Eastpro Services, Inc. have been merged with and into Westcon America, with Westcon America as the surviving corporation; and (v) such other certifications and exhibits as either Collateral Agent may request.

     3.3 Revolving Notes. Westcon America shall have executed and delivered to the American Lenders the American Notes and Westcon Canada shall have executed and delivered to the Canadian Lenders the Canadian Notes, in each case appropriately completed, evidencing such Borrower's obligations to repay the American Revolving Loans in the case of Westcon America and the Canadian Revolving Loans in the case of Westcon Canada.

     3.4 Security Agreements.

          (a) U.S. Security Agreements. Westcon, Westcon America and their American Subsidiaries shall have executed and delivered to the American Collateral Agent (i) one or more security agreements governed by the laws of New York ("American Security Agreements") in form and content satisfactory to American Collateral Agent and granting to American Collateral Agent, for the benefit of the American Lenders, American Collateral Agent, Canadian Lenders and Canadian Collateral Agent, security interests ("Security Interests") in all of each such Obligor's assets, except as provided in Section 3.4(b) below in the case of Westcon, including, without limitation, Equipment; Inventory; Accounts; Documents; Instruments; Chattel Paper; Investment Property and General Intangibles, including deposit accounts, letter of credit rights, industrial designs, patents, trademarks, tradenames, copyrights, swap agreements, insurance proceeds, tax refunds, cash and license rights whether now owned or hereafter acquired, wherever located, and any and all products and proceeds thereof ("American

Collateral") as continuing collateral security for the payment of any and all Indebtedness; and (ii) appropriate UCC financing statements or similar applicable notice filings ("Financing Statements"), or equivalents, to perfect the Security Interests, which Security Interests shall be first and only priority Liens and security interests in such property, except as otherwise specifically permitted by this Agreement.

          (b) Canadian Security Agreements. Westcon Canada shall have executed and delivered to the Canadian Collateral Agent (i) one or more security agreements governed by the laws of Quebec and Ontario, or other applicable jurisdiction determined by Canadian Collateral Agent as the case may be ("Canadian Security Agreements") in form and content satisfactory to Canadian Collateral Agent and granting to Canadian Collateral Agent, for the benefit of the Canadian Lenders and Canadian Collateral Agent, security interests and hypothecs ("Security Interests") in all of Westcon Canada's assets, including, without limitation, Equipment; Inventory; Accounts; Documents; Instruments; Chattel Paper; Investment Property and General Intangibles, including deposit accounts, letter of credit rights, industrial designs, patents, trademarks, tradenames, copyrights, swap agreements, insurance proceeds, tax refunds, cash and license rights whether now owned or hereafter acquired, wherever located, and any and all products and proceeds thereof ("Canadian Collateral" and together with the American Collateral "Collateral"; provided that the terms "American Collateral", "Canadian Collateral" and "Collateral" as used herein shall not include any cash or cash equivalents owned by Westcon or any shareholder, partnership, membership or similar ownership interests of Westcon in any Unrestricted Subsidiaries, rights of Westcon under distribution contracts outside the United States and Canada solely for the benefit of Unrestricted Subsidiaries and Westcon and any assets of the Unrestricted Subsidiaries), as continuing collateral security for the payment of any and all Indebtedness of Westcon Canada; and (ii) appropriate personal property act financing statements or similar applicable notice filings ("Financing Statements"), or equivalents, to perfect or publish the Security Interests, which Security Interests shall be first and only priority Liens and security interests in such property, except as otherwise specifically provided by this Agreement.

     3.5 Pledge Security Agreements. Westcon shall have executed and delivered to the American Collateral Agent (i) one or more pledge security agreements in form and content satisfactory to the American Collateral Agent (collectively, the "Pledge Security Agreements") granting to the American Collateral Agent for the benefit of the Lenders and the Collateral Agents a first and only priority security interest in 100% of the stock of Westcon America and any other American Subsidiaries of Westcon or Westcon America and in 66.66% of the stock of Westcon Canada and any other Canadian Subsidiaries of Westcon, Westcon Canada and Westcon America, as continuing collateral security for the payment of the Indebtedness, (ii) the original stock certificates therefor; provided that, in the case of the pledge of shares of stock of Westcon Canada or any other Canadian Subsidiaries, if the constituent documents of such Person provide that the shares of such Person may not be transferred without the consent of the directors of such person, then the shares of such Person shall at the election of Canadian Collateral Agent be registered in Canadian Collateral Agent's name, (iii) stock transfer powers; (iv) Pledge Security Agreements of Westcon, Westcon America, Westcon Canada and any of their respective North American Subsidiaries pledging in the case of Westcon, Westcon America and any of their American Subsidiaries, a first and only priority security interest in any and all promissory notes and other Instruments owned or otherwise held by such Person to the American Collateral Agent, on behalf of American Lenders, American Collateral Agent, Canadian Lenders and Canadian Collateral Agent, pursuant to documentation satisfactory in form and substance to the American Collateral Agent and in the case of Westcon Canada, a first and only priority security interest in any and all promissory notes and other Instruments owned or otherwise held by Westcon Canada to the Canadian Collateral Agent, on behalf of Canadian Lenders and Canadian Collateral Agent, pursuant to documentation in form and substance satisfactory to the Canadian Collateral Agent, (v) endorsements in blank of all promissory notes and other Instruments pledged to either Collateral Agent, and (vi) all other necessary documents to perfect the first and only priority Lien of the American Collateral Agent, on behalf of the Collateral Agents and Lenders.

     3.6 Blocked Account Agreements.

          (a) Westcon America shall have executed and delivered one or more blocked account agreement(s) and related documents in form and content satisfactory to American Collateral Agent into which its Account Debtors shall remit or cause the remittance of payment with respect to all Receivables and all other Collateral owned or otherwise held by Westcon America; and

          (b) Westcon Canada shall have executed and delivered one or more blocked account agreement(s) and related documents in form and content satisfactory to Canadian Collateral Agent into which its Account Debtors shall remit or cause the remittance of payment with respect to all Receivables and all other Collateral owned or otherwise held by Westcon Canada.

     3.7 Guaranties. Westcon, Westcon America and each of the American Subsidiaries of Westcon and Westcon America, if any, shall have executed and delivered to the American Collateral Agent: (a) a guaranty agreement in form and content satisfactory to the American Collateral Agent guarantying to the American Collateral Agent, for the benefit of the Lenders and Collateral Agents, payment of any and all Indebtedness of the Borrowers (collectively, "Guaranties"), and (b) Security Agreements and Financing Statements, as more fully described in Section 3.4 above.

     3.8 Intentionally Omitted.

     3.9 Subordination Agreement. A Subordination and Pledge Agreement from Datatec, in form and content satisfactory to the Arranger and the Collateral Agents ("Subordination Agreement"), which shall be in full force and effect and the provisions of the Subordination Agreement shall be satisfactory in form and substance to the Arranger and Collateral Agents. The maturity date of the Subordinated Note shall not be earlier than November 30, 2007.

     3.10 Minimum Excess Availability. Westcon America and Westcon Canada shall collectively have Excess Availability in the amount of at least $17,500,000.00 on the Closing Date.

     3.11 Solvency. There shall have been executed and delivered to the applicable Collateral Agent separate officer's certificates (each a "Solvency Certificate") in form and substance satisfactory to the applicable Collateral Agent, from a responsible officer of each of the Borrowers and Westcon attesting to the Solvency thereof in each case individually and together with its Subsidiaries, if any, taken as a whole.

     3.12 Lien Searches.

          (a) U.S. Lien Searches. American Collateral Agent shall be in receipt of searches of the appropriate filing records, including, without limitation, the United States Patent and Trademark Office, the United States Copyright Office or any other jurisdiction, as the American Collateral Agent or any of the American Lenders may require in order to confirm the priority of the Security Interests in the assets of Westcon, Westcon America and the other North American Subsidiaries.

          (b) Canadian Lien Searches. Canadian Collateral Agent shall be in receipt of searches of the appropriate filing records, including, without limitation, the Canadian Patent and Trademark Office, the Canadian Copyright Office or any other jurisdiction, as the Canadian Collateral Agent or any of the Canadian Lenders may require in order to confirm the priority of the Security Interests in the assets of Westcon Canada.

     3.13 Material Adverse Effect. There shall not have occurred any Material Adverse Effect since February 28, 2002 with respect to (a) Westcon or either of the Borrowers individually, or (b) Westcon and its Subsidiaries taken as a whole.

     3.14 Intellectual Property Security Agreements.

          (a) U.S. Intellectual Property Security Agreements. Westcon, Westcon America and each of their American Subsidiaries shall have executed and delivered to the American Collateral Agent intellectual property collateral assignment and security agreement(s) with respect to its intellectual property in form and content satisfactory to the American Collateral Agent and granting American Collateral Agent, for the benefit of the Lenders and for the benefit of the Collateral Agents, a first and only priority security interest in the intellectual property and licenses for the use thereof of Westcon, Westcon America and each of their American Subsidiaries, as applicable, each together with a special power of attorney and such other documentation as is necessary to perfect such security interest.

          (b) Canadian Intellectual Property Security Agreements. Westcon Canada shall have executed and delivered to the Canadian Collateral Agent intellectual property collateral assignment and security agreement(s) with respect to its intellectual property in form and content satisfactory to the Canadian Collateral Agent and granting Canadian Collateral Agent for the benefit of the Canadian Lenders and for the benefit of Canadian Collateral Agent a first and only priority security interest in the intellectual property and licenses for the use thereof of Westcon Canada, together with a special power of attorney and such other documentation as is necessary to perfect such security interest.

     3.15 Guarantor Security Agreement. Each Guarantor shall have furnished the applicable Collateral Agent with executed counterparts of a general security agreement of such Guarantor (each a "Guarantor Security Agreement"), each such Guarantor Security Agreement to be in form and content satisfactory to the applicable Collateral Agent, pursuant to which each such Guarantor shall grant the applicable Collateral Agent, in the case of the American Collateral

Agent, for the benefit of the Lenders and Collateral Agents and, in the case of the Canadian Collateral Agent, for the benefit of the Canadian Lenders and Canadian Collateral Agent, a lien and security interest in all of the personal property and assets of such Guarantor; provided that such property and assets shall not include any cash or cash equivalents owned by Westcon or any shareholder, partnership, membership or similar ownership interests of Westcon in any Unrestricted Subsidiaries, rights of Westcon under distribution contracts outside the United States and Canada solely for the benefit of Unrestricted Subsidiaries and Westcon and any assets of the Unrestricted Subsidiaries.

     3.16 Payment of Existing Facilities. Westcon and Borrowers shall have executed and delivered to the Collateral Agents evidence in form and content satisfactory to the Collateral Agents that the Existing Facilities have been paid in full and that none of Westcon, Borrowers nor any of their Subsidiaries has any further obligations thereunder, including without limitation, documents and instruments in form and content satisfactory to Agents terminating all security interests thereunder.

     3.17 Assignment of Claims. To the extent applicable, each Borrower shall have executed and delivered to the applicable Collateral Agent assignments of claims with respect to all government receivables in form and content satisfactory to the applicable Collateral Agent granting to Collateral Agent, in the case of the American Collateral Agent, for the benefit of the Lenders and Collateral Agents and, in the case of the Canadian Collateral Agent, for the benefit of the Canadian Lenders and Canadian Collateral Agent, a first and only priority lien and security interest in such Receivables, together such other documentation as is required by the applicable Collateral Agent.

     3.18 Waivers, Warehousemen And Processor's Notifications And
Acknowledgments And Freight Forwarder's Agreements.

          (a) U.S. Westcon America shall have caused to be executed and delivered to the American Collateral Agent such landlord waivers, warehousemen and processor's notifications and acknowledgments, and freight forwarder's agreements in form and content satisfactory to the American Collateral Agent and executed by such landlords, warehouseman, processors and freight forwarders as American Collateral Agent shall request.

          (b) Canada. Westcon Canada shall have caused to be executed and delivered to Canadian Collateral Agent such landlord waivers, warehousemen and processor's notifications and acknowledgments, and freight forwarder's agreements in form and content satisfactory to the Canadian Collateral Agent and executed by such landlords, warehouseman, processors and freight forwarders as Canadian Collateral Agent shall request.

     3.19 Collateral Audits.

          (a) U.S. American Collateral Agent shall have performed an audit of the Collateral owned by Westcon America, the results of which shall be reasonably satisfactory to American Collateral Agent and Westcon America shall, at its sole cost and expense, cooperate with and assist American Collateral Agent in connection with the audit, including, without limitation, giving American Collateral Agent access to Westcon America's books and records and furnishing all other information and material requested by American Collateral Agent or any of American Lenders.

          (b) Canada. Canadian Collateral Agent shall have performed an audit of the Collateral owned by Westcon Canada, the results of which shall be reasonably satisfactory to Canadian Collateral Agent and Westcon Canada shall, at Westcon Canada's sole cost and expense, cooperate with and assist Canadian Collateral Agent in connection with the audit, including, without limitation, giving Canadian Collateral Agent access to Westcon Canada's books and records and furnishing all other information and material requested by Canadian Collateral Agent or any of Canadian Lenders.

     3.20 Inventory Appraisals.

          (a) U.S. American Collateral Agent shall have received an appraisal of the Inventory owned by Westcon America, from an appraiser only, in form and content satisfactory to the American Collateral Agent.

          (b) Canada. Canadian Collateral Agent shall have received an appraisal of the Inventory owned by Westcon Canada, from an appraiser only, in form and content satisfactory to Canadian Collateral Agent.

     3.21 Projections. The Agents and Lenders shall have received Projections in form and content satisfactory to each of them with respect to Westcon, Borrowers and their Subsidiaries on a consolidated and consolidating basis through the Maturity Date, on a monthly basis through February 28, 2004 and quarterly thereafter.

     3.22 Insurance.

          (a) Westcon America shall have caused to be delivered to the American Collateral Agent evidence of insurance coverage evidencing compliance with
Section 8.7 and otherwise in form and substance satisfactory to the American Collateral Agent, and naming the American Collateral Agent as additional insured or loss payee, as appropriate, on behalf of the Lenders and Collateral Agents; and (b) Westcon Canada shall have caused to be delivered to the Canadian Collateral Agent evidence of insurance coverage evidencing compliance with Section 8.7 and otherwise in form and substance satisfactory to the Canadian Collateral Agent, and naming the Canadian Collateral Agent as additional insured or loss payee, as appropriate, on behalf of the Canadian Lenders and Canadian Collateral Agent.

     3.23 Other Collateral. Nothing contained in this Agreement shall limit the rights of American Collateral Agent or any of the American Lenders in the case of Westcon America or Canadian Collateral Agent or any of the Canadian Lenders in the case of Westcon Canada in and to any other collateral securing the Indebtedness which may have been, or may hereafter be, granted to such Collateral Agent, in the case of the American Collateral Agent, for the benefit of the Lenders and Collateral Agents and, in the case of the Canadian Collateral Agent, for the benefit of the Canadian Lenders and Canadian Agent, by such Borrower pursuant to any other agreement.

     3.24 Fees. Borrowers shall have paid all of the fees specified in Section
7.4 of this Agreement and all other fees and expenses incurred by Arranger or either Collateral Agent in connection with this Agreement, including, without limitation, attorneys' fees and expenses of Arranger or either Collateral Agent.

     3.25 Equity Requirement. American Collateral Agent shall have received evidence, in form and content satisfactory to the American Collateral Agent, that on the Closing Date, Westcon America has a Tangible Net Worth of no less than $148,000,000 and Westcon has Tangible Net Worth of no less than $190,900,000.

     3.26 Opinions.

          (a) U.S. Opinions. Independent counsel for the Borrowers, Westcon and any other Obligors shall have furnished to the Lenders, the Agents and L/C Issuer their favorable opinions, in form and content satisfactory to the Lenders, the Agents and L/C Issuer and their counsel, dated the date of the execution of this Agreement.

          (b) Canadian Opinions. Independent counsel for the Borrowers, Westcon and any other Obligors in Canada shall have furnished to the Lenders, the Agents and L/C Issuer their favorable opinions, in form and content satisfactory to the Lenders, the Agents and L/C Issuer and their counsel, dated the date of the execution of this Agreement.

     3.27 Subsequent Extensions of Credit-Revolving Credit. Subsequent to the satisfaction of the conditions set forth herein, each request by the applicable Borrower to the applicable Collateral Agent for a Revolving Loan or to cause the applicable L/C Issuer to issue a Letter of Credit after the date hereof shall constitute confirmation, and a representation and warranty, by the applicable Borrower of all the factual matters set forth in the form of Compliance Certificate as of the date of such Revolving Loan in the same manner as if a written Compliance Certificate had then been delivered, such factual matters shall be true on the date such Revolving Loan is made and the Arranger and applicable Collateral Agent shall be satisfied that there has not occurred any Material Adverse Effect or become aware of any facts or conditions not previously known that could have a Material Adverse Effect with respect to Westcon or either of the Borrowers. No Revolving Loan shall be made if such certification is not made without qualification or if the Arranger and applicable Collateral Agent determine that there is or could be such Material Adverse Effect. If an Incipient Default or Event of Default shall have occurred and be continuing, and the applicable Collateral Agent, or Requisite American Lenders or Requisite Canadian Lenders, as applicable, shall have determined to cease funding, no Revolving Loan shall be made and no Letter of Credit shall be issued.

     3.28 Other Matters. All matters incidental to the execution and delivery of this Agreement, the Notes, the Collateral Documents and the other documents required hereby, and all action required by this Agreement, shall be satisfactory to Agents and to their counsel.

                   ARTICLE 4. REPRESENTATIONS AND WARRANTIES

          Each of the Borrowers, Westcon and each of the Obligors signatory hereto, jointly and severally, make the following representations and warranties:

     4.1 Good Standing and Authority. Each Borrower and Westcon and each other Obligor is a corporation, duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization; has power and authority to transact the business in which it is engaged; is duly licensed or qualified and in good standing in each jurisdiction in which the conduct of such business requires such licensing or such qualification; and has all necessary power and authority to enter into this Agreement and to execute, deliver and perform this Agreement, the Notes, the Collateral Documents and any other Loan Document to which it is a party, all of which have been duly authorized by all proper and necessary corporate and shareholder action.

     4.2 Executive Offices, Collateral Locations, FEIN. As of the Closing Date, Westcon and each Borrower's and each other Obligor's name as it appears in official filings in its jurisdiction of incorporation or organization, organization type, organization number, if any, issued by its jurisdiction of incorporation or organization, and the current location of Westcon and each Borrower's and each other Obligor's chief executive office or domicile (as that term is used in the Civil Code of Quebec) and the warehouses and premises at which any Collateral is located are set forth in Schedule 4.2, none of such locations has changed within the four (4) months preceding the Closing Date and Westcon and each Borrower and each other Obligor has only one state or other jurisdiction of incorporation or organization. In addition, Schedule 4.2 lists the federal employer identification number of Westcon and Westcon America and each other American Obligor.

     4.3 Ownership of Property; Liens.

          (a) As of the Closing Date, the real estate ("Real Estate") listed in
Schedule 4.3 constitutes all of the real property owned, leased, subleased, or used by any of Westcon and Borrowers and the other Obligors. Westcon and Borrowers and the other Obligors own good and marketable fee simple title to all of their respective owned Real Estate, and valid and marketable leasehold interests in all of their respective leased Real Estate, all as described on
Schedule 4.3, and copies of all such leases or a summary of terms thereof reasonably satisfactory to the applicable Collateral Agent have been delivered to the applicable Collateral Agent. Schedule 4.3 further describes any Real Estate with respect to which any of Westcon or Borrowers or the other Obligors is a lessor, sublessor or assignor as of the Closing Date. Westcon and Borrowers and the other Obligors also have good and marketable title to, or valid leasehold interests in, all of their respective personal property and assets. As of the Closing Date, none of the properties and assets of any of Westcon or Borrowers or the other Obligors are subject to any Liens other than Permitted Encumbrances, and there are no facts, circumstances or conditions known to any of Westcon or Borrowers or the other Obligors that may result in any Liens (including Liens arising under Environmental Laws) other than Permitted Encumbrances. Each of Westcon and Borrowers and the other Obligors has received all deeds, assignments, waivers, consents, nondisturbance and attornment or similar agreements, bills of sale and other documents, and has duly effected all recordings, filings and other actions necessary to establish, protect and perfect their respective right, title and interest in and to all such Real Estate and other properties and assets. Schedule 4.3 also describes any purchase options, rights of first refusal or other similar contractual rights pertaining to any Real Estate. As of the Closing Date, no portion of any of Westcon's or either Borrower's or any other Obligor's Real Estate has suffered any material damage by fire or other casualty loss that has not heretofore been repaired and restored in all

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material respects to its original condition or otherwise remedied. As of the
Closing Date, all material permits required to have been issued or appropriate to enable the Real Estate to be lawfully occupied and used for all of the purposes for which it is currently occupied and used have been lawfully issued and are in full force and effect.

          (b) (i) Westcon America has the unconditional authority to grant the Security Interest to the American Collateral Agent for the benefit of the Lenders and for the benefit of Collateral Agents and assuming that all necessary UCC filings have been made, the American Collateral Agent has an enforceable first and only lien on all Collateral owned by Westcon America for the benefit of the Lenders and Collateral Agents; and (ii) Westcon Canada has the unconditional authority to grant the Security Interest to the Canadian Collateral Agent for the benefit of the Canadian Lenders and for the benefit of Canadian Collateral Agent and assuming that all necessary PPSA or other personal property security act filings have been made, the Canadian Collateral Agent has an enforceable first and only lien, subject to Prior Claims, on all Collateral owned by Westcon Canada for the benefit of the Canadian Lenders and Canadian Collateral Agent.

     4.4 Ventures, Subsidiaries and Affiliates; Outstanding Stock and Indebtedness. Except as set forth in Schedule 4.4, as of the Closing Date, none of Westcon or Borrowers or any other Obligors have any Subsidiaries, are engaged in any joint venture or partnership with any other Person, or are an Affiliate of any other Person. All of the issued and outstanding Stock of Westcon, each of the Borrowers and each of the other direct and indirect Subsidiaries of Westcon is owned by each of the stockholders and in the amounts set forth in Schedule 4.4. Except as set forth in Schedule 4.4, there are no outstanding rights to purchase, options, warrants or similar rights or agreements pursuant to which any of Westcon, Borrowers or any Subsidiaries may be required to issue, sell, repurchase or redeem any of its stock or other equity securities or any stock or other equity securities of its Subsidiaries. All outstanding Obligations of Westcon and Borrowers and their Subsidiaries as of the Closing Date (unless another date is otherwise expressly set forth on Schedule 4.4)(except for the Indebtedness) is described in Schedule 4.4.

     4.5 Insurance. Schedule 4.5 lists all insurance policies of any nature maintained, as of the Closing Date, for current occurrences by each of Westcon, Borrowers and the other North American Subsidiaries, as well as a summary of the terms of each such policy.

     4.6 Deposit and Disbursement Accounts. Schedule 4.6 lists all banks and other financial institutions at which any of Westcon or Borrowers or any other Obligors maintains deposit or other accounts including, without limitation, investment accounts, as of the Closing Date, including any disbursement accounts (including, without limitation, payroll accounts), and such Schedule correctly identifies the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor.

     4.7 Supplemental Disclosure. From time to time as may be requested by either Collateral Agent (which request will not be made more frequently than once each year absent the occurrence and continuance of an Event of Default) or at Westcon's or a Borrower's election, Westcon and Borrowers shall supplement each Schedule hereto, or any representation herein or in any other Loan Document, with respect to any matter hereafter arising that, if existing or


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

occurring at the date of this Agreement, would have been required to be set forth or described in such Schedule or as an exception to such representation or that is necessary to correct any information in such Schedule or representation which has been rendered inaccurate thereby (and, in the case of any supplements to any Schedule, such Schedule shall be appropriately marked to show the changes made therein); provided that (a) no such supplement to any such Schedule or representation shall amend, supplement or otherwise modify any Schedule or representation, or be or be deemed a waiver of any Incipient Default or Event of Default resulting from the matters disclosed therein, except as expressly consented to by Collateral Agents and Required Lenders in writing, and (b) no supplement shall be required or permitted as to representations and warranties that relate solely to the Closing Date.

     4.8 Valid and Binding Obligation. This Agreement, the Notes, the Collateral Documents, and any other Loan Document to which such Borrower or Westcon or such other Obligor is a party, will constitute the legal, valid and binding obligations of such Borrower or Westcon or such other Obligor party thereto, enforceable in accordance with their respective terms, except as enforceability (i) may be limited by state, provincial or federal bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and (ii) may be subject to equity principles in the event equitable remedies are sought.

     4.9 Notes Receivable. No Receivable is an Instrument, Document, or Chattel Paper or is evidenced by any note, draft, trade acceptance, or other instrument for the payment of money, except such Instrument, Document, Chattel Paper, note, draft, trade acceptance, or other instrument as has been endorsed and delivered by the applicable Borrower or Guarantor to the applicable Collateral Agent and has not been presented for payment and returned uncollected for any reason.

     4.10 No Pending Litigation. Schedule 4.10 contains a list of pending actions against any of Westcon or the Borrowers or their Subsidiaries. There are not any actions, suits, proceedings or investigations pending or, to the knowledge of Westcon or Borrowers, threatened against Westcon or Borrowers or their Subsidiaries or any basis therefor, which, if adversely determined, including those described on Schedule 4.10, would, in any case or in the aggregate, be in an amount in excess of $750,000 or which question the validity of this Agreement, the Notes, the Collateral Documents, the other Loan Documents or any other documents required by this Agreement, or any action taken or to be taken pursuant to any of the foregoing.

     4.11 No Consent or Filing. No consent, license, approval or authorization of, or registration, declaration or filing with, any court, governmental body or authority or other Person or entity is required in connection with the valid execution, delivery or performance of this Agreement, the Notes, the Collateral Documents, the other Loan Documents or other documents required by this Agreement or in connection with any of the transactions contemplated thereby, other than filings and recordings in connection with the Collateral Documents.

     4.12 No Violations. Neither Westcon nor any Borrower nor any of the other North American Subsidiaries are in violation of any term of their respective certificate or articles of incorporation or by-laws, or of any mortgage, borrowing agreement, or other instrument or agreement pertaining to Obligations for borrowed money. Neither Westcon nor any Borrower nor any of the other North American Subsidiaries is in violation of any term of any other


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


indenture, instrument or agreement to which it is a party or by which it may be bound. Neither Westcon nor any Borrower nor any of the other North American Subsidiaries is in violation of any order, writ, judgment, injunction or decree of any court of competent jurisdiction or, of any statute, rule or regulation of any competent governmental authority. The execution and delivery of this Agreement, the Notes, the Collateral Documents, the other Loan Documents and other documents required by this Agreement, and the performance of any and all of the same is and will be in compliance with the foregoing and will not result in any violation or result in the creation of any mortgage, Lien, security interest, charge or encumbrance upon any properties or assets except in favor of the applicable Collateral Agent, in the case of the American Collateral Agent, for the benefit of Lenders and Collateral Agents and, in the case of the Canadian Collateral Agent, for the benefit of the Canadian Lenders and Canadian Collateral Agent. There exists no fact or circumstance not disclosed in this Agreement or in the documents furnished in connection herewith that could be expected to have an adverse effect in excess of $1,000,000, either individually or in the aggregate.

     4.13 Financial Statements. Westcon has furnished to the Arranger and Collateral Agents, the Audited Financial Statement as of February 28, 2002 prepared by the Auditors which statement presents fairly the consolidated financial position of Westcon as of such date and the results of its operations and changes in its financial position for such period then ended and has been prepared in conformity with GAAP applied on a basis consistent with that of similar periods for preceding years. From the date of such Financial Statement to the date of the execution of this Agreement, there have not been any changes in the financial condition of Westcon as disclosed in such financial statement that constitute or could constitute a Material Adverse Effect with respect to any of such parties. None of the property or assets shown in the Financial Statements delivered to the Arranger or Collateral Agent have been adversely affected as the result of any fire, explosion, accident, flood, drought, storm, earthquake, condemnation, requisition, statutory or regulatory change, act of God, or act of public enemy or other casualty, whether or not insured.

     4.14 Tax Returns. Westcon and each Borrower and each of their Subsidiaries have duly filed all federal and other tax returns required to be filed by any of them under the federal or provincial laws of Canada or the United States and have duly paid all taxes required by such returns through the date hereof after giving effect to any extensions. Neither Westcon nor Borrowers nor any of their Subsidiaries have received any assessments by the Internal Revenue Service, the Canada Customs and Revenue Agency, the Quebec Department of Revenue, or any other taxing authority for additional unpaid taxes.

     4.15 Subsidiaries and Authorized Shares. The total authorized and issued shares of each of Westcon, Westcon America and Westcon Canada and each of the other Obligors are set forth on Schedule 4.15 hereto. All of the issued shares have been validly issued in full compliance with all applicable federal, state, provincial and applicable foreign laws, and are fully paid and nonassessable. No other shares of such entities of any class or type are authorized or outstanding. As of the date of this Agreement:

          Westcon America has no Subsidiaries;

          Westcon Canada has no Subsidiaries;


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


          The Subsidiaries of Westcon are as set forth on Schedule 4.15 hereto.

     4.16 Validity Of Loan Documents. The Loan Documents constitute the legal, valid, and binding obligations of Westcon, the Borrowers and all other Obligors, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy and insolvency laws and laws affecting creditors' rights generally.

     4.17 Intellectual Property. As of the Closing Date, Westcon, the Borrowers and their Subsidiaries own or have rights to use all Intellectual Property necessary to continue to conduct its business as now conducted by it or presently proposed to be conducted by it, and each Patent, Trademark, Copyright, Design and License is listed, together with application or registration numbers, as applicable, in Schedule 4.17. Westcon, the Borrowers and their Subsidiaries conduct their business and affairs without infringement of or interference with any Intellectual Property of any other Person in any material respect. Except as set forth in Schedule 4.17, none of Westcon, Borrowers or their Subsidiaries is aware of any material infringement claim by any other Person with respect to any Intellectual Property.

     4.18 Contingent Liabilities. There are no suretyship agreements, guaranties, or other contingent liabilities of Westcon or Borrowers Subsidiaries, which are not disclosed by the financial statements described in
Section 4.13. Schedule 4.18 contains a list of all intercompany indebtedness among Westcon, the Borrowers and any of their Subsidiaries.

     4.19 Licenses, Permits, Etc. Each franchise, grant, approval, authorization, license, permit, easement, consent, certificate, and order of and registration, declaration, and filing with, any court, governmental body or authority, or other person or entity that is required for or in connection with the conduct of Westcon's, any Borrower's or any Subsidiary's business as now conducted is in full force and effect and each such franchise, grant, approval, authorization, license, permit, easement, consent, certificate, and order of and registration, declaration, and filing of Westcon, the Borrowers and their Subsidiaries is set forth on Schedule 4.19, annexed hereto and made a part hereof.

     4.20 Labor Contracts. Neither Westcon, nor any Borrower nor any other North American Subsidiary are a party to any collective bargaining agreement or to any existing or threatened labor dispute or controversy.

     4.21 Solvency. Westcon and each Borrower is solvent and able to pay its respective debts as they mature, and owns assets and property which in the aggregate have a fair market value greater than the amount required to pay its debts as they mature.

     4.22 ERISA Matters.

          (a) No Pension Plan has been terminated or partially terminated or is insolvent or in reorganization, nor have any proceedings been instituted to terminate or reorganize any Pension Plan; neither Westcon nor any Borrower nor any Subsidiary has withdrawn from any Pension Plan in a complete or partial withdrawal, nor has a condition occurred which if continued would result in a complete or partial withdrawal; neither Westcon nor any Borrower nor any Subsidiary has incurred any withdrawal liability, including contingent withdrawal liability, to any Pension Plan pursuant to Title IV of ERISA; neither Westcon nor any


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


Borrower nor any Subsidiary has incurred any liability to the Pension Benefit Guaranty Corporation other than for required insurance premiums which have been paid when due; no Reportable Event has occurred; and no Pension Plan or other "employee pension benefit plan" as defined in Section 3(2) of ERISA to which Westcon, any Borrower or any Subsidiary is a party has an "accumulated funding deficiency" (whether or not waived) as defined in Section 302 of ERISA or in
Section 412 of the Internal Revenue Code. Each Pension Plan and each other "employee benefit plan" as defined in Section 3(2) of ERISA to which Westcon or any Borrower or any Subsidiary is a party is in substantial compliance with ERISA, and no such plan, or any administrator, trustee or fiduciary thereof has engaged in a prohibited transaction described in Section 406 of ERISA or in
Section 4975 of the Internal Revenue Code.

          (b) Canadian Pension and Benefit Matters. As of the Closing Date,
Schedule 4.22 lists all Canadian Benefit Plans (other than, for greater certainty, plans maintained by the Government of Canada or by the government of any province of Canada to which either Borrower or any Obligor is obligated to contribute by statute) and Canadian Pension Plans currently maintained by either Borrower or any Obligor. The Canadian Pension Plans are duly registered under the ITA and all other applicable laws which require registration and no event has occurred which is reasonably likely to cause the loss of such registered status. All material obligations of each Borrower and Obligor (including fiduciary, funding, investment and administration obligations) required to be performed in connection with the Canadian Pension Plans and the funding agreements therefor have been performed in a timely fashion. There have been no improper withdrawals or applications of the assets of the Canadian Pension Plans or the Canadian Benefit Plans. Except as set forth on Schedule 4.22, there are no outstanding disputes concerning the assets of the Canadian Pension Plans or the Canadian Benefit Plans. Except as set forth on Schedule 4.22, each of the Canadian Pension Plans is fully funded on a solvency basis (using actuarial methods and assumptions which are consistent with the valuations last filed with the applicable Government Authorities and which are consistent with generally accepted actuarial principles). Westcon Canada does not employ any employees outside of Canada.

     4.23 Environmental Matters.

          (a) Any Environmental Questionnaire previously provided to a Collateral Agent was and is accurate and complete and does not omit any fact the omission of which would make the information contained therein misleading.

          (b) No above ground or underground storage tanks containing Hazardous Substances are or have been located on any property owned, leased or operated by Westcon, any Borrower or any other North American Subsidiary.

          (c) No property owned, leased or operated by Westcon or any Borrower or any other North American Subsidiary is or has been used for the Disposal of any Hazardous Substance or for the unpermitted or unauthorized treatment, storage or Disposal of Hazardous Substances in violation of any applicable Environmental Law.

          (d) No Release of a Hazardous Substance has occurred or is threatened on, at, from or, to our knowledge, near any property owned, leased or operated by Westcon or any Borrower or any other North American Subsidiary that will now or in the future (based on


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


Environmental Laws currently in effect) require (i) remedial or corrective action, removal, monitoring or closure pursuant to any Environmental Law currently in effect or (ii) such party to incur costs pursuant to the terms or conditions of any lease.

          (e) Neither Westcon nor any Borrower nor any other North American Subsidiary is subject to any existing, pending or threatened suit, claim, notice of violation or request for information under any Environmental Law.

          (f) Westcon, each Borrower and each other North American Subsidiary is in compliance in all respects with, and have obtained all Environmental Permits required by, all Environmental Laws.

     4.24 Validity of Receivables. (a) Each Receivable is genuine and enforceable in all respects in accordance with its terms and represents an undisputed and bona fide indebtedness owing to the applicable Borrower by the Account Debtor obligated thereon; (b) there are no defenses, setoffs, or counterclaims against any Receivable; (c) no unapplied payment has been received on any Receivable, and no Receivable is subject to any credit or extension or agreements therefor beyond the time permitted pursuant to this Agreement unless written notice specifying such payment, credit, extension, or agreement has been delivered to the applicable Collateral Agent; (d) each copy of each invoice is a true and genuine copy of the original invoice sent to the Account Debtor named therein and accurately evidences, in all respects, the transaction from which the underlying Receivable arose, and the date payment is due as stated on each such invoice or computed based on the information set forth on each such invoice is, in all respects, correct; (e) all Chattel Paper, and all promissory notes, drafts, trade acceptances, and other instruments for the payment of money relating to or evidencing each Receivable, and each endorsement thereon, are true and genuine and in all respects what they purport to be, and are the valid and binding obligation of all parties thereto, and the date or dates stated on all such items as the date on which payment in whole or in part is due is correct; (f) all Inventory described in each invoice has, in all respects, been delivered to the Account Debtor named in such invoice; (g) all evidence of the delivery or shipment of Inventory is true and genuine; (h) all services to be performed by a Borrower in connection with each Receivable of such Borrower have been performed by such Borrower; and (i) all evidence of the performance of such services by such Borrower is true and genuine in all respects.

     4.25 Inventory. (a) All representations made by each Borrower to the applicable Collateral Agent and the applicable Lenders, and all documents and schedules given by or on behalf of such Borrower to the applicable Collateral Agent and Lenders, relating to the description, quantity, quality, condition, and valuation of the Inventory are true and correct in all respects other than inadvertent, immaterial errors not exceeding the aggregate amount of $500,000;
(b) no Borrower has received any Inventory on consignment or approval.

                      ARTICLE 5. CERTAIN DOCUMENTS TO BE
                          DELIVERED TO SECURED PARTY.

     5.1 Invoices. Borrowers shall cause all of their Invoices to be printed and to bear consecutive numbers and shall prepare and issue its Invoices in such consecutive numerical order. If requested by a Collateral Agent, all copies of Invoices not previously delivered to the


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


applicable Collateral Agent shall be delivered to the applicable Collateral Agent with each schedule of Receivables and copies of customer statements and credit memos, remittance advices and reports, and copies of deposit slips and bank statements, copies of shipping and delivery documents, and copies of purchase orders and delivery documents for Inventory. Copies of all Invoices which are voided or cancelled or which, for any other reason, do not evidence a Receivable shall be included in such delivery. If any Invoice or copy thereof is lost, destroyed, or otherwise unavailable, the applicable Borrower shall account in a Record, in form satisfactory to the applicable Collateral Agent, for such missing Invoice.

     5.2 Chattel Paper. The original of each item of Chattel Paper evidencing a Receivable shall be delivered to the applicable Collateral Agent with the schedule listing the Receivable which it evidences, together with an assignment in form and content satisfactory to the applicable Collateral Agent of such Chattel Paper by Borrower, as applicable to the applicable Collateral Agent.

                            ARTICLE 6. COLLECTIONS.

     6.1 Collections. Any Proceeds of Collateral received by Westcon or any of the Borrowers or any other Obligors, including, without limitation, payments on Receivables and other payments from sales, leases or licenses of Inventory, shall be held by it in trust for the applicable Collateral Agent for the benefit of the Lenders and the Collateral Agents in the same medium in which received, shall not be commingled with any assets of Westcon or the Borrowers or any other Obligors, and shall be delivered immediately to the applicable Collateral Agent. Upon receipt of Proceeds of Collateral, the applicable Collateral Agent shall apply such Proceeds directly to the Indebtedness in the manner provided in Section 2.16. All such amounts realized from the proceeds of Collateral owned by Westcon America shall first be applied to the outstanding American Revolving Loans and American Letters of Credit, then to the outstanding Canadian Revolving Loans and Canadian Letters of Credit.

                  ARTICLE 7. PAYMENT OF PRINCIPAL, INTEREST,
                         FEES, AND COSTS AND EXPENSES.

     7.1 Promise To Pay Principal.

          (a) Revolving Loans. (i) Westcon America promises to pay the American Collateral Agent for the account of each of the Lenders, in accordance with such Lenders' Percentage, the outstanding principal of all Advances; and (ii) Westcon Canada promises to pay the Canadian Collateral Agent for the account of each of the Canadian Lenders, the outstanding principal of all Canadian Advances, in each case, indefeasibly in full in cash: (x) on the Maturity Date;
(y) on termination of this Agreement, pursuant to Section 13.3; or (z) on acceleration of the time for payment of the Indebtedness, pursuant to Section 10.2; provided, however, that all such payments made by Westcon America shall first be applied to the American Revolving Loans and American Letters of Credit, then to Canadian Revolving Loans and Canadian Letters of Credit.

          (b) Whenever the outstanding principal balance of American Advances exceeds the Borrowing Capacity (Westcon America), Westcon America shall immediately pay to American Collateral Agent for the account of each of the American Lenders an amount equal to


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


the aggregate amount of each American Lender's American Percentage with respect to the amount by which the outstanding principal portion of the American Advances exceeds the Borrowing Capacity (Westcon America).

          (c) Whenever the outstanding principal balance of Canadian Advances exceeds the Borrowing Capacity (Westcon Canada) or Westcon Canada Sublimit, Westcon Canada shall immediately pay to Canadian Collateral Agent for the account of each of the Canadian Lenders an amount equal to the aggregate amount of each Canadian Lender's Canadian Percentage with respect to the amount by which the outstanding principal portion of the Canadian Advances exceeds the Borrowing Capacity (Westcon Canada) or Westcon Canada Sublimit, as applicable.

          (d) If any payment on any Loan becomes due and payable on a day other than a Business Day, the maturity thereof will be extended to the next succeeding Business Day (except as set forth in the definition of LIBOR Period) and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

     7.2 Promise To Pay Interest.

          (a) Westcon America promises to pay the American Collateral Agent for the account of each of the American Lenders interest on the principal of all American Loans made hereunder from time to time at a per annum rate equal to the Applicable Interest Rate.

          (b) Westcon Canada promises to pay Canadian Collateral Agent for the account of each of the Canadian Lenders interest on the principal of all Canadian Loans made hereunder from time to time at a per annum rate equal to the Applicable Interest Rate.

          (c) Interest on all of the Revolving Notes shall be paid (i) as set forth in Section 2.5 of this Agreement, (ii) on the Maturity Date, (iii) on termination of this Agreement, pursuant to Section 13.3, (iv) on acceleration of the time for payment of the Loans, pursuant to Section 10.2, and (v) on the date the Indebtedness is paid in full.

     7.3 Mandatory Prepayment. All of the Proceeds received by Westcon or either of the Borrowers or any of their Subsidiaries from the (i) sale or other disposition of Collateral, except for sales or other dispositions of Inventory in the ordinary course of business, and sales or other dispositions of Collateral in the amount of up to $200,000, per annum, (ii) the issuance of equity securities, (iii) insurance, condemnation and similar recoveries, and
(iv) the reversion of pension plan assets (except to the extent Westcon America's 401(K) plan requires funds to be held in the plan for future application in accordance with the terms of such 401(k) plan as in effect on the Closing Date), shall be immediately remitted to the applicable Collateral Agent for the account of the applicable Lenders to be applied in the same manner as is set forth in Section 7.7. In the event such Proceeds are applied to permanently prepay or reduce Advances or Commitments, prior to the Maturity Date, the Prepayment Premium shall be payable.

     7.4 Promise To Pay Fees. Westcon America promises to pay to the American Collateral Agent for the account of the American Lenders and Westcon Canada promises to pay to the Canadian Collateral Agent for the account of Canadian Lenders (unless otherwise


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


provided) any fees specified in this Agreement on the applicable due dates therefor, including, without limitation, the following (collectively, "Fees"):

          (a) Westcon America. If the average outstanding daily principal of American Loans in any month shall, in any case, be less than the Maximum Limit, Westcon America promises to pay to the American Collateral Agent for the ratable benefit of the American Lenders on or before the last Business Day of each month, or as soon thereafter as the American Collateral Agent deems appropriate, an undrawn commitment fee ("Undrawn Commitment Fee") per annum, based on a 360 day year, on the amount by which the Maximum Limit exceeds the average outstanding daily balance of the sum of the American Loans in respect of such month, which American Undrawn Commitment Fee shall be equal to the applicable Unused Line Fee Margin;

          (b) Westcon Canada. If the average outstanding daily principal of Canadian Loans in any month shall, in any case, be less than the Westcon Canada Sublimit, Westcon Canada promises to pay to the Canadian Collateral Agent for the ratable benefit of the Canadian Lenders on or before the last Business Day of each month, or as soon thereafter as Canadian Collateral Agent deems appropriate, an undrawn commitment fee ("Canadian Undrawn Commitment Fee") per annum, based on a 360-day year, on the amount by which the Westcon Canadian Sublimit exceeds the average outstanding daily balance of the sum of the Canadian Loans in respect of such month, which Canadian Undrawn Commitment Fee shall be equal to the applicable Unused Line Fee Margin.

          (c) Each determination by Agents of Fees hereunder shall be presumptive evidence of the correctness of such Fees.

          (d) The fees set forth in a certain fee letter or fee letters executed on or about the date hereof by Borrowers and the various applicable Agents.

          (e) The fees described elsewhere in this Agreement, whether in connection with Letters of Credit or otherwise.

     7.5 Promise To Pay Costs And Expenses.

          (a) Borrowers promise to pay to the Arranger and Collateral Agents, on demand, all costs and expenses as provided in this Agreement, and all costs and expenses, other than internal costs and expenses, incurred by the Arranger or either of Collateral Agents from time to time in connection with this Agreement, including, without limitation, those incurred in: (i) preparing, negotiating, amending, waiving, or granting consent with respect to the terms under any or all of the Loan Documents; (ii) enforcing the Loan Documents;
(iii) performing any of Westcon's or the Borrowers' or any other Obligor's duties under the Loan Documents upon Westcon's or a Borrower's or another Obligor's failure to perform them; provided that, none of the Agents, L/C Issuer or Lenders shall have any obligation to perform any such duties; (iv) filing financing statements, assignments, or other documents relating to the Collateral (e.g., filing fees, recording taxes, and documentary stamp taxes);
(v) maintaining any operating account; (vi) administering the Loan Documents;
(vii) compromising, pursuing, or defending any controversy, action, or proceeding resulting, directly or indirectly, from any Agent's, L/C Issuer's or any


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Lender's relationship with any of Westcon or the Borrowers or the other
Obligors under the Loan Documents regardless of whether any of Westcon or any of the Borrowers or any of the other Obligors is a party to such controversy, action, or proceeding and of whether the controversy, action, or proceeding occurs before or after the Indebtedness has been paid in full; (viii) realizing upon or protecting any Collateral; (ix) enforcing or collecting any Indebtedness or guaranty thereof; (x) employing collection agencies or other agents to collect any or all of the Receivables; (xi) examining any of Westcon's or the Borrowers' or the other Obligors' books and records or inspecting the Collateral, including, without limitation, the costs of audits, examinations and inspections conducted by third parties, or other fees otherwise payable under Section 7.4, provided that nothing herein shall limit Collateral Agent's right to conduct or cause its designee to conduct, audits, examinations, inspections; and (xii) without limiting the generality of clause
(xi), field examinations and audits of the Collateral; provided, however, that Westcon and Borrowers' obligation to reimburse the Agents for such field examinations and audits shall be limited as set forth in Sections 8.3 and 8.4 hereof, so long as there is no Event of Default or Incipient Default hereunder, in which case no such limitations on Westcon's or the Borrowers' reimbursement obligations shall apply.

          (b) Without limiting Section 7.5(a), Borrowers also promise to pay to the Arranger and Collateral Agents, on demand, the fees and disbursements incurred by the Arranger and Collateral Agents, for attorneys retained by the Arranger and Collateral Agents, for advice, suit, appeal, or insolvency or other proceedings relating to Westcon or the Borrowers or the other Obligors and arising out of the Loan Documents under the Bankruptcy Code or otherwise, or in connection with any purpose specified in Section 7.5(a).

     7.6 Limitation on Westcon Canada's Obligations. Notwithstanding anything to the contrary contained herein, Westcon Canada's obligations to pay any principal, interest, fees, expenses and other Indebtedness hereunder shall be limited to Advances made by the Canadian Lenders to Westcon Canada, reimbursement obligations with respect to Letters of Credit issued by Canadian L/C Issuer for the account of Westcon Canada, and any other financial accommodations made by the Canadian Lenders for Westcon Canada and the interest, fees, costs and expenses of Canadian Collateral Agent or Canadian Lenders or Canadian L/C Issuer incident thereto and Westcon Canada shall have no obligation to repay, reimburse or indemnify any of the Agents, Lenders or L/C Issuer with respect to any Indebtedness of Westcon America.

     7.7 Method of Payment Of Principal, Interest, Fees, And Costs And
Expenses.

Without limiting Borrowers' obligations pursuant to Sections 7.1, 7.2, 7.3, 7.4 and 7.5 to pay the principal of the Notes, and all interest, fees, costs and expenses relating thereto, the following provisions shall apply to the payment thereof:

          (a) Payment of Principal.

               (i) Westcon America authorizes American Collateral Agent to apply any Proceeds of Collateral owned by Westcon America, including, without limitation, payments on Receivables, or other payments from sales or leases of Inventory, to the unpaid principal of all of the Notes, first to the American Notes and, after the American Notes have been indefeasibly repaid in full in cash, to the Canadian Notes.


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               (ii) Westcon Canada authorizes Canadian Collateral Agent to apply any Proceeds of Collateral owned by Westcon Canada, including, without limitation, payments on Receivables, or other payments from sales or leases of Inventory, to the unpaid principal of the Canadian Notes.

          (b) Payment of Interest, Fees, and Costs and Expenses.

               (i) Without limiting Westcon America's obligation to pay accrued interest, fees, and costs and expenses arising in connection with the Revolving Loans and the Letters of Credit, Westcon America authorizes the American Collateral Agent to (provided, however, none of the Lenders shall incur any liability for failure to): (a) make an Advance to pay for such items; or (b) apply Proceeds of Collateral owned by Westcon America, including, without limitation, payments on Receivables, other payments from sales or leases of Inventory, to the payment of such items.

               (ii) Without limiting Westcon Canada's obligation to pay accrued interest, fees, and costs and expenses arising in connection with the Canadian Revolving Loans or the Canadian Letters of Credit, Westcon Canada authorizes the Canadian Collateral Agent to (provided, however, none of the Canadian Lenders shall incur any liability for failure to): (a) make an Advance to pay for such items; or (b) apply Proceeds of Collateral owned by Westcon Canada, including, without limitation, payments on Receivables, other payments from sales or leases of Inventory, to the payment of such items.

Notwithstanding any other provision of this Agreement, the Agents and the Lenders, in their sole discretion, shall determine the manner and amount of application of payments and credits and Proceeds of Collateral, if any, to be made on all or any part of any component or components of the Indebtedness, whether principal, interest, fees, costs and expenses, or otherwise.

     7.8 Account Stated. Each monthly or other statement of account mailed or delivered by the applicable Collateral Agent to the applicable Borrower pertaining to the outstanding balance of the applicable Loans, the amount of interest due thereon, fees, and costs and expenses shall be final, conclusive, and binding and shall constitute an "account stated" with respect to the matters contained therein unless, within fifteen (15) calendar days from when such statement is mailed or, if not mailed, delivered to the applicable Borrower, such Borrower shall deliver to the applicable Collateral Agent written notice of any objection which such Borrower may have as to such statement of account, and in such event, only the items to which objection is expressly made in such notice shall be considered to be disputed by such Borrower.

     7.9 Capital Adequacy. If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation, or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority affects or would affect the amount of capital required or expected to be maintained by any of the Lenders or any Person controlling any of the Lenders, and any such Lender determines (in its sole and absolute discretion) that the rate of return on its or such controlling Person's capital as a consequence of its commitment to make Advances is reduced to a level below that which such Lender or such Person controlling such Lender could have achieved but for the occurrence of any such circumstance, then, in any such case upon


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notice from time to time by such Lender to the applicable Borrower, with a copy of such notice to the applicable Collateral Agent, such Borrower shall promptly pay directly to such Lender additional amounts sufficient to compensate such Lender or such controlling Person for such reduction in rate of return. A statement of a Lender as to such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding. In determining such amount, a Lender may use any method of averaging and attribution that such Lender (in its sole and absolute discretion) shall deem applicable.

                       ARTICLE 8. AFFIRMATIVE COVENANTS

          During the term of this Agreement, and so long thereafter as any Indebtedness of either of the Borrowers to any Agent, any of the Lenders or either L/C Issuer shall remain unpaid, including any Indebtedness for fees and expenses, Westcon and each Borrower and each other Obligor shall and shall cause each of its North American Subsidiaries to:

     8.1 Payments. Duly and punctually pay the principal of, interest on, and all fees and charges on, and all costs and expenses related to, all Indebtedness incurred by Borrowers pursuant to this Agreement and the other Loan Documents in the manner set forth in this Agreement and the other Loan Documents.

     8.2 Future Financial Statements. Furnish to Agents and the Lenders:

          (a) Within 90 days of the close of the Fiscal Year and for such Fiscal Year, Financial Statements, on a consolidated and consolidating basis, for the prior year, together with a comparison of the Financial Statements and the Projections for such year in each case accompanied by (a) an opinion of the Auditors relating to Westcon and its Subsidiaries on a consolidated basis without qualification or exception, which opinion shall be in scope and substance satisfactory to the Arranger and Collateral Agents, (b) such Auditors' "Management Letter" to Westcon and/or the Borrowers, if any, (c) a written statement signed by the Auditors stating that in the course of the regular audit of the business of Westcon and its Subsidiaries on a consolidated basis, which audit was conducted by the Auditors in accordance with GAAP, the Auditors have not obtained any knowledge of the existence of any Event of Default or Incipient Default regarding the financial covenants set forth in this Agreement, or, if such Auditors shall have obtained from such examination any such knowledge, they shall disclose in such written statement the existence of such Event of Default or Incipient Default and the nature thereof; and (ii) a Compliance Certificate in the form of Exhibit B annexed hereto and made a part hereof ("Compliance Certificate") as of the end of such Fiscal Year, stating whether Westcon and the Borrowers, as the case may be, are in compliance with the financial covenants set forth in this Agreement.

          (b) As soon as available and in any event within forty-five (45) days after the end of each Fiscal Quarter (i) Financial Statements, on a consolidated and consolidating basis, as of the end of such period and for the Fiscal Year to date, together with a comparison to the Financial Statements and the Projections for the same periods in the prior year, all in reasonable detail and duly certified (subject to normal year-end audit adjustments and except for the absence of footnotes) by the chief executive officer or chief financial officer of Westcon as having been


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

prepared in accordance with GAAP; and (ii) a Compliance Certificate stating whether Westcon and the Borrowers, as the case may be, are in compliance with the financial covenants set forth in Sections 9.21 through and including 9.22 hereof.

          (c) As soon as available and in any event within thirty (30) days after the end of each month, Financial Statements, on a consolidated and consolidating basis, as of the end of such month and the information required by Section 9.12(a), if applicable, all in reasonable detail and duly certified by the chief executive officer or chief financial officer of Westcon as having been prepared in accordance with GAAP.

          (d) As soon as available and in any event within thirty (30) days after the end of each Fiscal Year (i) the Projections, broken down by quarter, for the current and following Fiscal Year; and (ii) if composed, a narrative discussion relating to such Projections.

          (e) As soon as available and in any event within thirty (30) days after the end of each fiscal quarter of Westcon revised Projections, broken down by quarter, for (i) the current Fiscal Year from the beginning of such fiscal quarter to the end of the Fiscal Year and (ii) the following Fiscal Year.

          (f) Within thirty (30) days following the commencement of each Fiscal Year, Projections for the coming three years and monthly projections for each of Westcon and the Borrowers for the coming year, in the same format as used for the financial statements required pursuant to 8.2(a) above.

          (g) Promptly after Westcon or any Borrower obtains knowledge of (i) the occurrence of an Event of Default or an Incipient Default, or (ii) the existence of any condition or event which would result in any failure to satisfy the conditions precedent to Advances or the issuance of any Letters of Credit set forth in Article III, a certificate of the chief executive officer or chief financial officer of Westcon specifying the nature thereof and its proposed response thereto, each in reasonable detail.

          (h) Promptly after Westcon or any Borrower obtains knowledge of (i) any proceedings being instituted or threatened to be instituted by or against Westcon or either Borrower or any other Obligor in any federal, state, provincial, local or foreign court or before any commission or other regulatory body (federal, state, provincial, local or foreign), or (ii) any actual or prospective change, development or event which, in any such case, has had or could be expected to have a Material Adverse Effect, a certificate of the chief executive officer or chief financial officer of Westcon specifying the nature thereof and Westcon's proposed response thereto, each in reasonable detail.

          (i) Promptly after Westcon or any Borrower obtains knowledge that (i) any order, judgment or decree in excess of $750,000 shall have been entered against Westcon or either Borrower or any other Obligor or any of their respective properties or assets, or (ii) it has received any notification of a violation of any applicable laws, rules or regulations of any Governmental Authority, a certificate of the chief executive officer or chief financial officer of Westcon specifying the nature thereof and Westcon's proposed response thereto, each in reasonable detail.


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


          (j) Promptly after Westcon learns of any labor dispute to which it, either Borrower or any Obligor may become a party, any strikes or walkouts relating to any of its plants or other facilities, and the expiration of any labor contract to which it, either Borrower or any Obligor are a party or by which it is bound, a certificate of the chief executive officer or chief financial officer of Westcon specifying the nature thereof and Westcon's proposed response thereto, each in reasonable detail.

          (k) Such additional information as Arranger or either Collateral Agent may from time to time request regarding the financial and business affairs of Westcon, either Borrower or any Subsidiary.

     8.3 U.S. Collateral Reporting. Westcon America shall furnish to the American Collateral Agent:

          (a) A report of daily receivables rollover;

          (b) Upon American Collateral Agent's request, and in any event no less frequently than 11:00 a.m. (Eastern Time) on the Friday which is closest to the fifteenth (15th) day of each month, unless the reporting required pursuant to subsection 8.3(d) below is not yet due, in which event on the immediately succeeding Friday (together with a copy of all or any part of the following reports requested by any American Lender in writing after the Closing Date), each of the following reports, each of which shall be prepared by Westcon America as of the last day of the immediately preceding week:

               (i) a summary of Inventory by location and type setting forth detail with respect to vendor mix, gross Inventory count and detail with respect to Inventory mix and product type, in each case accompanied by such additional supporting detail and documentation as shall be requested by American Collateral Agent in its sole discretion;

               (ii) collateral reports with respect to Westcon America, including all additions and reductions (cash and non-cash) with respect to Receivables of such Borrower, in each case accompanied by such supporting detail and documentation as shall be requested by the American Collateral Agent in its discretion each of which shall be prepared by Westcon America as of the last day of the immediately preceding week; and

               (iii) With respect to Westcon America, a trial balance showing Receivables outstanding aged from invoice date as follows: 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 days or more, accompanied by such supporting detail and documentation as shall be requested by American Collateral Agent in its discretion.

          (c) To American Collateral Agent, within fifteen (15) days of the end of each month:

               (i) A Borrowing Capacity Certificate with respect to Westcon America, in each case accompanied by such supporting detail and documentation as shall be requested by American Collateral Agent in its sole discretion, including, without limitation, (A) perpetual inventory reports, (B) inventory reports by location and category (and including the amounts of Eligible Inventory and the value thereof at any leased locations and at premises of


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warehouses or other third parties (or if any Inventory that is not Eligible
Inventory having a value of more than $100,000 is at any such leased location or third party location, then including such Inventory and the value thereof in such report)) and specifically the Inventory purchased with any Letter of Credit and including the amounts of Inventory.

               (ii) a reconciliation of the Receivables trial balance of Westcon America to its most recent Borrowing Capacity Certificate, general ledger and monthly Financial Statements delivered hereunder, in each case accompanied by such supporting detail and documentation as shall be requested by American Collateral Agent in its discretion;

               (iii) a reconciliation of the perpetual inventory by location of Westcon America to its most recent Borrowing Capacity Certificate, general ledger and monthly Financial Statements delivered hereunder, in each case accompanied by such supporting detail and documentation as shall be requested by American Collateral Agent in its discretion;

               (iv) an aging of accounts payable and a reconciliation of that accounts payable aging to Westcon America's general ledger and monthly Financial Statements delivered hereunder, in each case accompanied by such supporting detail and documentation as shall be requested by American Collateral Agent in its discretion; and

               (v) a reconciliation of the outstanding American Loans as set forth in the monthly American loan account statement provided by American Collateral Agent to Westcon America's general ledger and monthly Financial Statements delivered hereunder in each case accompanied by such supporting detail and documentation as shall be requested by Collateral Agent in its discretion;

          (d) To American Collateral Agent, at the time of delivery of each of the quarterly Financial Statements delivered hereunder, (i) a listing of government contracts of Westcon America subject to the Federal Assignment of Claims Act of 1940; and (ii) a list of any applications for the registration of any Patent, Trademark, Design or Copyright filed by Westcon America with the United States Patent and Trademark Office, the United States Copyright Office, or any similar office or agency in the prior Fiscal Quarter;

          (e) Westcon America, at its own expense, shall deliver to American Collateral Agent the results of each physical verification, if any, that Westcon, Westcon America or any of their Subsidiaries may in their discretion have made, or caused any other Person to have made on their behalf, of all or any portion of their Inventory (and, if an Incipient Default or an Event of Default has occurred and is continuing, Westcon America shall, upon the request of the American Collateral Agent, conduct, and deliver the results of, such physical verifications as the American Collateral Agent may require);

          (f) Upon the American Collateral Agent's request, and in any event no less than once each Fiscal Quarter, Westcon America, at its own expense, shall deliver to the American Collateral Agent appraisals of its Inventory, such appraisals to be conducted by an appraiser, and in form and substance, satisfactory to the American Collateral Agent, with full appraisals to be conducted for the Fiscal Quarters ending May and November of each year and


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desk top appraisals to be conducted for the Fiscal Quarters ending August and
February of each year; and

          (g) Within five (5) Business Days after request by the American Collateral Agent, any written certificates, schedules and reports together with all supporting documents as the American Collateral Agent may request relating to the Collateral owned by Westcon America or any Obligor's business affairs and financial condition.

          (h) American Collateral Agent shall have the right at any time or times, in American Collateral Agent's name or in the name of a nominee of American Collateral Agent, to verify the validity, amount or any other matter relating to any Receivables or other Collateral owned by Westcon America, by mail, telephone, facsimile transmission or otherwise, and so long as there is no Incipient Default or Event of Default, the American Collateral Agent shall, either concurrently or promptly following doing so, provide notice to Westcon of any such verifications and shall carry out such verification in a nominee's name. Westcon America shall at all times and from time to time permit American Collateral Agent or its agents during Westcon America's regular business hours to inspect its Collateral and to examine and make extracts from, or copies of, any of Westcon America's books, ledgers, reports, correspondence, and other records, and American Collateral Agent shall have the right to verify the Collateral in any manner and through any means that American Collateral Agent considers appropriate. Westcon America agrees to furnish all assistance and information, and perform any acts, which American Collateral Agent may require in connection therewith. Without limitation of the foregoing, Westcon America shall permit American Collateral Agent, at Westcon America's expense, to conduct field examinations of the Collateral no less than once each Fiscal Quarter.

          (i) If any of Westcon America's records or reports of the Collateral are prepared or maintained by any Receivables service, contractor, shipper or other agent, Westcon America hereby irrevocably authorizes such service, contractor, shipper or agent to deliver such records, reports, and related documents to the American Collateral Agent and to follow the American Collateral Agent's instructions with respect to further services at any time that an Event of Default exists or has occurred and is continuing.

     8.4 Canadian Collateral Reporting. Westcon Canada shall furnish to the Canadian Collateral Agent:

          (a) A report of daily receivables rollover;

          (b) Upon Canadian Collateral Agent's request, and in any event no less frequently than 11:00 a.m. (Eastern Time) on the Friday which is the closest to the fifteenth (15th) day of each month, unless the reporting required pursuant to 8.4(d) below is not yet due, in which event on the immediately succeeding Friday (together with a copy of all or any part of the following reports requested by any Canadian Lender in writing after the Closing Date), each of the following reports, each of which shall be prepared by Westcon Canada as of the last day of the immediately preceding week:

               (i) a summary of Inventory by location and type setting forth detail with respect to vendor mix, gross Inventory count and detail with respect to Inventory mix


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and product type, in each case accompanied by such additional supporting detail and documentation as shall be requested by Canadian Collateral Agent in its sole discretion;

               (ii) collateral reports with respect to Westcon Canada, including all additions and reductions (cash and non-cash) with respect to Receivables of Westcon Canada, in each case accompanied by such supporting detail and documentation as shall be requested by Canadian Collateral Agent in its discretion each of which shall be prepared by Westcon Canada as of the last day of the immediately preceding week; and

               (iii) With respect to Westcon Canada, a trial balance showing Receivables outstanding aged from invoice date as follows: 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 days or more, accompanied by such supporting detail and documentation as shall be requested by Canadian Collateral Agent in its discretion.

          (c) To Canadian Collateral Agent, within fifteen (15) days of the end of each month:

               (i) A Borrowing Capacity Certificate with respect to Westcon Canada, in each case accompanied by such supporting detail and documentation as shall be requested by Canadian Collateral Agent in its sole discretion, including, without limitation, (A) perpetual inventory reports, (B) inventory reports by location and category (and including the amounts of Eligible Inventory and the value thereof at any leased locations and at premises of warehouses or other third parties (or if any Inventory that is not Eligible Inventory having a value of more than $100,000 is at any such leased location or third party location, then including such Inventory and the value thereof in such report)) and specifically the Inventory purchased with any Letter of Credit and including the amounts of Inventory.

               (ii) a reconciliation of the Receivables trial balance of Westcon Canada to its most recent Borrowing Capacity Certificate, general ledger and monthly Financial Statements delivered hereunder, in each case accompanied by such supporting detail and documentation as shall be requested by Canadian Collateral Agent in its discretion;

               (iii) a reconciliation of the perpetual inventory by location of Westcon Canada to its most recent Borrowing Capacity Certificate, general ledger and monthly Financial Statements delivered hereunder, in each case accompanied by such supporting detail and documentation as shall be requested by Canadian Collateral Agent in its discretion;

               (iv) an aging of accounts payable and a reconciliation of that accounts payable aging to Westcon Canada's general ledger and monthly Financial Statements delivered hereunder, in each case accompanied by such supporting detail and documentation as shall be requested by Canadian Collateral Agent in its discretion; and

               (v) a reconciliation of the outstanding Canadian Loans as set forth in the monthly Canadian loan account statement provided by Canadian Collateral Agent to Westcon Canada's general ledger and monthly Financial Statements delivered hereunder in each case accompanied by such supporting detail and documentation as shall be requested by Canadian Collateral Agent in its discretion;


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


          (d) To Canadian Collateral Agent, at the time of delivery of each of the quarterly Financial Statements delivered hereunder, (i) a listing of government contracts of Westcon Canada, subject to the Financial Administration Act (Canada); and (ii) a list of any applications for the registration of any Patent, Trademark, Design or Copyright filed by Westcon Canada with the United States Patent and Trademark Office, the Canadian Patent Office, the Canadian Trademark Office, the United States Copyright Office or the Canadian Copyright Office, or any similar office or agency in the prior Fiscal Quarter;

          (e) Westcon Canada, at its own expense, shall deliver to the Canadian Collateral Agent the results of each physical verification, if any, that Westcon Canada or any of its Subsidiaries may in their discretion have made, or caused any other Person to have made on their behalf, of all or any portion of their Inventory (and, if an Incipient Default or an Event of Default has occurred and is continuing, Westcon Canada shall, upon the request of the Canadian Collateral Agent, conduct, and deliver the results of, such physical verifications as the Canadian Collateral Agent may require);

          (f) Upon the Canadian Collateral Agent's request, and in any event no less than once each Fiscal Quarter, Westcon Canada, at its own expense, shall deliver to the Canadian Collateral Agent appraisals of its Inventory, such appraisals to be conducted by an appraiser, and in form and substance reasonably satisfactory to Canadian Collateral Agent with full appraisals to be conducted for the Fiscal Quarters ending May and November of each year and desk top appraisals to be conducted for the Fiscal Quarters ending August and February of each year; and

          (g) Within five (5) Business Days after request by the Canadian Collateral Agent, any written certificates, schedules and reports together with all supporting documents as the Canadian Collateral Agent may request relating to the Collateral owned by Westcon Canada or any Obligor's business affairs and financial condition.

          (h) Canadian Collateral Agent shall have the right at any time or times, in Canadian Collateral Agent's name or in the name of a nominee of Canadian Collateral Agent, to verify the validity, amount or any other matter relating to any Receivables or other Collateral owned by Westcon Canada, by mail, telephone, facsimile transmission or otherwise, and so long as there is no Incipient Default of Event of Default, the Canadian Collateral Agent shall give, either concurrently or promptly following doing so, provide notice to Westcon of any such verification and shall carry out such verification in a nominee's name. Westcon Canada shall at all times and from time to time permit Canadian Collateral Agent or its agents during Westcon Canada's regular business hours to inspect the Collateral owned by Westcon Canada and to examine and make extracts from, or copies of, any of Westcon Canada's books, ledgers, reports, correspondence, and other records, and Canadian Collateral Agent shall have the right to verify the Collateral owned by Westcon Canada in any manner and through any means that Canadian Collateral Agent considers appropriate. Westcon Canada agrees to furnish all assistance and information, and perform any acts, which Canadian Collateral Agent may require in connection therewith. Without limitation of the foregoing, Westcon Canada shall permit Canadian Collateral Agent, at Westcon Canada's expense to conduct field examinations of the Collateral no less than once each Fiscal Quarter.


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


          (i) If any of Westcon Canada's records or reports of the Collateral are prepared or maintained by any Receivables service, contractor, shipper or other agent, Westcon Canada hereby irrevocably authorizes such service, contractor, shipper or agent to deliver such records, reports, and related documents to the Canadian Collateral Agent and to follow the Canadian Collateral Agent's instructions with respect to further services at any time that an Event of Default exists or has occurred and is continuing.

     8.5 Additional Reporting.

          (a) Along with the Financial Statements set forth above, the name, address and phone number of each Account Debtors' primary contacts for each Receivable on the Receivable aging report contained in its most recent Borrowing Capacity Certificate.

          (b) Within five (5) days after the same are sent, copies of all Financial Statements and reports which any of Westcon or the Borrowers or the other Obligors sends to any of their stockholders, and within five (5) days after the same are filed, copies of all Financial Statements and reports which Westcon or any of the Borrowers or any of the other Obligors may make to, or file with, the Securities and Exchange Commission or any successor or analogous governmental authority in any jurisdiction.

          (c) Such other reports, statements and reconciliations with respect to the Borrowing Base, Collateral or Indebtedness of any or all of Westcon or Borrowers or any of the other Obligors as either Collateral Agent shall from time to time request in its discretion.

Each certificate, schedule and report provided by Westcon, any Borrower or any other Obligor to any of the Arranger or Collateral Agents or to any Lender under
Article VIII or otherwise hereunder shall be signed by the Chief Executive Officer or Chief Financial Officer of Westcon or the applicable Borrower, as applicable, and which signature shall be deemed a representation and warranty that the information contained in such certificate, schedule or report is true and accurate in all respects, except for inadvertent, immaterial errors not exceeding the aggregate amount of $500,000.00 on the date as of which such certificate, schedule or report is made and does not omit to state a fact necessary in order to make the statements contained therein not misleading at such time, except for inadvertent, immaterial errors not exceeding the aggregate amount of $500,000.00. Each Financial Statement delivered pursuant to this
Article VIII shall be prepared in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods.

     8.6 Taxes. Promptly pay and discharge all of its taxes, assessments and other governmental charges (including any charged or assessed on the issuance of any of the Notes) prior to the date on which penalties are attached thereto, establish adequate reserves for the payment of taxes and assessments and make all required withholding and other tax deposits; provided, however, that nothing herein contained shall be interpreted to require the payment of any tax, assessment or charge so long as its validity is being contested in good faith and by appropriate proceedings diligently conducted.

     8.7 Insurance. (a) Keep all its property insured at all times with responsible insurance carriers against fire, theft and other risks in coverage, form and amount satisfactory to the


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Collateral Agents; (b) keep adequately insured at all times in amounts with responsible insurance carriers against liability on account of damage to persons or property, including, without limitation, coverage against liability based on products liability and under all applicable worker's compensation laws; (c) promptly deliver to the applicable Collateral Agent certificates of insurance or the insurance policies required to be carried by Westcon, the Borrowers and the other Obligors pursuant hereto, with appropriate endorsements designating the applicable Collateral Agent as a named insured or loss payee and containing the standard mortgage clause approved by the Insurance Bureau of Canada, in the case of Westcon Canada as requested by the applicable Collateral Agent; and (d) cause each such insurance policy to contain a thirty (30) day mandatory notice of cancellation provision satisfactory to the applicable Collateral Agent.

     8.8 Corporate Standing. Maintain each Borrower's, Westcon's and each other Obligor's corporate existence in good standing and remain or become duly licensed or qualified and in good standing in each jurisdiction in which the conduct of its business requires such qualification or licensing except where failure to become so licensed or qualified shall not cause liability or obligations on the part of either of Borrowers, Westcon or any other Obligor either individually or in the aggregate in excess of $50,000.

     8.9 Books and Records. Keep proper books and records in accordance with GAAP consistently applied, and keep the books and records of Westcon, each Borrower and each other Obligor in the location where they are kept on the date of this Agreement unless both Collateral Agents are given thirty (30) days' prior written notice of any relocation of such books and records; provided that in the case of any of Westcon Canada's books and records that are maintained in Quebec a duplicate copy of such books and records shall be kept in Ontario and Canadian Collateral Agent shall be advised of such location.

     8.10 Compliance with Law. Comply with all applicable United States and Canadian federal, state, provincial and local laws and governmental rules, regulations or decrees.

     8.11 Continue Business. Engage only in the lines of business heretofore conducted by the Borrowers, Westcon and the other Obligors.

     8.12 Fiscal Year. Maintain its fiscal year end at the last day of February of each year.

     8.13 Intellectual Property. Westcon, the Borrowers and the other Obligors shall do and cause to be done all things necessary to preserve and keep in full force and effect, all registrations of and rights to use any material Intellectual Property.

     8.14 Pension Reports.

          (a) With respect to each Pension Plan, Westcon, the Borrowers and the other Obligors will furnish the following to the applicable Collateral Agent:

               (i) as soon as possible and in any event within thirty (30) days after Westcon or a Borrower knows or has reason to know that any Reportable Event with respect to such Pension Plan has occurred, the statement of the Chief Executive Officer or Chief Financial Officer of Westcon or such Borrower setting forth the details of such Reportable Event and the action which Westcon or such Borrower proposes to take with respect thereto; and


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               (ii) promptly after the filing thereof with the Secretary of
Labor, the Pension Benefit Guaranty Corporation or the Internal Revenue Service, copies of reports (including, without limitation, notices of Reportable Events and annual reports in the Form 5500 Series) filed with respect to each Pension Plan.

     8.15 Canadian Pension and Benefit Plans.

          (a) For each existing Canadian Pension Plan, Westcon Canada shall ensure that such plan retains its registered status under and is administered in a timely manner in all respects in accordance with the applicable pension plan text, funding agreement, the ITA and all other applicable laws.

          (b) For each Canadian Pension Plan hereafter adopted by Westcon Canada which is required to be registered under the ITA or any other applicable laws, Westcon Canada shall use its best efforts to seek and receive confirmation in writing from the applicable Government Authorities to the effect that such plan is unconditionally registered under the ITA and such other applicable laws.

          (c) For each existing and hereafter adopted Canadian Pension Plan and Canadian Benefit Plan, Westcon Canada shall in a timely fashion perform all obligations (including fiduciary, funding, investment and administration obligations) required to be performed in connection with such plan and the funding media therefor.

          (d) Westcon Canada shall deliver to Canadian Collateral Agent if requested by Canadian Collateral Agent, promptly after the filing thereof by Westcon Canada with any applicable Government Authority, (i) copies of each annual and other return, report or valuation with respect to each Canadian Pension Plan; (ii) promptly after receipt thereof, a copy of any direction, order, notice, ruling or opinion that Westcon Canada may receive from any applicable Government Authority with respect to any Canadian Pension Plan; and
(iii) notification within 30 days of any increases having a cost to Westcon Canada in excess of $50,000 per annum, in the benefits of any existing Canadian Pension Plan or Canadian Benefit Plan, or the establishment of any new Canadian Pension Plan or Canadian Benefit Plan, or the commencement of contributions to any such plan to which Westcon Canada was not previously contributing.

     8.16 Environmental Compliance.

          (a) Comply in all respects with all Environmental Laws.

          (b) Not suffer, cause or permit any Disposal of Hazardous Substances at any property owned, leased or operated by it or any North American Subsidiary except in accordance with applicable Environmental Laws.

          (c) Promptly notify all Agents in the event of the Disposal of any Hazardous Substance in violation of any Environmental Law at any property owned, leased or operated by Westcon, any Borrower or any other Obligor, or in the event of any Release, or threatened Release, of a Hazardous Substance in violation of any Environmental Law from any such property.


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


          (d) Each Borrower shall, at either Collateral Agent's request, provide, at such Borrower's expense, updated Environmental Questionnaires and/or Environmental Reports concerning any property owned, leased or operated by Westcon, such Borrower or any of their North American Subsidiaries.

          (e) Deliver promptly to the Collateral Agents (i) copies of any documents received from the United States Environmental Protection Agency or any Canadian or any state, provincial, county or municipal environmental or health agency concerning a violation or alleged violation by Westcon, any Borrower or any Subsidiary of any Environmental Law; and (ii) copies of any documents submitted by Westcon, any Borrower to the United States Environmental Protection Agency or any Canadian or any state, provincial, county or municipal environmental or health agency concerning the operations of Westcon, any Borrower or any other North American Subsidiary.

     8.17 Maintenance of Property. Westcon, Borrowers and the North American Subsidiaries each shall: (a) conduct continuously and operate actively each of its respective businesses according to good business practices and maintain all of its properties (business or otherwise) in good working order and condition (ordinary wear and tear excepted and except as may be disposed of in accordance with the express terms of this Agreement), including Intellectual Property, (b) comply in all respects with the laws and regulations governing the conduct of its business; (c) make all such reports and pay all such franchise and other taxes and license fees and do all such other acts and things as may be lawfully required to maintain its rights, licenses, leases, powers and franchises under the laws of the United States or Canada, if applicable, or any political subdivision thereof.

     8.18 U.S. Collateral. Westcon America shall:

          (a) From time to time, upon the request of the American Collateral Agent, provide such Collateral Agent with access to copies of all invoices, delivery evidences and other such documents relating to each Receivable;

          (b) Promptly upon obtaining knowledge thereof, furnish to and inform the American Collateral Agent of all adverse information relating to the financial condition of any Account Debtor;

          (c) Promptly upon obtaining knowledge thereof, notify the American Collateral Agent in writing of any event which would cause any obligation of an Account Debtor to become an Ineligible Receivable;

          (d) Keep all goods rejected or returned by any Account Debtor and all goods repossessed or stopped in transit from any Account Debtor segregated from all other property, holding the same in trust for the American Collateral Agent until Westcon America applies a credit against such Account Debtor's outstanding obligations to Westcon America or sells such goods in the ordinary course of business, whichever occurs earlier;

          (e) Stamp or otherwise mark chattel paper and instruments now owned or hereafter acquired by it in conspicuous type to show that the same are subject to the American Collateral Agent's security interest and immediately thereafter deliver or cause such chattel


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paper and instruments to be delivered to the American Collateral Agent or any agent designated in writing by the American Collateral Agent with appropriate endorsements and assignments to vest title and possession in such Collateral Agent;

          (f) Use commercially reasonable efforts to collect all Receivables;

          (g) Promptly notify the American Collateral Agent of any loss, theft or destruction of or damage to any of the Collateral aggregating in excess of $150,000.00. Westcon America shall diligently file and prosecute its claim for any award or payment in connection with any such loss, theft, destruction of or damage to Collateral. Westcon America shall, upon demand of the American Collateral Agent, make, execute and deliver any assignments and other instruments sufficient for the purpose of assigning any such award or payment to the American Collateral Agent, for the benefit of the Lenders and Collateral Agents, free of any encumbrances of any kind whatsoever;

          (h) Observe and perform all matters and things necessary or expedient to be observed or performed under or by virtue of any lease, license, concession or franchise forming part of the Collateral in order to preserve, protect and maintain all the rights of the American Collateral Agent, for the benefit of the Lenders and Collateral Agents, thereunder;

          (i) Consistent with reasonable commercial practice, maintain, use and operate the Collateral and carry on and conduct its business in a proper and efficient manner so as to preserve and protect the Collateral and the earnings, incomes, rents, issues and profits thereof; and

          (j) At any time and from time to time, upon the request of the American Collateral Agent, and at the sole expense of Westcon America, promptly and duly execute and deliver such further instruments and documents and take such further action as the American Collateral Agent may request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any Financing Statements, or any other financing or continuation statements under the UCC in effect in any jurisdiction with respect to the security interests or other liens granted herein and the payment of any and all recording taxes and filing fees in connection therewith.

          (k) Westcon America shall notify the American Collateral Agent promptly if an event or circumstance has occurred which, to its knowledge, would cause the American Collateral Agent to consider the Receivables of an Account Debtor owing more than $150,000 of Receivables to no longer constitute eligible Receivables. No credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any Account Debtor without the American Collateral Agent's consent, except in the ordinary course of such Borrower's business in accordance with its current practices and policies as of the date of this Agreement. So long as no Event of Default exists or has occurred and is continuing, Westcon America may settle, adjust or compromise any claim, offset, counterclaim or dispute with any Account Debtor. At any time that an Event of Default exists or has occurred and is continuing, the American Collateral Agent shall, at its option, have the exclusive right to settle, adjust or compromise any claim, offset, counterclaim or dispute with Account Debtors or grant any credits, discounts or allowances.


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          (l) With respect to each Receivable: (i) the amounts shown on any invoice delivered to the American Collateral Agent or schedule thereof delivered to the American Collateral Agent shall be true and complete, (ii) no payments shall be made thereon except payments immediately delivered to the American Collateral Agent pursuant to the terms of this Agreement, (iii) no credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any Account Debtor except as reported to the American Collateral Agent in accordance with this Agreement and except for credits, discounts, allowances or extensions made or given in the ordinary course of Westcon America's business in accordance with practices and policies previously disclosed to the American Collateral Agent, (iv) there shall be no setoffs, deductions, contras, defenses, counterclaims or disputes existing or asserted with respect thereto except as reported to the American Collateral Agent in accordance with the terms of this Agreement, (v) none of the transactions giving rise thereto will violate any applicable foreign, Federal, Canadian, state, provincial or local laws or regulations, (vi) all documentation relating thereto will be legally sufficient under such laws and regulations and (vii) all such documentation will be legally enforceable in accordance with its terms.

          (m) Irrevocably constitute and appoint American Collateral Agent (and all officers, employees or agents designated by the American Collateral Agent), with full power of substitution, as Westcon America's true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Westcon America and in the name of Westcon America or in its own name, from time to time in the American Collateral Agent's discretion to file such financing statements with respect to the Security Agreement, with or without Westcon America's signature, or to file a photocopy of the Security Agreement in substitution for a financing statement, as the American Collateral Agent may deem appropriate and to execute in the name of Westcon America such financing statements and amendments thereto and continuation statements which may require the signature of Westcon America.

     8.19 Canadian Collateral. Westcon Canada shall:

          (a) From time to time, upon the request of the Canadian Collateral Agent, provide the Canadian Collateral Agent with access to copies of all invoices, delivery evidences and other such documents relating to each Receivable;

          (b) Promptly upon obtaining knowledge thereof, furnish to and inform the Canadian Collateral Agent of all adverse information relating to the financial condition of any Account Debtor;

          (c) Promptly upon obtaining knowledge thereof, notify the Canadian Collateral Agent in writing of any event which would cause any obligation of an Account Debtor to become an Ineligible Receivable;

          (d) Keep all goods rejected or returned by any Account Debtor and all goods repossessed or stopped in transit from any Account Debtor segregated from all other property, holding the same in trust for the Canadian Collateral Agent until Westcon Canada applies a credit against such Account Debtor's outstanding obligations to Westcon Canada or sells such goods in the ordinary course of business, whichever occurs earlier;


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


          (e) Stamp or otherwise mark chattel paper and instruments now owned or hereafter acquired by it in conspicuous type to show that the same are subject to the Canadian Collateral Agent's security interest and immediately thereafter deliver or cause such chattel paper and instruments to be delivered to the Canadian Collateral Agent or any agent designated in writing by the Canadian Collateral Agent with appropriate endorsements and assignments to vest title and possession in Canadian Collateral Agent;

          (f) Use commercially reasonable efforts to collect all Receivables;

          (g) Promptly notify the Canadian Collateral Agent of any loss, theft or destruction of or damage to any of the Collateral owned by Westcon Canada aggregating in excess of $100,000.00. Westcon Canada shall diligently file and prosecute its claim for any award or payment in connection with any such loss, theft, destruction of or damage to Collateral owned by Westcon Canada. Westcon Canada shall, upon demand of the Canadian Collateral Agent, make, execute and deliver any assignments and other instruments sufficient for the purpose of assigning any such award or payment to the Canadian Collateral Agent, for the benefit of the Canadian Lenders and Canadian Collateral Agent, free of any encumbrances of any kind whatsoever;

          (h) Observe and perform all matters and things necessary or expedient to be observed or performed under or by virtue of any lease, license, concession or franchise forming part of the Collateral in order to preserve, protect and maintain all the rights of the Canadian Collateral Agent, for the benefit of the Canadian Lenders and Canadian Collateral Agents, thereunder;

          (i) Consistent with reasonable commercial practice, maintain, use and operate the Collateral owned by Westcon Canada and carry on and conduct its business in a proper and efficient manner so as to preserve and protect the Collateral owned by Westcon Canada and the earnings, incomes, rents, issues and profits thereof; and

          (j) At any time and from time to time, upon the request of the Canadian Collateral Agent, and at the sole expense of Westcon Canada, promptly and duly execute and deliver such further instruments and documents and take such further action as the Canadian Collateral Agent may request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any Financing Statements, PPSA filings or filings under the Quebec Civil Code or any other personal property security act filing or continuation thereof in effect in any jurisdiction with respect to the security interests, hypothecs or other liens granted herein and the payment of any and all recording taxes and filing fees in connection therewith.

          (k) Westcon Canada shall notify the Canadian Collateral Agent promptly if an event or circumstance has occurred which, to its knowledge, would cause the Canadian Collateral Agent to consider the existing Receivables of an Account Debtor owing more than $150,000 of Receivables to no longer constitute eligible Receivables. No credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any Account Debtor without the Canadian Collateral Agent's consent, except in the ordinary course of Westcon Canada's business in accordance with its current practices and policies as of the date


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of this Agreement. So long as no Event of Default exists or has occurred and is continuing, Westcon Canada may settle, adjust or compromise any claim, offset, counterclaim or dispute with any Account Debtor. At any time that an Event of Default exists or has occurred and is continuing, the Canadian Collateral Agent shall, at its option, have the exclusive right to settle, adjust or compromise any claim, offset, counterclaim or dispute with Account Debtors or grant any credits, discounts or allowances.

          (l) With respect to each Receivable: (i) the amounts shown on any invoice delivered to the Canadian Collateral Agent or schedule thereof delivered to the Canadian Collateral Agent shall be true and complete, (ii) no payments shall be made thereon except payments immediately delivered to the Canadian Collateral Agent pursuant to the terms of this Agreement, (iii) no credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any Account Debtor except as reported to the Canadian Collateral Agent in accordance with this Agreement and except for credits, discounts, allowances or extensions made or given in the ordinary course of Westcon Canada's business in accordance with practices and policies previously disclosed to the Canadian Collateral Agent, (iv) there shall be no setoffs, deductions, contras, defenses, counterclaims or disputes existing or asserted with respect thereto except as reported to the Canadian Collateral Agent in accordance with the terms of this Agreement, (v) none of the transactions giving rise thereto will violate any applicable foreign, Federal, Canadian, state, provincial or local laws or regulations, (vi) all documentation relating thereto will be legally sufficient under such laws and regulations and (vii) all such documentation will be legally enforceable in accordance with its terms.

     8.20 Landlords' Agreements, Mortgagee Agreements, Bailee Letters and Real Estate Purchases. Each of Westcon and Borrowers and the other Obligors shall use commercially reasonable efforts to obtain a landlord's agreement, mortgagee agreement or bailee letter, as applicable, from the lessor of each leased property, mortgagee of owned property or bailee with respect to any warehouse, processor or converter facility or other location where Collateral is stored or located, which agreement or letter shall contain a waiver or subordination of all Liens or claims that the landlord, mortgagee or bailee may assert against the Collateral at that location, and shall otherwise be reasonably satisfactory in form and substance to the applicable Collateral Agent. With respect to such locations or warehouse space leased or owned as of the Closing Date and thereafter, if the applicable Collateral Agent has not received a landlord or mortgagee agreement or bailee letter as of the Closing Date (or, if later, as of the date such location is acquired or leased), any Inventory at that location shall, in the applicable Collateral Agent's discretion, be excluded from Borrowing Capacity or be subject to such reserves as may be established by the applicable Collateral Agent in its judgment. After the Closing Date, no real property or warehouse space shall be leased by any Westcon or Borrowers or other Obligors and no Inventory shall be shipped to a processor or converter under arrangements established after the Closing Date without the prior written consent of the applicable Collateral Agent (which consent, in the applicable Collateral Agent's discretion, may be conditioned upon the exclusion from Borrowing Capacity of such Inventory at that location or the establishment of reserves acceptable to the applicable Collateral Agent) or, unless and until a satisfactory landlord agreement or bailee letter, as appropriate, shall first have been obtained with respect to such location. Each of Westcon and Borrowers and the other Obligors shall timely and fully pay and perform its obligations under all leases and other agreements with respect to each leased location or public warehouse where any Collateral is or may be located. To the extent otherwise


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


permitted hereunder, if any of Westcon or Borrowers or any other Obligors propose to acquire a fee ownership interest in Real Estate after the Closing Date, it shall first provide to the applicable Collateral Agent a mortgage or deed of trust granting applicable Collateral Agent a first and only priority Lien on such Real Estate, together with environmental audits, mortgage title insurance commitment, real property survey, local counsel opinion(s), and, if required by the applicable Collateral Agent, supplemental casualty insurance and flood insurance, and such other documents, instruments or agreements requested by the applicable Collateral Agent, in each case, in form and substance satisfactory to the applicable Collateral Agent.

                         ARTICLE 9. NEGATIVE COVENANTS

        During the term of this Agreement and so long thereafter as any of the Indebtedness of either of the Borrowers to any Agent, any of the Lenders or either L/C Issuer, including any Indebtedness for fees and expenses, shall remain unpaid, Westcon and each Borrower and each other Obligor shall not and shall not permit any of its North American Subsidiaries to:

     9.1 Borrowed Money. Create, incur, assume or suffer to exist any liability for borrowed money, except Permitted Indebtedness, including, without limitation, unsecured guaranties or other credit support given by Westcon with respect to the Obligations of Unrestricted Subsidiaries.

     9.2 Liens. Create, incur, assume or suffer to exist any mortgage, Lien, security interest, pledge or other encumbrance on any of its property or assets, whether now owned or hereafter owned or acquired, except Permitted Liens.

     9.3 Storing and Use of Collateral. Place the Collateral in any warehouse which may issue a negotiable Document with respect thereto or use the Collateral in violation of any provision of the Loan Documents, or any applicable statute, regulation or ordinance, or of any policy insuring the Collateral.

     9.4 Guaranties. Become a guarantor, surety or otherwise liable for the debts or other obligations of any other Person (except (i) pursuant to the Guaranties contemplated hereunder, (ii) as set forth on Schedule 9.4 hereof, and
(iii) unsecured guaranties or other credit support given by Westcon with respect to the Obligations of Unrestricted Subsidiaries), whether by guaranty or suretyship agreement, agreement to purchase the indebtedness of such Person, or agreement for the furnishing of funds to any other Person, through the purchase of goods, supplies or services (or by way of stock purchase, capital contribution, advance or loan) for the purpose of paying or discharging the Indebtedness of such Person, or otherwise, except as an endorser of instruments for the payment of money deposited to its bank account for collection in the ordinary course of business.

     9.5 Sale of Assets. Convey, sell, transfer, lease, or sell and lease back any of its property, assets or business to any other Person, except for (i) the sale by Westcon of the Capital Stock, property or assets of any of the Unrestricted Subsidiaries, (ii) the sale of Inventory in the ordinary course of business, (iii) the sale of Equipment no longer used or usable having a value


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of $500,000.00 in the aggregate per annum, (iv) the sale of Lucent Inventory acquired prior to the date hereof, or (v) the sale by Westcon of Cisco Systems, Inc. common stock owned by it.

     9.6 Capital Stock. Purchase, redeem or retire any of its capital stock or issue any capital stock or otherwise change the capital structure of Westcon, Borrowers or the other Obligors or change the relative rights, preferences or limitations relating to any of its capital stock; provided, however, that the foregoing restriction shall not prohibit an initial public offering of the stock of Westcon so long as there is no Incipient Default or Event of Default hereunder and such initial public offering does not result in a change of control of Westcon; provided, further, that the foregoing restriction shall not prohibit repurchases of the capital stock of Westcon from its chief executive officer in accordance with the put agreement in place with such individual on the Closing Date.

     9.7 Leases. Enter, as lessee, or assume or suffer to exist operating or true leases or rental agreements of real or personal property, except for leases entered into in the ordinary course of Borrowers or such other Obligor's business.

     9.8 Investments and Loans. Make any investments in, or advances to, any other Person, including, without limitation, loans or advances between Borrowers, to Westcon or to their respective Subsidiaries, shareholders, directors, officers, employees or any other Affiliate, except (i) as set forth in Schedule 9.8 hereof, or (ii) in the case of Westcon, direct obligations of the United States of America, (iii) intercompany loans which are expressly permitted under, and made in compliance with, the terms and conditions set forth in the definition of "Permitted Indebtedness", or (iv) in the case of Westcon, investments in the Unrestricted Subsidiaries.

     9.9 Consolidations, Merger and Fundamental Changes. Merge, amalgamate or consolidate with or into any other firm or corporation, or enter into any joint venture or partnership with any other individual, firm or corporation.

     9.10 Dividends. Pay or declare any cash dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of capital stock of any of the Borrowers or any of their Subsidiaries or any warrants, options or rights to purchase any such capital stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrowers or any of their Subsidiaries; or make any optional payment or prepayment on or redemption (including, without limitation, by making payments to a sinking or analogous fund) of the Obligations owing to Datatec or any other Obligations, except for the Indebtedness and except that a Subsidiary may pay dividends of any kind to a Borrower; provided, however, that, the foregoing to the contrary notwithstanding, so long as there is no Incipient Default or Event of Default hereunder, Westcon America may make a one-time payment to Westcon in an amount of up to $9,000,000.00 no later than September 30, 2003 in connection with the repayment of the Revolving Credit Agreement between IBM United Kingdom Financial Services Limited and Westcon (UK) Limited, dated June 30, 2000; provided further, that both before and on a pro forma basis after giving effect to such payment in connection with such Revolving Credit Agreement repayment there is Excess Availability of no


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


less than $15,000,000.00 as determined by Collateral Agent calculated on the average daily availability for the prior fifteen (15) days.

     9.11 Investments. Directly or indirectly, make, maintain or acquire any investment in any Person other than:

          (a) Stock or obligations issued to a Borrower in settlement of claims against others by reason of an event of bankruptcy or a composition or the readjustment of debt or a reorganization of any debtor of a Borrower;

          (b) Permitted Acquisitions;

          (c) Investments by Westcon in Unrestricted Subsidiaries;

          (d) Acquisitions made by Westcon outside of North America either through existing Unrestricted Subsidiaries or through newly formed Unrestricted Subsidiaries; and

          (e) the ownership by Westcon of shares of common stock of Cisco Systems, Inc.

     9.12 Affiliate/Subsidiary Transactions.

          (a) Neither Westcon nor either Borrower nor any of their Subsidiaries shall acquire or form any new Subsidiaries after the date hereof other than the formation by Westcon or the Unrestricted Subsidiaries of additional Unrestricted Subsidiaries so long as Westcon advises the Collateral Agent, in writing, of the formation of any such additional Unrestricted Subsidiary or Unrestricted Subsidiaries contemporaneously with the delivery of the next succeeding financial statements required to be delivered pursuant to Section 8.2(c) hereof.

          (b) Neither Westcon nor either Borrower nor any of their Subsidiaries shall either before (reflected Westcon's consolidated financial statements as of April 30, 2003), on or after the date hereof, directly or indirectly, have entered into or enter into any transaction with any Affiliate or Subsidiary, including, without limitation, the purchase, sale or exchange of property or the rendering of any service to any Affiliate or Subsidiary, except in the ordinary course of business and pursuant to the reasonable requirements of its business, in accordance with past practices, and upon fair and reasonable terms no less favorable to it than could be obtained in a comparable arm's-length transaction with an unaffiliated Person.

        In addition to the foregoing:

               (i) the following transactions shall be permitted either before (reflected on Westcon's consolidated financial statements as of April 30, 2003), on or after the date hereof, provided that each is upon fair and reasonable terms, determined on an arms-length basis, in the ordinary course of business and consistent with past practices:

                    (A) payments by Westcon America, Westcon Canada or the Unrestricted Subsidiaries to Westcon of fees with respect to its allocated share of wages, payroll and related employment costs, travel, meals, payroll taxes, health insurance, franchise


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


and licensing fees and postage, all as determined in a manner which complies with applicable requirements of the Code, the ITA and related rules and regulations;

                    (B) payments by Westcon America, Westcon Canada or the Unrestricted Subsidiaries to Westcon or payments by Westcon to Westcon America or Westcon Canada as reimbursement of their respective allocable share of rent, utilities, income taxes, audit fees, legal fees, insurance premiums and other similar ordinary course costs and expenses; and

                    (C) payments in any Fiscal Year by Westcon America to Westcon Canada or the Unrestricted Subsidiaries as reimbursement for capital expenditures made by Westcon Canada or such Unrestricted Subsidiaries, as the case may be, on behalf of Westcon America for equipment and other assets owned by Westcon America in an aggregate amount not to exceed the aggregate amount of global information services fees previously received by Westcon America in such Fiscal Year from Westcon Canada or the Unrestricted Subsidiaries, as the case may be.

               (ii) the following transactions shall be permitted either before (reflected on Westcon's consolidated financial statements as of April 30, 2003), on or after the date hereof, provided that each is upon fair and reasonable terms, determined on an arms-length basis, in the ordinary course of business and consistent with past practices and, provided, further, that at the time of each such transaction there is no Event of Default or Incipient Default hereunder, unless the applicable Collateral Agent otherwise consents thereto in writing:

                    (A) payments by Westcon America, Westcon Canada or the Unrestricted Subsidiaries to Westcon of fees with respect to its allocated share of entertainment, bonuses, charitable contributions, marketing and consultant fees, all as determined in a manner which complies with applicable requirements of the Code, the ITA and related rules and regulations; and

                    (B) payments by Westcon America, Westcon Canada or the Unrestricted Subsidiaries to Eastpro Services, Inc. for marketing services, merchandise for marketing events, website maintenance, public relations and travel, meals and entertainment expenses associated with President's Club and other similar costs incurred as part of the delivery of these services by Eastpro to, as applicable, Westcon, Westcon America or Westcon Canada, or the Unrestricted Subsidiaries.

          (c) Neither Westcon nor either Borrower nor any of their Subsidiaries shall directly or indirectly make or permit to be made any payment with respect to the obligations of any of Westcon UK Limited, RBR Networks Gmbh or Comstor Limited owing to Datatec, including, without limitation, the obligations evidenced by: (a) the promissory note dated November 30, 2001 in the original principal amount of GBP 5,252,000 made by Westcon UK Limited; (b) the promissory note dated December 16, 2001 in the original principal amount of Euro 1,553,049.00 by RBR Network Gmbh; (c) the promissory note dated November 30, 2001 in the principal amount of GBP 6,584,506.00 by Comstor Limited; and (d) the promissory note dated November 30, 2001 in the principal amount of US $3,800,000.00 by Comstor Limited.


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


     9.13 Westcon. Permit Westcon to function other than as a holding company or to conduct business or to incur liabilities other than incident to the ownership of the Borrowers and its other Subsidiaries.

     9.14 Additional Negative Pledges. Directly or indirectly, create or otherwise cause or permit to exist or become effective any contractual obligation which may restrict or inhibit a Collateral Agent's rights or ability to sell or otherwise dispose of the Collateral or any part thereof or to obtain Liens on additional assets or properties; provided that, notwithstanding the foregoing, Westcon may enter into a negative pledge with respect to the stock, property or assets of any Unrestricted Subsidiary.

     9.15 Change Name. Change the jurisdiction of formation, chief executive office or registered office of Westcon, any Borrower or any other Obligor or the name or registered corporate or tradename, if any, of Westcon, any Borrower or any other Obligor, as such name appears on the date hereof in the official filings of such Person's jurisdiction of formation.

     9.16 Business Operations. Permit its business operations to be conducted through any other Person or engage in any business other than as a reseller of and sales channel for networking communications systems or other products and services associated with the sale of such systems.

     9.17 Records Review/Collateral Verification. Prevent the applicable Collateral Agent from examining and inspecting the books and records of Westcon or any Borrower or any other Obligor or verifying the Collateral as provided in
Article VIII or otherwise provided under the terms of this Agreement or any other Loan Document.

     9.18 New Locations. Establish any new Inventory locations or transfer any Inventory, Equipment or other Collateral to a new location without first providing the applicable Collateral Agent thirty (30) days prior written notice of such impending action, and executing and delivering to the applicable Collateral Agent a satisfactory landlord waiver or warehouseman's waiver regarding each such location for which Collateral Agent does not previously have a landlord waiver or warehouseman's waiver.

     9.19 Financing Statements. Execute, or permit the filing or continuation of, any financing statement, financing change statement or similar filing to perfect a security interest or to publish hypothecs, except in favor of the applicable Collateral Agent or in connection with a Permitted Encumbrance.

     9.20 Intentionally Omitted.

     9.21 Fixed Charge Ratio.

          (a) Westcon. Allow the ratio of the Fixed Charge Ratio of Westcon, on a consolidated basis, to be less than the ratio set forth below tested quarterly computed on a Trailing 12-Month Basis commencing on February 29, 2004.

         Ratio            Period
         -----            ------


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


         1.10 to 1.00     Quarter ending May 31, 2003
         1.16 to 1.00     Quarter ending August 31, 2003
         1.23 to 1.00     Quarter ending November 30, 2003
         1.24 to 1.00     Quarter ending February 29, 2004
         1.23 to 1.00     Quarter ending May 31, 2004
         1.26 to 1.00     Quarter ending August 31, 2004
         1.28 to 1.00     Quarter ending November 30, 2004
         1.28 to 1.00     Quarter ending February 28, 2005
         1.34 to 1.00     Quarter ending May 31, 2005 through the Quarter ending
                          November 30, 2005 and each Fiscal Quarter thereafter
         1.35 to 1.00     Quarter ending February 28, 2006

          (b) Westcon America. Allow the ratio of the Fixed Charge Ratio of Westcon America, on a consolidated basis, to be less than the ratio set forth below tested quarterly with EBITDA to be computed on a Trailing 12-Month Basis commencing on February 29, 2004.

         Ratio            Period
         -----            ------
         1.45 to 1.00     Quarter ending May 31, 2003
         1.40 to 1.00     Quarter ending August 31, 2003
         1.40 to 1.00     Quarter ending November 30, 2003
         1.40 to 1.00     Quarter ending February 29, 2004
         1.40 to 1.00     Quarter ending May 31, 2004
         1.40 to 1.00     Quarter ending August 31, 2004
         1.40 to 1.00     Quarter ending November 30, 2004
         1.45 to 1.00     Quarter ending February 28, 2005
         1.45 to 1.00     Quarter ending May 31, 2005
         1.50 to 1.00     Quarter ending August 31, 2005 and each Fiscal Quarter
                          thereafter

     9.22 Minimum Tangible Net Worth.

          (a) Westcon. Allow Westcon's consolidated Tangible Net Worth to be less than the amounts set forth below:

         Amount               Period
         ------               ------
         $190,900,000.00      Quarter ending May 31, 2003
         $192,900,000.00      Quarter ending August 31, 2003
         $195,600,000.00      Quarter ending November 30, 2003
         $198,900,000.00      Quarter ending February 29, 2004
         $202,200,000.00      Quarter ending May 31, 2004
         $205,600,000.00      Quarter ending August 31, 2004
         $209,300,000.00      Quarter ending November 30, 2004
         $212,900,000.00      Quarter ending February 28, 2005
         $216,600,000.00      Quarter ending May 31, 2005
         $220,500,000.00      Quarter ending August 31, 2005
         $224,300,000.00      Quarter ending November 30, 2005


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         $228,300,000.00      Quarter Ending February 28, 2006

          (b) Westcon America. Allow Westcon America's consolidated Tangible Net Worth to be less than the amounts set forth below:

        Amount                Period
        ------                ------
        $148,000,000.00       Quarter ending May 31, 2003
        $149,500,000.00       Quarter ending August 31, 2003
        $151,400,000.00       Quarter ending November 30, 2003
        $153,100,000.00       Quarter ending February 29, 2004
        $154,600,000.00       Quarter ending May 31, 2004
        $156,400,000.00       Quarter ending August 31, 2004
        $158,300,000.00       Quarter ending November 30, 2004
        $160,200,000.00       Quarter ending February 28, 2005
        $162,100,000.00       Quarter ending May 31, 2005
        $164,100,000.00       Quarter ending August 31, 2005
        $166,100,000.00       Quarter ending November 30, 2005
        $168,200,000.00       Quarter Ending February 28, 2006

                         ARTICLE 10. EVENTS OF DEFAULT

     10.1 Events of Default. The occurrence of any one or more of the following events shall constitute an event of default (individually, "Event of Default", or, collectively, "Events of Default"):

          (a) Nonpayment. Nonpayment when due whether by acceleration or otherwise of principal of, or interest on, any of the Notes, any fee, cost, expense or premium provided for hereunder or under any other Loan Document or any other Indebtedness owing hereunder or under any other Loan Document.

          (b) Certain Covenants. Default by Westcon or either of the Borrowers or any of the other Obligors in the observance of any of the covenants or agreements by Westcon or such Borrowers or such Obligors contained in Articles VI, VII or IX or Section 8.5 of this Agreement.

          (c) Other Covenants. Default by Westcon or either of the Borrowers or any of the other Obligors in the observance of any of the covenants or agreements by Westcon or such Borrowers or such Obligors contained in this Agreement, other than in Articles VI, VII or IX or Section 8.5, which is not remedied within fifteen (15) days after the occurrence thereof.

          (d) Voluntary Insolvency Proceedings. If Westcon or either of the Borrowers or any of their Subsidiaries: (i) shall file a petition, application or request for or notice of intention in connection with liquidation, reorganization, arrangement, adjudication as a bankrupt, relief as a debtor or other relief under the bankruptcy, insolvency or similar laws of the United States of America or Canada or any state or territory thereof or any other foreign jurisdiction, now or hereafter in effect; (ii) shall make a general assignment for the benefit of creditors; (iii) shall consent to the appointment of an interim receiver, receiver, receiver or manager or trustee for Westcon, such Borrower or such Subsidiary or any of such Person's assets including, without


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limitation, the appointment of or taking possession by a "custodian" as defined in the federal Bankruptcy Code; (iv) shall make any, or send notice of any bulk sale; or (v) shall execute a consent to any other type of insolvency proceeding (under the Bankruptcy Code or any other insolvency or bankruptcy laws) or any formal or informal proceeding for the dissolution or liquidation of, or settlement or compromise of claims against or winding up of affairs of, Westcon, such Borrower or any of their Subsidiaries. Notwithstanding the foregoing, Westcon may dissolve or liquidate, in an orderly fashion, those Unrestricted Subsidiaries set forth on Schedule 10.1(d).

          (e) Involuntary Insolvency Proceedings. The appointment of an interim receiver, receiver, receiver and manager, trustee, custodian or officer performing similar functions for Westcon, any Borrower or any of their Subsidiaries or any of such Person's assets including, without limitation, the appointment of or taking possession by a "custodian" as defined in the federal Bankruptcy Code; or the filing against Westcon, such Borrower or such Subsidiary of a request, application or petition for or notice of intention in connection with liquidation, reorganization, arrangement, adjudication as a bankrupt or other relief under the bankruptcy, insolvency or similar laws of the United States of America or Canada or any other insolvency or bankruptcy laws, now or hereafter in effect; or the institution against Westcon, such Borrower or such Subsidiary of any other type of insolvency proceeding (under the federal Bankruptcy Code or otherwise) or of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against or winding up of affairs of Westcon, such Borrower or such Subsidiary, and the failure to have such appointment vacated or such petition or proceeding dismissed within thirty
(30) days after such appointment, filing or institution.

          (f) Representations. If any certificate, written statement, representation, warranty or financial statement furnished by or on behalf of Westcon or either Borrower or any other Obligor under, pursuant to or in connection with this Agreement or any other Loan Document (including, without limitation, representations and warranties contained herein) or as an inducement to Agents, Lenders and L/C Issuer to enter into this Agreement, any other Loan Document or any other lending agreement with Westcon or such Borrower or such other Obligor shall prove to have been false in any respect at the time as of which the facts therein set forth were certified, or to have omitted any substantial contingent or unliquidated liability or claim against Westcon or such Borrower or such other Obligor.

          (g) Other Indebtedness and Agreements. Nonpayment by Westcon or either Borrower of any Obligations owing by Westcon or either Borrower when due, whether such Obligations shall become due by scheduled maturity, by required prepayment, by acceleration, by demand or otherwise, or failure to perform any term, covenant or agreement on such Person's part to be performed under any agreement or instrument (other than this Agreement) evidencing or securing or relating to any Obligations owing by Westcon or either Borrower when required to be performed if the effect of such failure is to permit the holder(s) (or agent or trustee for such holder(s)) to accelerate the maturity of such Obligations, except for Obligations which individually and in the aggregate do not exceed $1,000,000.00.

          (h) Judgments. If any judgment or judgments in excess of $1,000,000.00 for any one such judgment or all judgments in the aggregate (other than any judgment for which it is fully insured and for which the insurer has acknowledged full and unconditional coverage in


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


writing) against Westcon, either Borrower or any other Obligor, remains unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of thirty
(30) days.

          (i) Pension Default. Any Reportable Event which the American Collateral Agent determines in good faith constitutes grounds for the termination of any Pension Plan by the Pension Benefit Guaranty Corporation or for the appointment by an appropriate United States district court of a trustee to administer any Pension Plan shall have occurred and be continuing; or the Pension Benefit Guaranty Corporation shall institute proceedings to terminate any Pension Plan or to appoint a trustee to administer any Pension Plan; or a trustee shall be appointed by an appropriate United States district court to administer any Pension Plan; or any Pension Plan shall be terminated; or Westcon or either Borrower or any Subsidiary withdraws from a Pension Plan in a complete withdrawal or a partial withdrawal; or there shall arise vested unfunded liabilities under any Pension Plan in excess of $750,000 or Westcon or either Borrower or any Subsidiary shall fail to pay to any Pension Plan any contribution which it is obligated to pay under the terms of such plan or any agreement, or which is required to meet statutory minimum funding standards.

          (j) Collateral Impairment. There shall occur with respect to the Collateral any (i) misappropriation, conversion, diversion, or fraud, (ii) levy, seizure, or attachment or (iii) loss, theft, or damage, which impact in the case of (i), (ii) and/or (iii), individually or in the aggregate, exceeds $150,000.

          (k) Insecurity; Change. Either Collateral Agent shall reasonably believe that the prospect of payment of all, or any part, of the Indebtedness or performance of Westcon's or either Borrower's or any other Obligor's obligations under the Loan Documents or any other agreement among or between any of the Agents, the Lenders, the L/C Issuers and Westcon and/or the Borrowers and/or other Obligors is impaired; or there shall occur or could occur any Material Adverse Effect with respect to Westcon or the Borrowers.

          (l) Challenge to Validity. Westcon, either Borrower or any other Obligor commences any action or proceeding to contest the validity or enforceability of any Loan Document or any lien or security interest or other lien granted or obligations arising under or evidenced by any Loan Document.

          (m) Termination. Any Obligor terminates or attempts to terminate, in accordance with its terms or otherwise, any Guaranty or other Loan Document executed by such Obligor.

          (n) Other Agreements. A default by Datatec in complying with the terms of the Subordination Agreement or a default by any Obligor under any Loan Document to which such Obligor is a party, including without limitation, any Guaranty, or the termination of any Loan Document by any Obligor, or the occurrence with respect to any Obligor of an insolvency proceeding of the type specified in Section 10.1(d) and (e) hereof.

          (o) Change of Control. In the event Westcon no longer owns all of the capital stock of Borrowers and its other North American Subsidiaries or Borrowers no longer all of the capital stock of their respective Subsidiaries, or there is a change in the occupation of a majority


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


of the seats on any of their respective Boards of Directors or management committees by Persons who are neither nominated by the Boards of Directors or management committees on the date hereof or appointed by a Board of Directors or management committees so nominated or there is a change in the ownership of more than twenty percent (20%) of the common stock or any other capital stock of Westcon.

          (p) Non-perfection or Loss of Priority. If at any time, any of the Collateral Documents shall cease to be in effect, or if any security interest in favor of either Collateral Agent, in the case of the American Collateral Agent, for the benefit of the American Lenders, American Collateral Agent, Canadian Lenders and Canadian Collateral Agent, and in the case of the Canadian Collateral Agent, for the benefit of the Canadian Lenders and Canadian Collateral Agent, in any portion of the Collateral shall cease to be enforceable or cease to have a first-priority Lien position, or if title to any Collateral is not satisfactory to the applicable Collateral Agent by reason of any unpermitted Lien or title condition.

     10.2 Effects of an Event of Default.

          (a) Upon the happening of one or more Events of Default (except a default under either Section 10.1(d) or 10.1(e) hereof), the Collateral Agents may, or at the direction of the Required Lenders, shall declare any commitments of the Lenders to lend money to any of the Borrowers or the commitment for the L/C Issuers to issue Letters of Credit for the account of the Borrowers (collectively, the "Lenders' Obligations") to be canceled and the principal of all of the Notes then outstanding to be immediately due and payable, together with all interest thereon and fees and expenses accruing under this Agreement and under any other Loan Document. Upon such declaration, the Lenders' obligations shall be immediately canceled and the Loans evidenced by the Notes shall become immediately due and payable without presentation, demand or further notice of any kind to the Borrowers.

          (b) Upon the happening of one or more Events of Default under Section 10.1(d) or 10.1(e) hereof, the Lenders' Obligations shall be canceled immediately, automatically and without notice, and all of the Notes shall become immediately due and payable without presentation, demand or notice of any kind to either of the Borrowers.

          (c) Upon the happening of any Event of Default, the Collateral Agents may, and shall upon the request of the Required Lenders, exercise such rights and remedies specified under this Agreement, the Notes and the other Loan Documents or under the Uniform Commercial Code or other applicable law which the Collateral Agents deem appropriate under the circumstances in order to enforce such agreements, instruments and documents.

          (d) Upon the happening of any Event of Default, the Collateral Agents may, and upon the request of the Required Lenders shall, require Borrowers to provide to the Collateral Agents with cash collateral in an amount equal to 110% of the face amount of all issued and unexpired Letters of Credit available for drawings.

     10.3 Remedies.

          (a) Rights Under Uniform Commercial Code. Upon the occurrence and during the continuance of any Event of Default or upon any termination of this Agreement as a


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result of an Event of Default, then the Collateral Agents shall have, in addition to all of their other rights under this Agreement, the other Loan Documents or otherwise (which rights shall be cumulative), all of the rights and remedies of a secured party under the New York Uniform Commercial Code and shall have the right to enter upon any premises where the Collateral is kept and peacefully retake possession thereof. Upon the occurrence and during the continuance of an Event of Default, the applicable Collateral Agent may, without demand, advertising or notice all of which Westcon and each Borrower and each other Obligor hereby waives (except as the same may be required by law), sell, lease, dispose of, deliver and grant options to a third party to purchase, lease or otherwise dispose of any and all Receivables, General Intangibles, Inventory, Equipment, Investment Property or other security or Collateral held by it or for its account at any time or times in one or more public or private sales or other dispositions, for cash, on credit or otherwise, as such prices and upon such terms as such Collateral Agent, in its sole discretion, deems advisable. Notice of any public sale shall be sufficient if it describes the security or collateral to be sold in general terms, stating the amounts thereof, the nature of the business in which such collateral was created and the location and nature of the properties covered by the other security interests or mortgages and the prior liens thereon, and is published at least once in The Wall Street Journal or a suitable local area newspaper of general circulation not less than ten (10) days prior to the date of sale. Without requiring notice to Westcon or either of Borrowers or any other Obligor, all requirements of reasonable notice under this Section shall be met if such notice is mailed, postage prepaid, to the applicable Borrower at the address set forth herein for such entity, at least ten (10) days before the time of such sale or disposition. The applicable Collateral Agent may postpone or adjourn any sale of any Collateral from time to time by an announcement at the time and place of the sale to be so postponed or adjourned without being required to give a new notice of sale; provided, however, that the applicable Collateral Agent shall provide the applicable Borrower with written notice of the time and place of such postponed or adjourned sale. Any of the Agents or the Lenders, as the case may be, may be the purchaser at any such sale if it is public, and payment may be made, in whole or in part, in respect of such purchase price by the application of Indebtedness due from the applicable Borrower to the Lenders or the Collateral Agents. The applicable Borrower shall be obligated for, and the proceeds of sale shall be applied first to, the costs of retaking, refurbishing, storing, guarding, insuring, preparing for sale, and selling the Collateral, including the fees and expenses of attorneys, auctioneers, appraisers and accountants employed by a Collateral Agent. Proceeds shall then be applied to the payment in whatever order the applicable Collateral Agent may elect, of all Indebtedness of Borrowers under the Loan Documents. The applicable Collateral Agent shall return any excess to the applicable Borrower and Borrowers shall remain liable for any deficiency.

          (b) Waiver of Rights by Borrowers. Westcon and each Borrower and each other Obligor waives, to the extent permitted by law, any bonds, security or sureties required by any statute, rule or otherwise by law as an incident to any taking of possession by a Collateral Agent of property subject to the Lien in favor a Collateral Agent or any of the Lenders. Upon the occurrence and during the continuance of an Event of Default, Westcon, each Borrower and each other Obligor also consents that either Collateral Agent may enter upon any premises owned by or leased to it without obligation to pay rent or for use and occupancy, through self help, without judicial process and without having first given notice to it or obtained an order of any court. These waivers and all other waivers provided for in this Agreement and any other agreements or instruments executed in connection herewith have been negotiated by the parties.


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


Westcon and each Borrower and each other Obligor acknowledge that they have been represented by counsel of their own choice and have consulted such counsel with respect to their rights hereunder.

          (c) Collateral Agents' Rights. Westcon and each Borrower and each other Obligor agrees that no Collateral Agent shall have any obligation to preserve rights to any Collateral against prior parties or to marshal any Collateral of any kind for the benefit of any other creditor of Westcon or such Borrower or any other Obligor or any other Person. After the occurrence and during the continuance of an Event of Default, each Collateral Agent is hereby granted a license or other right to use, without charge, Westcon's or either Borrowers' or any other Obligor's labels, patents, copyrights, designs, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, or any property of a similar nature, in completing production of, advertising for sale, and selling any Collateral and Westcon's or either Borrower's or any other Obligor's rights under all licenses and any franchise, sales or distribution agreements shall inure to each Collateral Agent's benefit for such purpose.

                              ARTICLE 11. EXPENSES

     11.1 Expenses.

          (a) The Borrowers shall promptly pay all the costs and expenses hereunder as set forth herein, including, without limitation, in Article VII hereof; provided that Westcon Canada shall not make any payment with respect to any Indebtedness other than Indebtedness of Westcon Canada.

          (b) If after receipt of any payment of all, or any part of, the Indebtedness, any of the Agents, any L/C Issuer or any Lender is, for any reason, compelled to surrender such payment to any person or entity because such payment is determined to be void or voidable as a preference, an impermissible setoff, or a diversion of trust funds, or for any other reason, the Loan Documents shall continue in full force and Borrowers shall be liable, and shall indemnify and hold the Agents, L/C Issuers and any Lenders, as the case may be, harmless for, the amount of such payment surrendered. The provisions of this Section shall be and remain effective notwithstanding any contrary action which may have been taken by the Agents, L/C Issuers or any Lender in reliance upon such payment, and any such contrary action so taken shall be without prejudice to the Agents', L/C Issuers', or any Lender's rights under the Loan Documents and shall be deemed to have been conditioned upon such payment having become final and irrevocable. The provisions of this Section 11.1 (b) shall survive the termination of this Agreement and the Loan Documents.

          (c) Westcon America agrees, and with respect to any obligations of Westcon Canada to the Canadian Collateral Agent and the Canadian Lenders, Westcon Canada agrees to indemnify, defend, and hold harmless each of the Agents, each of the L/C Issuers and each Lender from, and against, any and all liabilities, claims, damages, penalties, expenditures, losses, or charges, including, but not limited to, all costs of investigation, monitoring, legal representations, remedial response, removal, restoration, or permit acquisition, which may now, or in the future, be undertaken, suffered, paid, awarded, assessed, or otherwise incurred by any of the Agents, any of the L/C Issuers or any Lender or any other person or entity as a result


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


of the presence of, Release of, or threatened Release of Hazardous Substances on, in, under, or near the property owned, leased, or operated by Westcon, any Borrower or any Subsidiary. The liability of Borrowers under the covenants of this Section 11.1 (c) is not limited by any exculpatory provisions in this Agreement or any other documents securing the Indebtedness and shall survive repayment of the Indebtedness or any transfer or termination of this Agreement regardless of the means of such transfer or termination. Borrowers agree that each of the Agents, each of the L/C Issuers and each Lender shall not be liable in any way for the completeness or accuracy of any Environmental Report or the information contained therein. Borrowers further agree that neither any of the Agents, any of the L/C Issuers or any Lender has any duty to warn Westcon, either Borrower, any Subsidiary or any other Person about any actual or potential environmental contamination or other problem that may have become apparent, or will become apparent, to such Agent, L/C Issuer or Lender.

          (d) Westcon America agrees, and with respect to any obligations of Westcon Canada to the Canadian Collateral Agent and the Canadian Lenders, Westcon Canada agrees to pay, indemnify, and hold each of the Agents, each of the L/C Issuers and each of the Lenders (each an "Indemnified Party") harmless from, and against, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever (including, without limitation, counsel and special counsel fees and disbursements in connection with any litigation, investigation, hearing, or other proceeding) with respect, or in any way related, to the existence, execution, delivery, enforcement, performance, and administration of or otherwise related in any way to this Agreement or any other Loan Document, except in the case of such Indemnified Party's gross negligence or willful misconduct as determined by a final, non-appealable determination of a court of competent jurisdiction (all of the foregoing, collectively, the "Indemnified Liabilities"). The agreements in this Section 11.1 (d) shall survive repayment of the Indebtedness.

                             ARTICLE 12. THE AGENT

     12.1 Appointment, Powers and Immunities. Each Lender irrevocably designates, appoints and authorizes: (a) HSBC to act as Arranger hereunder and under the other Loan Documents; and (b) GE Capital to act as American Collateral Agent hereunder and under the other Loan Documents; and (c) GE Capital Canada to act as Canadian Collateral Agent hereunder and under the other Loan Documents, in each case, with such powers as are specifically delegated to them by the terms of this Agreement and of the other Loan Documents, together with such other powers as are reasonably incidental thereto, including, without limitation, the power to execute and/or file financing or similar statements or notices and other related documents relating to the transactions contemplated by the Loan Documents. None of the Agents (a) shall have any duties or responsibilities except those expressly set forth in this Agreement and in the other Loan Documents, or shall by reason of this Agreement or any other Loan Documents be a trustee or fiduciary for any Lender; (b) shall be responsible in any way to any Agent or any Lender for any recitals, statements, representations or warranties contained in this Agreement or in any of the other Loan Documents, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Loan Documents, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Documents or any other document referred to or provided for herein or therein or for any failure by Westcon or either Borrower or any other


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Obligor or any other Person to perform any of its obligations hereunder or thereunder; and (c) shall be responsible in any way to any Lender for any action taken or omitted to be taken by it hereunder or under any other Loan Documents or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except in the event of such individual Agent's own gross negligence or willful misconduct, as determined by a final non-appealable judgment of a court of competent jurisdiction. Each of the Agents may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. In administering the Letters of Credit, a L/C Issuer shall not be under any liability to any Lender, except for such L/C Issuer's own gross negligence or willful misconduct, as determined by a final non-applicable decision of a court of competent jurisdiction or as set forth in
Article II hereof.

     12.2 No Other Duties. None of the Agents shall have any duties or obligations other than those expressly provided for in this Agreement and the Loan Documents, and none of the Agents, nor any of their directors, officers, employees, attorneys, representatives or agents, shall be liable for any action taken or omitted to be taken in connection with this Agreement, the Loan Documents, and other documents related thereto, the negotiation, preparation or execution thereof, or in connection with the syndication, implementation or administration of the Loans or the Loan Documents. The duties of each of the Agents shall be mechanical and administrative in nature; and nothing in this Agreement or the Loan Documents, expressed or implied, is intended or shall be construed to impose upon the any of the Agents any obligations in respect of this Agreement or any document in connection herewith or the Loan Documents except as expressly set forth herein, in such documents and this Agreement.

     12.3 Waiver of Liability of Agents and L/C Issuer. None of the Agents or L/C Issuers shall have any liability or, as the case may be, any duty or obligation:

          (a) To Westcon or either Borrower or any other Obligor on account for any failure of any Lender to perform, or the delay of any Lender in the performance of, any of its respective obligations under this Agreement or any of the Loan Documents or any of the other documents in connection herewith;

          (b) To any Lender on account of any failure or delay in performance by Westcon or either of the Borrowers, or any other Obligor or any of their Subsidiaries, or any other Lender of any of their respective obligations under this Agreement or any of the Loan Documents or any of the other documents in connection herewith;

          (c) To any Lender for (i) the accuracy of any written or oral statements furnished or made by Westcon or a Borrower or another Obligor, or by any other Person (including an Agent or L/C Issuer) on behalf of Westcon or the Borrowers or any Obligor in connection with the Loans, (ii) the accuracy of any representation, warranty or statement made by Westcon or either Borrower, or any other Obligor or any Affiliate or Subsidiary pursuant to this Agreement or any of the Loan Documents or any of the other documents in connection herewith, or (iii) the legality, validity, effectiveness, enforceability or sufficiency of this Agreement or any of the other Loan Documents or any other document in connection herewith, or any other document referred to herein;


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          (d) To any Lender to provide either initially or on a continuing basis any information with respect to Westcon or either Borrower or any other Obligor or any of their Affiliates or Subsidiaries or their respective condition, or for analyzing or assessing or omitting to analyze or assess the status, creditworthiness or prospects of Westcon or either Borrower or any other
Obligor, or any of their Affiliates or Subsidiaries or any of the Collateral;

          (e) To any Lender to investigate whether or not any default or Event of Default or Incipient Default has occurred (and each Agent may assume that, until such Agent shall have received notice from Westcon or a Borrower, to the contrary, no such default or Event of Default or Incipient Default has occurred);

          (f) To any Lender to account for any sum or profit or any property of any kind received by any of the Agents or L/C Issuers arising out of any present or future financial or other relationship with Westcon or either Borrower or any other Obligor or with any other Person, except the relationship established pursuant to this Agreement and the Loan Documents;

          (g) To any Lender to disclose to any Person any information relating to Westcon or either Borrower or any other Obligor or any of their Affiliates or Subsidiaries received by any of the Agents or L/C Issuers, if in such individual Agent's or L/C Issuer's, as the case may be, determination (such determination to be conclusive), such disclosure would or might constitute a breach of any law or regulation or be otherwise actionable by suit against such Agent or L/C Issuer by Westcon or a Borrower or another Obligor or any other Person;

          (h) To take any action or refrain from taking any action other than as expressly required by this Agreement and the Loan Documents; and

          (i) To commence any legal action or proceeding arising out of or in connection with this Agreement or the Loan Documents or the Collateral Documents until each of the Agents and L/C Issuers, shall have been indemnified to such Agent's or L/C Issuer's satisfaction against any and all costs, claims and expenses (including, but not limited to, attorneys' fees and expenses) in respect of such legal action or proceeding.

     12.4 Reliance by Agents. Each of the Agents shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telecopy, telex, telegram or cable) believed by any of them to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by them. As to any matters not expressly provided for by this Agreement or any other Loan Document, each of the Agents shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Required Lenders, Required American Lenders, Required Canadian Lenders or all Lenders as is required in such circumstance, and such instructions of such appropriate Lenders and any action taken or failure to act pursuant thereto shall be binding on all Lenders.

     12.5 Events of Default.

          (a) None of the Agents shall be deemed to have knowledge or notice of the occurrence of an Incipient Default or an Event of Default or other failure of a condition


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precedent to the Loans or issuance of a Letter of Credit hereunder, unless and until such Agent has received written notice from Westcon or a Borrower specifying an Event of Default or any unfulfilled condition precedent, and stating that such notice is a "notice of an Event of Default or failure of a condition." The American Collateral Agent shall take such action with respect to any such Event of Default or failure of condition precedent as shall be directed by the Required American Lenders; provided, that, unless and until the American Collateral Agent shall have received such directions, American Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to or by reason of such Event of Default or failure of condition precedent, as it shall deem advisable, as applicable, in the best interest of the American Lenders. The Canadian Collateral Agent shall take such action with respect to any such Event of Default or failure of condition precedent as shall be directed by the Required Canadian Lenders; provided, that, unless and until the Canadian Collateral Agent shall have received such directions, Canadian Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to or by reason of such Event of Default or failure of condition precedent, as it shall deem advisable, as applicable, in the best interest of the Canadian Lenders. Without limiting the foregoing, and notwithstanding the existence or occurrence and continuance of an Event of Default or any other failure to satisfy any of the conditions precedent set forth in Articles III of this Agreement to the contrary, the applicable Collateral Agent may, but shall have no obligation to, continue to make Loans or cause to be issued Letters of Credit for the ratable account of the applicable Lenders from time to time until such time as the applicable Required Lenders direct the applicable Collateral Agent in writing to no longer do so.

          (b) Each Collateral Agent shall be entitled at its option, to refrain from such action or taking such action with respect to any Event of Default or failure of a condition unless and until such Collateral Agent shall have received instructions from all of the Lenders or the Required Lenders, as the case may be; and Collateral Agent shall not incur liability to any Person by reason of so refraining. Each Collateral Agent shall be fully justified in failing or refusing to take any action hereunder or under this Agreement, the other Loan Documents, or any document related thereto (i) if such action would, in the opinion of such Collateral Agent, be contrary to law or the terms of this Agreement, the Loan Documents, or any document related thereto, (ii) if it shall not receive such advice or concurrence, if any, of all of the Lenders or the Required Lenders or the Required American Lenders or the Required Canadian Lenders, as the case may be, as it deems appropriate, or (iii) if it shall not first be indemnified to its satisfaction against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Without limiting the foregoing, no Lender shall have any right of action whatsoever against either Collateral Agent as a result of either Collateral Agent acting or refraining from acting hereunder, under the Loan Documents, or under any document related thereto.

          (c) Each Collateral Agent and L/C Issuer may without liability to Westcon or either Borrower or any other Obligor, or any Lender, (i) rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telephone notice, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the Person or Persons by whom it purports to have been communicated or signed and (ii) employ in such Collateral Agent's or L/C Issuer's sole discretion and rely on the advice and


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opinions received by it from any professional adviser, including, without limitation, legal counsel, independent accountants, appraisers or other experts, whether or not such professional adviser was selected by a Collateral Agent or L/C Issuer, and Westcon, the Borrowers, the other Obligors and each Lender hereby waives any claim or action it may have against any Collateral Agent or L/C Issuer arising out of or resulting from such employment or reliance.

          (d) (i) U.S. Except as provided in Article VII of this Agreement, all moneys realized by the American Collateral Agent from any payment or other recovery from Westcon, Westcon America or any Subsidiary from any Collateral or under any of the Loan Documents or otherwise shall be distributed and applied by the American Collateral Agent to the American Lenders against the following in the following priority: first, to costs and expenses of the American Collateral Agent, the American L/C Issuer or any American Lender which are reimbursable by Westcon or Westcon America or any Subsidiary pursuant to this Agreement, the Notes and any other Loan Document; second, to interest on the American Notes and fees payable to the American Lenders and the American Collateral Agent and the L/C Issuer pursuant to this Agreement; third, to the unpaid principal balances of the American Notes; and fourth, to cash collateralize 110% of the aggregate then outstanding American Letters of Credit. After all Indebtedness and other amounts owing to American Lenders, American Collateral Agent and American L/C Issuer have been so indefeasibly repaid in full or cash collateralized as provided above, all remaining moneys shall be applied by the American Collateral to repay the Canadian Indebtedness based on the same order of application of priority. Thereafter, remaining moneys, if any, shall be paid to such other Person as is entitled thereto. If any payments and/or recoveries applied from time to time are not sufficient to pay in full all items described in one of the above levels of priority, such payments and/or recoveries will be distributed and shared ratably by the American Lenders and the American Collateral Agent, and the American L/C Issuer based on the aggregate of such items in such level of priority owed to American Lenders and the American Collateral Agent and the American L/C Issuer. The American Collateral Agent and the American L/C Issuer are authorized to deduct from the portion of any such payments or recoveries to be distributed to an American Lender the amount of any payment due from such Lender to the American Collateral Agent or the American L/C Issuer as Letter of Credit issuer and to retain for itself, as appropriate, the amount so deducted.

               (ii) Canada. Except as provided in Article VII of this Agreement, all moneys realized by the Canadian Collateral Agent from any payment or other recovery from Westcon Canada or any Canadian Subsidiary from any Collateral or under any of the Loan Documents or otherwise shall be distributed and applied by the Canadian Collateral Agent to the Canadian Lenders against the following in the following priority: first, to costs and expenses of the Canadian Collateral Agent, the Canadian L/C Issuer or any Canadian Lender which are reimbursable by Westcon Canada or any Canadian Subsidiary pursuant to this Agreement, the Notes and any other Loan Document; second, to interest on the Canadian Notes and fees payable to the Canadian Lenders and the Canadian Collateral Agent and the Canadian L/C Issuer pursuant to this Agreement; third, to the unpaid principal balances of the Canadian Notes; and fourth, to cash collateralize 110% of the aggregate then outstanding Canadian Letters of Credit. Thereafter, remaining moneys, if any, shall be paid over to such other Person as is entitled thereto. If any payments and/or recoveries applied from time to time are not sufficient to pay in full all items described in one of the above levels of priority, such payments and/or recoveries will be distributed and shared ratably by the Canadian Lenders and the Canadian Collateral


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Agent and the Canadian L/C Issuer based on the aggregate of such items in such level of priority owed to the Lenders and the Canadian Collateral Agent and the Canadian L/C Issuer. The Canadian Collateral Agent and the Canadian L/C Issuer are authorized to deduct from the portion of any such payments or recoveries to be distributed to a Canadian Lender the amount of any payment due from such Canadian Lender to the Canadian Collateral Agent or the Canadian L/C Issuer as Letter of Credit issuer and to retain for itself, as appropriate, the amount so deducted.

          (e) Except with the prior written consent of the Collateral Agents, no Lender may assert or exercise any enforcement right or remedy or right of set off in respect of the Loans, Letters of Credit or other Indebtedness, as against Westcon, any Borrower or any other Obligor or any of the Collateral or other property of Westcon, any Borrower or any other Obligor.

     12.6 Agents in their Individual Capacity.

          (a) With respect to its Commitment and the Loans made and, in the case of the L/C Issuers, Letters of Credit issued or caused to be issued by it (and any successor acting as an Agent), so long as any Agent shall be a Lender hereunder, they shall have the same rights and powers hereunder as any other Lender and may exercise the same as though they were not acting as Agents, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include HSBC, HSBC Canada, GE Capital, GE Capital Canada, LaSalle Business Credit, LLC and ABN AMRO Bank, N.V. in their individual capacity as Lenders hereunder. HSBC, GE Capital and LaSalle Business Credit LLC (and any successor acting as Agents) and their respective Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, make investments in and generally engage in any kind of business with Westcon America, including, without limitation, entering into any Swap Agreement as if they were not acting as Agents, and HSBC, GE Capital and LaSalle Business Credit, LLC and their Affiliates may accept fees and other consideration from Westcon America for services in connection with this Agreement or otherwise without having to account for the same to Lenders. HSBC Canada, GE Capital Canada and ABN AMRO Bank, N.V. (and any successor acting as Agents) and their respective Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, make investments in and generally engage in any kind of business with Westcon Canada, including, without limitation, entering into any Swap Agreement as if they were not acting as Agents, and HSBC Canada, GE Capital Canada and ABN AMRO Bank N.V. and their Affiliates may accept fees and other consideration from Westcon Canada, for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

     12.7 Indemnification.

          (a) The American Lenders agree to indemnify each American Collateral Agent and HSBC in its capacity as American L/C Issuer (to the extent not reimbursed by Westcon America hereunder and without limiting any obligations of Westcon America hereunder) as well as their respective affiliates, subsidiaries or respective directors, officers, employees, counsel, representatives or agents ratably, in accordance with such Lender's respective American Percentage, and the Canadian Lenders agree to indemnify each of Canadian Collateral Agent and HSBC Canada in its capacity as Canadian L/C Issuer (to the extent not reimbursed by Westcon Canada hereunder and without limiting any obligations of Westcon


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Canada hereunder) as well as their respective affiliates, subsidiaries or respective directors, officers, employees, counsel or agents ratably, in accordance with such Lender's respective Canadian Percentage, for any and all claims of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the applicable Collateral Agent (including by any Lender) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other Loan Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including the costs and expenses (including, without limitation, attorneys fees and expenses) that any of the applicable Collateral Agent or the applicable L/C Issuer are obligated to pay hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, provided, that, no Lender shall be liable for any of the foregoing to the extent it arises from the gross negligence or willful misconduct of the party to be indemnified as determined by a final non-appealable judgment of a court of competent jurisdiction. The foregoing indemnity shall survive the payment of the Indebtedness and the termination or non-renewal of this Agreement.

     12.8 Non-Reliance on Agents and Other Lenders. Each Lender agrees that it has, independently and without reliance on any of the Agents, any of the L/C Issuers or any other Lenders, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrowers, Westcon and any other Obligors and has made its own decision to enter into this Agreement and that it will, independently and without reliance upon any of the Agents, any of the L/C Issuers or any other Lenders, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Loan Documents. Neither any Agent nor any L/C Issuer shall be required to keep itself informed as to the performance or observance by any Borrower, Westcon, or any other Obligor of any term or provision of this Agreement or any of the other Loan Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of any Borrower, Westcon or any other Obligor.

     12.9 Failure to Act. Each Agent shall in all cases be fully justified in failing or refusing to act hereunder and under the other Loan Documents unless it shall receive further assurances to its satisfaction from Lenders of their indemnification obligations under Section 12.7 hereof against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

     12.10 Concerning the Collateral and the Related Financing Agreements.

          (a) Each American Lender authorizes and directs the American Collateral Agent and the American L/C Issuer to enter into this Agreement and the other Loan Documents. Each American Lender agrees that any action taken by the American Collateral Agent and the American L/C Issuer or Required American Lenders or Required Lenders, as may be provided in this Agreement, in accordance with the terms of this Agreement or the other Loan Documents and the exercise by the American Collateral Agent and the American L/C Issuer or Required American Lenders or Required Lenders of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the American Lenders.


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          (b) Each Canadian Lender authorizes and directs the Canadian
Collateral Agent and the Canadian L/C Issuer to enter into this Agreement and the other Loan Documents. Each Canadian Lender agrees that any action taken by the Canadian Collateral Agent and the Canadian L/C Issuer or Required Canadian Lenders or Required Lenders, as may be provided in this Agreement, in accordance with the terms of this Agreement or the other Loan Documents and the exercise by the Canadian Collateral Agent and the Canadian L/C Issuer or Required Canadian Lenders or Required Lenders of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Canadian Lenders.

     12.11 Field Audit, Examination Reports and other Information; Disclaimer by Lenders.

          (a) By signing this Agreement, each American Lender:

               (i) is deemed to have requested that American Collateral Agent furnish to such American Lender, promptly after it becomes available, a copy of each field audit or examination report and a monthly report with respect to the Borrowing Capacity (Westcon America), including, without limitation, a copy of the applicable Borrowing Capacity Certificate prepared by American Collateral Agent and/or Westcon America (each field audit or examination report and monthly report with respect to the Borrowing Capacity (Westcon America) being referred to herein as an "American Report" and collectively, "American Reports");

               (ii) expressly agrees and acknowledges that American Collateral Agent (i) does not make any representation or warranty as to the accuracy of any American Report, or (ii) shall not be liable for any information contained in any American Report; and

               (iii) expressly agrees and acknowledges that the American Reports are not comprehensive audits or examinations, that American Collateral Agent or any other party performing any audit or examination will inspect only specific information regarding Westcon America and will rely significantly upon Westcon America's books and records, as well as on representations of Westcon America's personnel.

          (b) By signing this Agreement, each Canadian Lender:

               (i) is deemed to have requested that Canadian Collateral Agent furnish to such Canadian Lender, promptly after it becomes available, a copy of each field audit or examination report and a monthly report with respect to the Borrowing Capacity (Westcon Canada), including, without limitation, a copy of the applicable Borrowing Capacity Certificate prepared by Canadian Collateral Agent and/or Westcon Canada (each field audit or examination report and monthly report with respect to the Borrowing Capacity (Westcon Canada) being referred to herein as a "Canadian Report" and collectively, "Canadian Reports");

               (ii) expressly agrees and acknowledges that Canadian Collateral Agent (i) does not make any representation or warranty as to the accuracy of any Canadian Report, or (ii) shall not be liable for any information contained in any Canadian Report; and


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               (iii) expressly agrees and acknowledges that the Canadian Reports are not comprehensive audits or examinations, that Canadian Collateral Agent or any other party performing any audit or examination will inspect only specific information regarding Westcon Canada and will rely significantly upon Westcon Canada's books and records, as well as on representations of Westcon Canada's personnel.

     12.12 American Collateral Agent's Rights in Collateral.

          (a) American Lenders hereby irrevocably authorize American Collateral Agent, at its option and in its discretion to release any security interest in, mortgage or lien upon, any of the Collateral owned by Westcon America (i) upon termination of the American Commitments and payment and satisfaction of all of the Indebtedness, or (ii) constituting property being sold or disposed of if Westcon America certifies to American Collateral Agent that the sale or disposition is made as contemplated in Section 7.3 hereof (and American Collateral Agent may rely conclusively on any such certificate, without further inquiry), or (iii) constituting property in which Westcon America did not own an interest at the time the security interest, mortgage or lien was granted or at any time thereafter, or (iv) if required or permitted under the terms hereof or under the terms of any of the other Loan Documents, including any intercreditor agreement, or (v) subject to the provisions set forth in Section 13.1 hereof, approved, authorized or ratified in writing by the Required American Lenders. Except as provided above, American Collateral Agent will not release any security interest in, mortgage or lien upon, any of the Collateral owned by Westcon America without the prior written authorization of the Required American Lenders. Upon request by American Collateral Agent at any time, American Lenders will promptly confirm in writing American Collateral Agent's authority to release particular types or items of Collateral owned by Westcon America pursuant to this Section.

          (b) American Collateral Agent shall (and is hereby irrevocably authorized by American Lenders to) execute such documents as may be necessary to evidence the release of the security interest, mortgage or liens granted to American Collateral Agent upon any American Collateral to the extent set forth above; provided, that, (i) American Collateral Agent shall not be required to execute any such document on terms which, in American Collateral Agent's opinion, would expose American Collateral Agent to liability or create any obligations or entail any consequence other than the release of such security interest, mortgage or liens without recourse or warranty and (ii) such release shall not in any manner discharge, affect or impair the Indebtedness or any security interest, mortgage or lien upon (or obligations of Westcon America or any other Obligor in respect of) the Collateral owned by Westcon America retained by Westcon America or any other Obligor.

          (c) American Collateral Agent shall have no obligation whatsoever to any American Lender or any other Person to investigate, confirm or assure that the Collateral owned by Westcon America exists or is owned by Westcon America or any other Obligor or is cared for, protected or insured or has been encumbered, or that any particular items of such Collateral meet the eligibility criteria applicable in respect of the American Advances or American Letters of Credit issued hereunder, or whether any particular reserves are appropriate. American Collateral Agent shall have no obligation to exercise at all or in any particular manner or be under any duty of care, disclosure or fidelity, to continue exercising, any of the rights, authorities


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and powers granted or available to American Collateral Agent in this Agreement or in any of the other Loan Documents, it being understood and agreed that in respect of the American Collateral, or any act, omission or event related thereto, American Collateral Agent may act in any manner it may deem appropriate, in its discretion, given American Collateral Agent's own interest in such Collateral as an American Lender and American Collateral Agent shall have no duty or liability whatsoever to any other Lender, except as otherwise provided herein.

     12.13 Canadian Collateral Agent's Rights in Collateral.

          (a) Canadian Lenders hereby irrevocably authorize Canadian Collateral Agent, at its option and in its discretion to release any security interest in, mortgage or lien upon, any of the Collateral owned by Westcon Canada or any Canadian Subsidiary (i) upon termination of the Canadian Commitments and payment and satisfaction of all of the Indebtedness, or (ii) constituting property being sold or disposed of if Westcon Canada certifies to Canadian Collateral Agent that the sale or disposition is made as contemplated in Section 7.3 hereof (and Canadian Collateral Agent may rely conclusively on any such certificate, without further inquiry), or (iii) constituting property in which Westcon Canada did not own an interest at the time the security interest, mortgage or lien was granted or at any time thereafter, or (iv) if required or permitted under the terms hereof or under the terms of any of the other Loan Documents, including any intercreditor agreement, or (v) subject to the provisions set forth in Section
13.1 hereof, approved, authorized or ratified in writing by the Required Canadian Lenders. Except as provided above, Canadian Collateral Agent will not release any security interest in, mortgage or lien upon, any of the Collateral owned by Westcon Canada or any Canadian Subsidiary without the prior written authorization of the Required Canadian Lenders. Upon request by Canadian Collateral Agent at any time, Canadian Lenders will promptly confirm in writing Canadian Collateral Agent's authority to release particular types or items of Collateral owned by Westcon Canada or any Canadian Subsidiary pursuant to this Section.

          (b) Canadian Collateral Agent shall (and is hereby irrevocably authorized by Canadian Lenders to) execute such documents as may be necessary to evidence the release of the security interest, mortgage or liens granted to Canadian Collateral Agent upon any Canadian Collateral to the extent set forth above; provided, that, (i) Canadian Collateral Agent shall not be required to execute any such document on terms which, in Canadian Collateral Agent's opinion, would expose Canadian Collateral Agent to liability or create any obligations or entail any consequence other than the release of such security interest, mortgage or liens without recourse or warranty and (ii) such release shall not in any manner discharge, affect or impair the Indebtedness or any security interest, mortgage or lien upon (or obligations of Westcon Canada or any other Obligor in respect of) the Collateral owned by Westcon Canada retained by Westcon Canada or any other Obligor.

          (c) Canadian Collateral Agent shall have no obligation whatsoever to any Canadian Lender or any other Person to investigate, confirm or assure that the Collateral owned by Westcon Canada or any Canadian Subsidiary exists or is owned by Westcon Canada or any other Obligor or is cared for, protected or insured or has been encumbered, or that any particular items of such Collateral meet the eligibility criteria applicable in respect of the Canadian Advances or Canadian Letters of Credit issued hereunder, or whether any particular reserves are appropriate. Canadian Collateral Agent shall have no obligation to exercise at all or in any


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particular manner or be under any duty of care, disclosure or fidelity, to continue exercising, any of the rights, authorities and powers granted or available to Canadian Collateral Agent in this Agreement or in any of the other Loan Documents, it being understood and agreed that in respect of the Canadian Collateral, or any act, omission or event related thereto, Canadian Collateral Agent may act in any manner it may deem appropriate, in its discretion, given Canadian Collateral Agent's own interest in such Collateral as an Canadian Lender and Canadian Collateral Agent shall have no duty or liability whatsoever to any other Lender, except as otherwise provided herein.

     12.14 Agency for Perfection.

          (a) Each American Lender hereby appoints American Collateral Agent and each other American Lender as agent and bailee for the purpose of perfecting the security interests in and liens upon the Collateral owned by Westcon America of American Collateral Agent in assets which, in accordance with Article 9 of the UCC or otherwise, can be perfected only by possession (or where the security interest of a secured party with possession has priority over the security interest of another secured party) and American Collateral Agent and each American Lender hereby acknowledges that it holds possession of any such Collateral for the benefit of the American Collateral Agent as secured party, on behalf of the Lenders and Collateral Agents. Should any such Lender obtain possession of any such Collateral, such Lender shall notify such Collateral Agent thereof, and, promptly upon such Collateral Agent's request therefor shall deliver such Collateral to such Collateral Agent or in accordance with such Collateral Agent's instructions.

          (b) Each Canadian Lender hereby appoints Canadian Collateral Agent and each other Canadian Lender as agent and bailee for the purpose of perfecting the security interests in and liens upon the Collateral owned by Westcon Canada of Canadian Collateral Agent in assets which, in accordance with the PPSA or any other personal property security act or otherwise, can be perfected only by possession (or where the security interest of a secured party with possession has priority over the security interest of another secured party) and Canadian Collateral Agent and each Canadian Lender hereby acknowledges that it holds possession of any such Collateral for the benefit of the Canadian Collateral Agent as secured party, on behalf of the Canadian Lenders and Canadian Collateral Agent. Should any such Lender obtain possession of any such Collateral, such Lender shall notify such Collateral Agent thereof, and, promptly upon such Collateral Agent's request therefor shall deliver such Collateral to such Collateral Agent or in accordance with such Collateral Agent's instructions.

          (c) Without limiting any of the foregoing provisions in favor of Collateral Agents, for the purposes of holding any security granted by any Obligor pursuant to the laws of the Province of Quebec, including any deed of hypothec, debenture, bond or other title of indebtedness and debenture or bond pledge agreements, Canadian Collateral Agent is hereby appointed to act as the Person holding an irrevocable power of attorney (fonde de pouvoir) pursuant to article 2692 of the Civil Code of Quebec to act on behalf of each present and future Canadian Lender. By executing a Lender Agreement, each future Canadian Lender shall be deemed to ratify the power of attorney (fonde de pouvoir) granted herein. Canadian Collateral Agent agrees to act in such capacity. Each party hereto agrees that, notwithstanding Section 32 of an Act respecting the Special Powers of Legal Persons (Quebec), Canadian Collateral Agent


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may, as the Person holding the power of attorney of the Canadian Lenders, acquire and or be the pledgee of any debentures, bonds or other titles of indebtedness secured by any hypothec granted by any Obligor to the Canadian Collateral Agent pursuant to the laws of the Province of Quebec.

     12.15 Collection; Payments by Collateral Agent. With respect to the American Advances, American Collateral Agent and with respect to the Canadian Advances, Canadian Collateral Agent shall have the sole right to receive payment of, to collect, and to otherwise realize all payments of principal, interest and fees with respect to such respective Loans.

          (a) American Collateral Agent shall promptly remit to each American Lender its American Percentage of all payments of all fees received from Westcon America (other than fees solely for the account of the Arranger, American Collateral Agent or applicable L/C Issuer as provided herein) and all payments of principal of and interest on the American Loans or payments on unreimbursed American Letter of Credit draws, which in each case are actually paid, collected or otherwise realized, but American Collateral Agent may offset from any such payments due a Defaulting Lender any amount owed to the Arranger, American Collateral Agent, American L/C Issuer or the American Lenders under this Agreement by such Defaulting Lender; provided, however, that funds received from Westcon America to reimburse the American L/C Issuer for draws on Letters of Credit (other than a Lender's American Percentage of such reimbursement to the extent such Lender has complied fully with any funding obligations in Article II hereof) or to fund any risk participant in the American Letters of Credit or to pay any Letter of Credit fees payable solely for the account of American L/C Issuer shall be paid to American L/C Issuer for its own account. Notwithstanding the foregoing, at the election of the American Collateral Agent, in its sole discretion, the American Collateral Agent may determine to settle weekly, rather than more frequently, with the American Lenders and American L/C Issuer.

          (b) Canadian Collateral Agent shall promptly remit to each Canadian Lender its Canadian Percentage of all payment(s) of all fees received from Westcon Canada (other than fees solely for the account of the Canadian Collateral Agent or Canadian L/C Issuer as provided herein) and all payments of principal of and interest on the Canadian Loans or payments on unreimbursed Canadian Letter of Credit draws, which in each case are actually paid, collected or otherwise realized, but Canadian Collateral Agent may offset from any such payments due a Defaulting Lender any amount owed to the Canadian Collateral Agent, the Canadian L/C Issuer or the Canadian Lenders under this Agreement by such Defaulting Lender; provided, however, that funds received from Westcon Canada to reimburse the Canadian L/C Issuer for draws on Canadian Letters of Credit (other than a Lender's Canadian Percentage of such reimbursement to the extent such Lender has complied fully with any funding obligations in Article II hereof) or to fund any risk participant in the Canadian Letters of Credit or to pay any Letter of Credit fees payable solely for the account of Canadian L/C Issuer shall be paid to Canadian L/C Issuer for its own account. Notwithstanding the foregoing, at the election of the Canadian Collateral Agent, in its sole discretion, the Canadian Collateral Agent may determine to settle weekly, rather than more frequently, with the Canadian Lenders and Canadian L/C Issuer.

     12.16 Successor Agent. Any Agent may resign as an Agent upon ninety (90) days' notice to Lenders. Such a resignation shall be effective upon appointment of a successor agent and the acceptance of such appointment by such successor. If the American Collateral Agent


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resigns under this Agreement, Required American Lenders shall appoint from the
American Lenders, a successor American Collateral Agent for such Lenders, and if Canadian Collateral Agent resigns under this Agreement, Required Canadian Lenders shall appoint from Canadian Lenders, a successor Canadian Collateral Agent for such Lenders. In either case, if no successor agent is appointed prior to the effective date of the resignation of such Agent, such Agent may appoint, after consulting with the applicable Lenders, a successor agent from among the applicable Lenders or a commercial banking institution, in the case of Westcon America, organized under the laws of the United States (or any State thereof) or a United States branch or agency of a commercial banking institution, and in the case of Westcon Canada, organized under the laws of Canada (or any Province thereof) or a Canadian branch or agency of a commercial banking institution, and in each instance having a combined capital and surplus of at least $500,000,000.00. Upon the acceptance by the new American Collateral Agent or Canadian Collateral Agent, as applicable, so selected of its appointment as successor agent hereunder, such successor agent shall succeed to all of the rights, powers and duties of the retiring agent and the term American Collateral Agent or Canadian Collateral Agent, as the case may be, as used herein and in the other Loan Documents shall mean such successor agent and the retiring applicable Collateral Agent's appointment, powers and duties as such Collateral Agent shall be terminated. After any retiring Agent's resignation hereunder as an Agent, the provisions of this Article XII shall inure to its benefit as to any actions taken or omitted by it while it was such an Agent under this Agreement.

     12.17 Loan Syndication. Except for each Lender's right to assign its Loans or sell participations therein, the Arranger shall have the sole right to syndicate the Loans and the Commitments, subject to the provisions of this
Article XII. Upon the execution and delivery by a Lender to the Arranger and applicable Collateral Agent of an Assignment and Assumption Agreement ("Lender Agreement"), in the form of Exhibit F attached hereto, such Lender shall be deemed to be a party hereto and shall have the rights and obligations of an American Lender or a Canadian Lender, as the case may be, hereunder and under each of the other Loan Documents to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned to such Lender and assumed by such Lender under the Lender Agreement. Such Lender to which an assignment is made hereunder shall be (i) any subsidiary or affiliate of any Lender; or (ii) (x) in the case of an American Lender, a commercial bank or finance company or other financial institution organized or licensed under the laws of the United States of America or any state thereof having a combined capital and surplus of at least $500,000,000.00, and (y) in the case of a Canadian Lender, a commercial bank or finance company or other financial institution organized or licensed under the laws of Canada or any province thereof having a combined capital and surplus of at least $500,000,000.00, or
(iii) (x) in the case of an American Lender, a savings and loan association or savings bank organized under the laws of the United States or any state thereof having a combined capital and surplus of at least $500,000,000, and (y) in the case of a Canadian Lender a savings and loan association or savings bank, organized under the laws of Canada or any province thereof having a combined capital and surplus of at least $500,000,000.00, or (iv) such other bank, insurance company, finance company or other financial institution approved by the Arranger, such approval not to be unreasonably withheld or delayed. In addition, to the extent said rights and obligations have been assigned by a Lender or Lenders to a new Lender or Lenders, the Existing Lenders shall relinquish said rights and be released from said obligations hereunder and under the other Loan Documents (the "Assigned Interest"); provided, however: (a) that the Existing Lenders shall be relieved of the Assigned


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Interest if, and only if, the new Lender or Lenders shall be a Lender which shall have been approved by the Arranger in writing prior to the execution of the applicable Lender Agreement, and (b) any sale or assignment of a Lender's interest hereunder shall be in minimum amounts of $5,000,000.00 or the entire remaining balance of the Loans held by such Lender. The Arranger's consent to any assignment hereunder shall not be unreasonably withheld or delayed.

        The rights and benefits of a Lender hereunder shall inure to any Lender acquiring any interest in the Indebtedness or any part thereof owing to it.

        Borrowers acknowledge the foregoing and agree that upon the delivery by a new American Lender or Canadian Lender of a Lender Agreement hereunder, as contemplated hereby, Westcon America or Westcon Canada, as the case may be, shall promptly execute new American Notes or Canadian Notes, as applicable: (a) reflecting the Assigned Interest and evidencing such Borrower's Indebtedness with respect to such new Lender's applicable Percentage of the applicable Loans and applicable Commitments; and (b) evidencing such Borrower's Indebtedness with respect to the applicable Percentage of the applicable Loans and applicable Commitments being retained by the Existing Lender, if any. In each case, such new Notes shall be payable to the Lenders in accordance with each such Lender's applicable Percentage as in effect after the consummation of the assignment contemplated hereby. Additionally, Borrowers agree to cooperate and assist the Arranger in connection with any assignment or syndication efforts hereunder.

        Upon the delivery of the Lender Agreement and issuance of the new Notes, Exhibit A-1 and/or A-2, as applicable, to this Agreement shall be deemed amended to reflect the applicable Percentage(s) of each American Lender's share of the American Advances and American Commitments and each Canadian Lender's share of the Canadian Advances and the Canadian Commitments. The American Collateral Agent and the Canadian Collateral Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof, unless and until the assignment thereof pursuant to an agreement (if and to the extent permitted herein) in form and substance satisfactory to such Collateral Agent shall have been delivered to and acknowledged by such Collateral Agent.

        Each Lender may sell participations to one or more banks, finance companies, other financial institutions or other entities, in the case of American Lenders, provided such entities are formed under the laws of the United States and in the case of Canadian Lenders, provided such entities are formed under the laws of Canada in or to all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of its Commitments and the Loans owing to it and its participation in the Letters of Credit); provided that, (i) such Lender's obligations under this Agreement (including, without limitation, its Commitments hereunder) and the other Loan Documents shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and Westcon, Borrowers, the other Obligors, the other Lenders, the Agents, and the L/C Issuers shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents, and (iii) the participant shall not have any rights under this Agreement or any of the other Loan Documents (the participant's rights against such Lender in favor of the


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participant relating thereto) and all amounts payable by any Borrower or Obligor hereunder shall be determined as if such Lender had not sold such participation.

        Nothing in this Agreement shall prevent any Lender from pledging its Loans hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank.

        Westcon and the applicable Borrower shall assist Agents or any Lender permitted to sell assignments or participations under this Section 12.17 in whatever manner reasonably necessary in order to enable or effect any such assignment or participation, including (but not limited to) the execution and delivery of any and all agreements, notes and other documents and instruments as shall be requested and the delivery of informational materials, appraisals or other documents in connection therewith for, and the participation of relevant management in meetings and conference calls. Westcon and Borrowers shall certify the correctness, completeness and accuracy, in all material respects, of all descriptions of Westcon and Borrowers and their affairs provided, prepared or reviewed by any of Westcon and Borrowers that are contained in any selling materials and all other information provided by it and included in such materials.

        In connection with any sale, assignment or participation sold hereunder, in the case of any American Lender, if such Lender is not a bank, finance company or other financial institution organized under the United States or any state thereof such Lender will provide to Westcon America, the American Collateral Agent and the Arranger on or before the date of this Agreement, and thereafter on or before each date that such form is no longer effective, U.S. Internal Revenue Service Forms 1001, Form 4224 or W8-ECI or W8-BEN, or any subsequent version thereof, properly completed and duly executed.

     12.18 Benefit Of Article XII. The provisions of this Article XII are intended solely for the benefit of the Agents, L/C Issuers and Lenders and may be modified by mutual agreement of the Agents, L/C Issuers and the Lenders. Westcon, the Borrowers, the other Obligors and any Subsidiaries shall not be entitled to rely on any such provisions or assert any such provisions in a claim, or as a defense, against any of the Agents, L/C Issuers or Lenders.

                           ARTICLE 13. MISCELLANEOUS

     13.1 Amendments and Waivers. All requests for any amendment or waiver of any provision of this Agreement, the Notes or the other Loan Documents or any consent to any departure by Westcon, Borrowers or any other Obligor therefrom, shall be in writing delivered to the Arranger and the applicable Collateral Agent and no such amendment or waiver of any provision of this Agreement, the Notes or the other Loan Documents, nor consent to any departure by Westcon, either Borrower or any other Obligor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Arranger, at the direction of the Required Lenders, or signed by the Required Lenders, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that no amendment, waiver or consent shall, unless in writing and signed by the Agents and L/C Issuers, in addition to the Required Lenders, affect the rights or duties of such Agent or L/C Issuer under this Agreement, any Notes, or any of the other Loan Documents; provided, further, that, no amendment, waiver or consent shall unless in writing and signed by


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the applicable Collateral Agent, in addition to any other approval required under this Section 13.1, affect the rights or duties of such Collateral Agent under this Agreement, any Notes or any of the other Loan Document; provided further, that, no amendments, waiver or consent with respect to this Section 13.1, the Maturity Date, the Maximum Limit, the amount of the Commitments, reductions in principal due, a reduction in the rate of interest or fees payable thereon, or extensions in the payments thereof, a reduction in the Borrowing Capacity Reserve, any increases in the percentage advance formulas set forth in the definitions of Inventory Borrowing Capacity and the Receivables Borrowing Capacity, an increase in the Inventory Sublimit or a release of the Guaranties or more than $10,000,000 of the Collateral, a reduction in the number of audits and appraisals of Inventory for which Borrowers are responsible to reimburse the Collateral Agents as set forth in Sections 8.3(h) and 8.4(h) hereof, or modification of the definition of Required Lenders will be effective unless approved in writing by all of the Lenders. No amendment, waiver or other modification of this Agreement or any other Loan Document that has the effect of treating the American Lenders differently from the Canadian Lenders or of directly and adversely affecting only the American Lenders shall be effective unless approved in writing by the Required American Lenders. No amendment, waiver or other modification of this Agreement or any other Loan Document that has the effect of treating the Canadian Lenders differently from the American Lenders or of directly and adversely affecting only the Canadian Lenders shall be effective unless approved in writing by the Required Canadian Lenders.

     13.2 Performance Of Borrowers' Duties. Upon a Borrower's failure to perform any of its duties under the Loan Documents, including, without limitation, the duty to obtain insurance as specified in Section 8.7, American Collateral Agent, in the case of and on behalf of Westcon America and Canadian Collateral Agent, in the case and on behalf of Westcon Canada may, but shall not be obligated to, perform any or all such duties.

     13.3 Termination. This Agreement is, and is intended to be, a continuing Agreement and shall remain in full force and effect until the Maturity Date. Either Collateral Agent, at the direction of the Required Lenders, may terminate this Agreement immediately and without notice upon the occurrence of an Event of Default. Notwithstanding the foregoing or anything in this Agreement or elsewhere to the contrary, the Security Interest, each of the Agents' and Lenders' rights and remedies under the Loan Documents and Westcon's, Borrowers' and the other Obligors' obligations and liabilities under the Loan Documents, shall survive any termination of this Agreement and shall remain in full force and effect until all of the Indebtedness outstanding, or contracted or committed for (whether or not outstanding), and any extensions or renewals thereof, together with interest accruing thereon, shall be finally and irrevocably paid in full in cash. No Collateral shall be released or financing statement terminated until such final and irrevocable payment in full in cash of the Indebtedness as described in the preceding sentence.

     13.4 Setoff. Without limiting any other right that any of the Agents or the Lenders may have at law or otherwise, whenever the American Collateral Agent has the right to declare any Indebtedness of Westcon America or Canadian Collateral Agent has the right to declare any Indebtedness of Westcon Canada to be immediately due and payable (whether or not it has so declared), such Collateral Agent may setoff against such Indebtedness any and all moneys then or thereafter owed to Borrowers by such Collateral Agent, the American L/C Issuer or Canadian


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L/C Issuer, as applicable, or any American Lender or Canadian Lender, as applicable, in any capacity, whether or not the Indebtedness or the obligation to pay such moneys owed to Westcon or Borrowers by such Collateral Agent, the American L/C Issuer or Canadian L/C Issuer, as applicable, or any American Lender or Canadian Lender, as applicable, is then due, and such Collateral Agent, shall be deemed to have exercised such right of setoff, in the case of American Collateral Agent with respect to Westcon America, and with respect to Canadian Collateral Agent, Westcon Canada, immediately at the time of such election even though any charge therefor is made or entered on the records of such Collateral Agent subsequent thereto. No Lender or L/C Issuer shall at any time exercise any right of setoff unless it shall first obtain the prior consent of the applicable Collateral Agent to its doing so.

     13.5 Delays and Omissions. No course of dealing and no delay or omission by any Agent in exercising any right or remedy hereunder or with respect to any Indebtedness of any of Westcon or the Borrowers or any other Obligors to Agents, L/C Issuers or the Lenders shall operate as a waiver thereof or of any other right or remedy, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right or remedy. Within the limits of the Borrowing Capacity (Westcon America), the American Collateral Agent may, and at the direction of the direction of the Required American Lenders, the American Collateral Agent shall, remedy any default by Westcon America and within the limits of the Borrowing Capacity (Westcon Canada), the Canadian Collateral Agent may, and at the direction of the Required Canadian Lenders, the Canadian Collateral Agent shall, remedy any default by Westcon Canada hereunder or in either case with respect to any other Person, firm or corporation in any reasonable manner without waiving the default remedied and without waiving any other prior or subsequent default by such Borrower and shall be reimbursed for any of their expenses in so remedying such default. All rights and remedies of the Agent and Lenders hereunder are cumulative.

          (a) Neither Westcon nor any Borrower nor any other Obligor shall assign or otherwise transfer any of their respective rights or obligations pursuant to this Agreement without the prior written consent of the Required Lenders, and any such assignment or other transfer without such prior written consent shall be void. No consent by the Required Lenders to any such assignment or other transfer shall release Westcon or any Borrower or any other Obligor from any Indebtedness, liability or obligation pursuant to this Agreement.

          (b) Subject to the provisions of Section 12.17, each Lender may sell, assign or participate all or a portion of its rights and obligations under this Agreement.

     13.6 Successors and Assigns. Westcon and Borrowers and the other Obligors, the L/C Issuers, Collateral Agents, Arranger and Lenders as used herein shall include the legal representatives, permitted successors and permitted assigns of those parties.

     13.7 Headings. Article and Section headings used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

     13.8 Further Assurances. From time to time, Westcon, Borrowers and the other Obligors shall take such action and execute and deliver to the Agents and L/C Issuers such


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additional documents, instruments, certificates, and agreements as any of the
Agents or L/C Issuers may request to effectuate the purposes of the Loan Documents.

     13.9 Confidentiality.

          (a) The Arranger, each of the Collateral Agents and each Lender agree to use commercially reasonable efforts (equivalent to the efforts the Arranger, Collateral Agents or such Lender applies to maintaining the confidentiality of its own confidential information) to maintain as confidential all confidential information provided to them by Westcon, either of the Borrowers or any other Obligor for a period of two (2) years following receipt thereof, except that the Arranger, either of the Collateral Agents and any Lender may disclose such information (a) to Persons employed or engaged by the Arranger, either of the Collateral Agents or such Lender; (b) to any bona fide assignee or participant or potential assignee or participant that has agreed to comply with the covenant contained in this Section 13.10 (and any such bona fide assignee or participant or potential assignee or participant may disclose such information to Persons employed or engaged by them as described in clause (a) above); (c) as required or requested by any Governmental Authority or reasonably believed by the Arranger, either of the Collateral Agents or such Lender to be compelled by any court decree, subpoena or legal or administrative order or process; (d) as, on the advice of Arranger's, either of the Collateral Agent's or such Lender's counsel, is required by law; (e) in connection with the exercise of any right or remedy under the Loan Documents or in connection with any Litigation to which Arranger, either of the Collateral Agents or such Lender is a party; or (f) that ceases to be confidential through no fault of Arranger, either of the Collateral Agents or any Lender.

          (b) The confidentiality obligations contained in Section 13.10(a) above, or in any other agreement among the parties hereto, as they relate to this Agreement and the transactions contemplated hereby ("Transaction"), shall not apply to the federal tax structure or federal tax treatment of the Transaction and each party hereto and their respective Affiliates may disclose to any and all Persons, without limitation of any kind, the federal tax structure and federal tax treatment of the Transaction; provided, that such disclosure may not be made until the earliest of (x) the date of the public announcement of discussions relating to the Transaction, (y) the date of the public announcement of the Transaction, or (z) the date of the execution of a definitive written agreement to enter into the Transaction. The preceding sentence is intended to cause the Transaction to be treated as not having been offered under conditions of confidentiality for purposes of Section 1.6011-4(b)(3) (or any successor provision) of the Treasury Regulations promulgated under Section 6011 of the Internal Revenue Code of 1986, as amended, and shall be construed in a manner consistent with such purpose. Subject to the proviso with respect to disclosure in the first sentence of this Section, each party hereto acknowledges that it has no proprietary or exclusive rights to the federal tax structure of the Transaction or any federal tax matter or federal tax idea related to the Transaction.

     13.10 Press Releases and Related Matters. Each of Westcon, either of the Borrowers or any other Obligor agrees that neither it nor its Affiliates will in the future issue any press releases or other public disclosure using the name of GE Capital or its affiliates or referring to this Agreement or the other Loan Documents without at least two (2) Business Days' prior notice to GE Capital and without the prior written consent of GE Capital unless (and only to the extent that) Westcon, either of the Borrowers or any other Obligor is required to do so under law and


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then, in any event, Westcon, either of the Borrowers or any other Obligor will consult with GE Capital before issuing such press release or other public disclosure. Each of Westcon, either of the Borrowers or any other Obligor consents to the publication by Arranger, either Collateral Agent or any Lender of advertising material relating to the financing transactions contemplated by this Agreement using Borrower's name, product photographs, logo or trademark. Each of the Arranger and each of the Collateral Agents reserve the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements.

     13.11 Severability. The provisions of this Agreement are independent of, and separable from, each other, and no such provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other such provision may be invalid or unenforceable in whole or in part. If any provision of this Agreement is prohibited or unenforceable in any jurisdiction, such provision shall be ineffective in such jurisdiction only to the extent of such prohibition or unenforceability, and such prohibition or unenforceability shall not invalidate the balance of such provision to the extent it is not prohibited or unenforceable nor render prohibited or unenforceable such provision in any other jurisdiction.

     13.12 Entire Agreement. This Agreement and the other Loan Documents constitute the entire agreement and understanding between the parties hereto with respect to the transactions contemplated hereby and supersede all prior negotiations, understandings, and agreements between such parties with respect to such transactions, including, without limitation, those expressed in any term sheet or commitment letter delivered by any of the Agents or any Lender to Westcon or any Borrower.

     13.13 Notices. Any notice or demand to be given hereunder shall be in writing, unless otherwise expressly provided herein and shall be deemed to have been given or made when delivered by hand or facsimile, and one (1) business day after being delivered to a courier for express delivery, to the address below, or three (3) business days after being deposited in an official depository maintained by the United States Post Office for the collection of mail, postage prepaid and addressed as follows (provided, however, that failure to deliver a copy of any notice to outside legal counsel of a recipient shall not make insufficient a delivery of notice to such recipient):


     To the Borrowers and      Westcon Group, Inc.
     Westcon                   520 White Plains Road, Suite 100
                               Tarrytown, New York  10591-5167
                               Attn: Chief Financial Officer and Chief Executive
                               Officer
                               Tel: (914) 829-7230
                               Fax: (914) 829-7155

     To Arranger or L/C        HSBC Bank USA
     Issuer and HSBC as a      17 South Broadway
     Lender                    Nyack, New York 10960
                               Attn: Patricia Tostanoski
                               Tel: (845) 353-7432


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


                               Fax: (845) 353-7425

     With a copy to (which     Phillips, Lytle, Hitchcock, Blaine & Huber LLP
     shall not constitute      437 Madison Avenue
     notice)                   New York, New York 10022
                               Attn: Christopher G. Dorman
                               Telephone: (212) 508-0427
                               Facsimile: (212) 308-9079

     To Collateral Agents      General Electric Capital Corporation
     and GE Capital as a       800 Connecticut Avenue
     Lender:                   Two North
                               Norwalk, Connecticut 06854
                               Attn:  Westcon Group Account Manager
                               Telephone: (203) 852-3600
                               Fax: (203) 852-3660

                               and

                               General Electric Capital Canada Inc.
                               11 King Street
                               Suite 1500
                               Toronto, Ontario  M54 4C7 Canada
                               Attn:  Westcon Group Account Manager
                               Telephone: (416) 202-6209
                               Fax: (416) 202-6226

                               and

                               General Electric Capital Corporation
                               201 High Ridge Road
                               Stamford, Connecticut 06927
                               Attn: General Counsel
                               Tel: (203) 316-7336
                               Fax: (203) 316-7889

     With copies to: (which    Winston & Strawn
     shall not constitute      200 Park Avenue
     notice)                   New York, New York 10166
                               Attn: William D. Brewer
                               Tel: (212) 294-6793
                               Fax: (212) 294-4700

                               and

                               Osler Hoskin & Harcourt LLP

                               1 First Canadian Place
                               Toronto, Ontario
                               Canada M5X 1B8
                               Attn:  Scott Horner
                               Telephone:  (416) 862-6596
                               Facsimile:  (416) 862-6666


      The addresses for notice hereunder to the American Lenders and the Canadian Lenders are set forth in Schedule 13.14 hereof.

     13.14 Governing Law. This Agreement, the transactions described herein and the obligations of Agents, Lenders, L/C Issuers, Westcon, the Borrowers and the other Obligors shall be construed under, and governed by, the internal laws of the State of New York without regard to principles of conflicts of laws.

     13.15 Counterparts. This Agreement may be executed in any number of counterparts and by Agents, Lenders, L/C Issuers, Westcon, the Borrowers and the other Obligors on separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same Agreement.

     13.16 Titles. Titles to the sections of this Agreement are solely for the convenience of the parties hereto, and are not an aid in the interpretation of this Agreement or any part thereof.

     13.17 Inconsistent Provisions. The terms of this Agreement and any related agreements, instruments or other documents shall be cumulative except to the extent that they are specifically inconsistent with each other, in which case the terms of this Agreement shall prevail.

     13.18 Negotiation. This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agents, Lenders, L/C Issuers, Westcon, Borrowers and the other Obligors, and are the products of all the parties hereto. Accordingly, this Agreement and the other Loan Documents shall not be construed against any of such parties merely because of such parties' involvement in their preparation.

     13.19 Course of Dealing. Without limitation of the foregoing, each of the Agents and L/C Issuers shall have the right, but not the obligation, at all times to enforce the provisions of this Agreement and all other documents executed in connection herewith in strict accordance with their terms, notwithstanding any course of dealing or performance by any of the Agents or L/C Issuers in refraining from so doing at any time and notwithstanding any custom in the banking trade. Any delay or failure by any of the Agents or L/C Issuers at any time or times in enforcing its rights under such provisions in strict accordance with their terms shall not be construed as having created a course of dealing or performance modifying or waiving the specific provisions of this Agreement.

     13.20 CONSENT TO JURISDICTION.


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


          (a) WESTCON AMERICA, EACH AMERICAN LENDER, AMERICAN COLLATERAL AGENT, HSBC AMERICA IN ITS CAPACITY AS AMERICAN L/C ISSUER AND ARRANGER AND DOCUMENTATION AGENT AGREE THAT ANY ACTION OR PROCEEDING TO ENFORCE OR ARISING OUT OF THIS AGREEMENT MAY BE COMMENCED IN THE SUPREME COURT OF NEW YORK IN NEW YORK COUNTY, OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK SITTING IN NEW YORK COUNTY, NEW YORK. WESTCON CANADA, EACH CANADIAN LENDER, CANADIAN COLLATERAL AGENT, HSBC CANADA IN ITS CAPACITY AS CANADIAN L/C ISSUER, ARRANGER AND DOCUMENTATION AGENT AGREE THAT ANY ACTION OR PROCEEDING TO ENFORCE OR ARISING OUT OF THIS AGREEMENT MAY BE COMMENCED IN THE COURTS LOCATED IN THE PROVINCE OF ONTARIO, CANADA. WESTCON AND EACH BORROWER WAIVES PERSONAL SERVICE OF PROCESS AND AGREES THAT A SUMMONS AND COMPLAINT COMMENCING AN ACTION OR PROCEEDING IN ANY SUCH COURT SHALL BE PROPERLY SERVED AND SHALL CONFER PERSONAL JURISDICTION IF SERVED BY REGISTERED OR CERTIFIED MAIL TO WESTCON, AT ITS ADDRESS SET FORTH AT THE BEGINNING OF THIS AGREEMENT, OR AS PROVIDED BY THE LAWS OF THE STATE OF NEW YORK OR THE UNITED STATES OR THE PROVENCE OF ONTARIO OR CANADA.

     13.21 JURY TRIAL WAIVER. WESTCON, EACH BORROWER, EACH LENDER, L/C
ISSUERS, AND THE AGENTS HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHT TO TRIAL BY JURY THEY MAY HAVE IN ANY ACTION OR PROCEEDING, IN LAW OR IN EQUITY, IN CONNECTION WITH THIS AGREEMENT OR ANY LOAN DOCUMENT OR THE TRANSACTIONS RELATED HERETO. WESTCON AND EACH BORROWER REPRESENTS AND WARRANTS THAT NEITHER ANY REPRESENTATIVE OF AGENTS NOR THE AGENTS HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT AGENTS WILL NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THIS JURY TRIAL WAIVER. WESTCON AND EACH BORROWER ACKNOWLEDGES THAT AGENTS, L/C ISSUERS AND THE LENDERS HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE PROVISIONS OF THIS SECTION.

     13.22 U.S. LITIGATION. WESTCON CANADA, EACH CANADIAN LENDER, CANADIAN COLLATERAL AGENT, HSBC CANADA IN ITS CAPACITY AS CANADIAN L/C ISSUER, ARRANGER AND DOCUMENTATION AGENT AGREE THAT ANY JUDGMENT OBTAINED AGAINST IT IN ANY ACTION OR PROCEEDING IN THE COURTS OF THE UNITED STATES OF AMERICA OR OF THE STATE OF NEW YORK SHALL BE FINAL AND BINDING AND NOT BE SUBJECT TO COLLATERAL ATTACK BY IT FOR ANY REASON WHATSOEVER. WESTCON CANADA AGREES THAT ANY SUCH JUDGMENT MAY BE SUED UPON AND ENFORCED IN ANY COURT OF COMPETENT JURISDICTION LOCATED IN THE PROVIDENCE OF ONTARIO OR QUEBEC, RESPECTIVELY, WITH FULL POWER OF EXECUTION AND LEVY, AND WAIVES ANY DEFENSE IT MAY HAVE TO THE ENFORCEMENT OF SUCH JUDGMENT.

     13.23 Judgment Currency

          (a) If, for the purpose of obtaining or enforcing judgment against Westcon, either Borrower or any other Obligor in any court in any jurisdiction, it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 13.24 referred to as the "Judgment Currency") an amount due under any Loan Document in any currency (the "Obligation Currency") other than the Judgment Currency, the conversion shall be made at the rate of exchange prevailing on the Business Day immediately preceding (i) the date of actual payment of the amount due, in the case of any proceeding in the courts of any jurisdiction that will give effect to such conversion being made on such date, or (ii) the date on which the judgment is given, in the case of any proceeding in the courts of any other jurisdiction (the applicable date as of which such conversion is made pursuant to this Section 13.24 being hereinafter in this Section 13.24 referred to as the "Judgment Conversion Date").

          (b) If, in the case of any proceeding in the court of any jurisdiction referred to in this Section 13.24, there is a change in the rate of exchange prevailing between the Judgment Conversion Date and the date of actual receipt for value of the amount due, the applicable Borrower or other Obligor shall pay such additional amount (if any, but in any event not a lesser amount) as may be necessary to ensure that the amount actually received in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of the Judgment Currency stipulated in the judgment or judicial order at the rate of exchange prevailing on the Judgment Conversion Date. Any amount due from a Borrower or other Obligor under this Section 13.24 shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of any of the Loan Documents.

          (c) The term "rate of exchange" in this Section 13.24 means the rate of exchange at which the applicable Collateral Agent would, on the relevant date at or about noon (New York time), be prepared to sell the Obligation Currency against the Judgment Currency.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized officers all as of the 12th day of June, 2003.


                                  WESTCON GROUP, INC.

                                  By: /s/ John P. O'Malley III
                                      -----------------------------------------
                                           Name: John P. O'Malley III
                                           Title: Vice President


                                  WESTCON GROUP NORTH AMERICA, INC.

                                  By: /s/ John P. O'Malley III
                                      -----------------------------------------
                                           Name: John P. O'Malley III
                                           Title: Vice President

                                  WESTCON CANADA SYSTEMS (WCSI) INC.

                                  By: /s/ Jeanne Reffiani
                                      -----------------------------------------
                                           Name: Jeanne Reffiani
                                           Title: Secretary


                                  EASTPRO SERVICES, INC., as an Obligor

                                  By: /s/ John P. O'Malley
                                      -----------------------------------------
                                           Name: John P. O'Malley III
                                           Title: Vice President

                                  HSBC BANK USA, as Arranger, as American L/C
                                  Issuer and as an American Lender

                                  By: /s/ Patricia Tostanoski
                                      -----------------------------------------
                                           Name: Patricia Tostanoski
                                           Title: V.P.

                                   GENERAL ELECTRIC CAPITAL
                                   CORPORATION, as American Collateral Agent and an American Lender

                                   By: /s/ Fridolf A. Hanson
                                      -----------------------------------------
                                           Name: Fridolf A. Hanson
                                           Title: ITS DULY AUTHORIZED SIGNATORY

                                   LASALLE BUSINESS CREDIT, LLC, as an
                                   American Lender

                                   By: /s/ Stephen A. Caffrey
                                      -----------------------------------------
                                           Name: Stephen A. Caffrey
                                           Title: Vice President

                                   GENERAL ELECTRIC CAPITAL CANADA
                                   INC., as Canadian Collateral Agent and a
                                   Canadian Lender

                                   By: /s/ Stephen B. Smith
                                      -----------------------------------------
                                           Name: Stephen B. Smith
                                           Title: Senior Vice President

                                   HSBC BANK USA (Toronto Branch), as Canadian
                                   L/C Issuer and a Canadian Lender

                                   By: /s/ Patricia Tostanoski
                                      -----------------------------------------
                                           Name: Patricia Tostanoski
                                           Title: Vice President

                                   THE CIT GROUP/BUSINESS CREDIT, INC., as
                                   an American Lender

                                   By: /s/ Eddy L. Milstein
                                      -----------------------------------------
                                           Name: Eddy L. Milstein
                                           Title: Vice President

                                   ABN AMRO BANK, N.V., Canada Branch

                                   By: /s/ Darcy Mock
                                      -----------------------------------------
                                           Name: Darcy Mock
                                           Title: V.P.


                                   By: /s/ Keith Hughes
                                      -----------------------------------------
                                           Name: Keith Hughes
                                           Title: Senior Vice President

                                   CITIZENS BUSINESS CREDIT COMPANY, a
                                   division of Citizens Leasing Corp. as an American Lender

                                   By: /s/ Vincent P. O'Leary
                                      -----------------------------------------
                                           Name: Vincent P. O'Leary
                                           Title: Senior Vice President

                                   SIEMENS FINANCIAL SERVICES, INC., as an
                                   American Lender

                                   By: /s/ Frank Amodio
                                      -----------------------------------------
                                           Name: Frank Amodio
                                           Title: Vice President - Credit

                                   CONGRESS FINANCIAL CORPORATION
                                   (CENTRAL), as an American Lender

                                   By: /s/ Steven Linderman
                                      -----------------------------------------
                                           Name: Steven Linderman
                                           Title: Senior Vice President

                                   CONGRESS FINANCIAL CORPORATION,
                                   (CANADA), as a Canadian Lender

                                   By: /s/ Steven Linderman
                                      -----------------------------------------
                                           Name: Steven Linderman
                                           Title: Senior Vice President

                                   SIEMENS FINANCIAL SERVICES, LIMITED, as
                                   a Canadian Lender

                                   By: /s/ W. T. Zadrozny
                                      -----------------------------------------
                                            Name: W. T. Zadrozny
                                            Title: Chairman & Chief Executive
                                                   Officer

                                   THE CIT GROUP/BUSINESS CREDIT, INC., as a
                                   Canadian Lender

                                   By: /s/ Janet Epp-Rosenthal
                                      -----------------------------------------
                                           Name: Janet Epp-Rosenthal
                                           Title: Authorized Signatory

                                   CITIZENS BUSINESS CREDIT COMPANY, a
                                   division of Citizens Leasing Corp. as a
                                   Canadian Lender

                                   By: /s/ Vincent P. O'Leary
                                      -----------------------------------------
                                           Name: Vincent P. O'Leary
                                           Title: Senior Vice President